UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

Waddell & Reed Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue, Overland Park, Kansas 66202

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (913) 236-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	WDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2020, Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), Macquarie Management Holdings, Inc., a Delaware corporation (“Parent”), Merry Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and (solely for limited purposes) Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the laws of the Commonwealth of Australia, entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of the Company by Parent.

The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. Concurrently with the execution of the Merger Agreement, Parent entered into a stock and asset purchase agreement (the “Wealth Management Purchase Agreement”) with LPL Holdings, Inc., a Massachusetts corporation (“LPL”), pursuant to which LPL has agreed, among other things, to acquire from Parent the Company’s wealth management business substantially concurrently with or immediately after the Effective Time, on the terms and subject to the conditions set forth in the Wealth Management Purchase Agreement (the purchase of the Company’s wealth management business and the transactions contemplated by the Wealth Management Purchase Agreement being the “Wealth Management Transactions”).

Pursuant to the Merger Agreement, each share of Class A Common Stock of the Company, par value $0.01 (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock directly owned and held by Parent or Merger Sub) will be converted into the right to receive $25.00 per share in cash, without interest (the “Merger Consideration”) and subject to any withholding of taxes required by applicable law in accordance with the Merger Agreement.

In connection with the Merger, each restricted stock unit (each, a “Company RSU”) that was granted under the Waddell & Reed Financial, Inc. Cash Settled RSU Plan, as amended and restated, effective February 19, 2020, or the Waddell & Reed Financial, Inc. Stock Incentive Plan, as amended and restated (the “Company Stock Incentive Plan”), whether vested or unvested, will terminate and be cancelled as of immediately prior to the Effective Time and be converted into the right to receive a cash payment equal to (i) (A) the Merger Consideration, multiplied by (B) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, plus (ii) the amount of any accrued but unpaid dividend equivalent rights under such Company RSU, net of any taxes withheld pursuant to the Merger Agreement.

In addition, immediately prior to the Effective Time, each share of Company Common Stock granted or issued under the Company Stock Incentive Plan that is subject to vesting or other forfeiture conditions or repurchase by the Company (“Company Restricted Stock”) will vest in full and any forfeiture restrictions applicable to such Company Restricted Stock will immediately lapse. By virtue of the Merger, and without any action on the part of the holder thereof, each share of Company Restricted Stock will be treated as a share of Company Common Stock for all purposes of the Merger Agreement, including the right to receive the Merger Consideration in accordance with the terms thereof, less applicable taxes required to be withheld with respect to such vesting.

The parties’ obligation to consummate the Merger is subject to the satisfaction or waiver of conditions set forth in the Merger Agreement, including: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Company Common Stock entitled to vote thereon; (ii) the expiration or earlier termination of the waiting periods applicable to the Merger and the Wealth Management Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of any law, injunction or governmental order prohibiting the Merger; (iv) the absence of any law, injunction or governmental order initiated by a governmental entity prohibiting the Wealth Management Transactions; (v) the expiration, termination or receipt of other regulatory waiting periods or consents, non-objections or approvals relating to the Merger or the Wealth Management Transactions; (vi) the accuracy of the parties’ representations and warranties contained in the Merger Agreement to the standards set forth in the Merger Agreement; (vii) the parties’ performance of their respective obligations under the Merger Agreement in all material respects on or prior to the closing of the transactions contemplated under the Merger Agreement; (viii) no material adverse effect with respect to the Company having occurred since the signing of the Merger Agreement; (ix) the receipt of consent of advisory clients and funds representing a Closing Revenue Run Rate (as defined in the Merger Agreement) of at least 65% of the Base Date Revenue Run Rate (as defined in the Merger Agreement), as specifically calculated in the Merger Agreement (the “Client Consent Percentage”); and (x) the Adjusted Assets Under Administration attributable to Clients of Company Advisors and Company Subsidiaries (each as defined in the Merger Agreement) as of five business days prior to the closing date of the Merger representing at least 40% of Base Date Assets Under Administration (as defined in the Merger Agreement), subject to certain qualifications and exceptions as set forth in the Merger Agreement (the “Company Advisor Percentage”).

The Company and Parent have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company’s business between the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement. The representations and warranties made by the Company and Parent are qualified by disclosures made in their respective disclosure schedules, and the representations and warranties made by the Company are further qualified by disclosures made in its filings with the U.S. Securities and Exchange Commission (“SEC”).

Subject to the terms and conditions of the Merger Agreement, each of the Company and Parent has also agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and assist the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate the Merger, the other transactions contemplated by the Merger Agreement and the Wealth Management Transactions.

The Merger Agreement also contains covenants by the Company not to participate in any discussions or negotiations with any person making any proposal for an alternative transaction, and requiring the board of directors of the Company (the “Company Board”) to recommend to its stockholders that they adopt the Merger Agreement, in each case subject to certain exceptions. The Company Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited superior proposal for an alternative transaction or following an intervening event.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a superior proposal, subject to specified limitations, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee equal to $47,000,000. Subject to certain limitations, either party may also terminate the Merger Agreement if the Merger is not consummated by December 2, 2021 (the “Outside Date”), which date may be extended by Parent or the Company for a period of up to three months in specified circumstances.

The Merger Agreement provides that if Parent or the Company terminate the Merger Agreement as a result of the Merger not being consummated on or prior to the Outside Date and all conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied, other than meeting the required threshold for the Client Consent Percentage and delivery of the Company officer’s certificate with respect thereto, and other than those conditions that by their nature are to be satisfied (and are able to be satisfied) on the closing of the Merger, Parent will be required to pay the Company a termination fee equal to $125,000,000, which fee is reduced to $94,000,000 if the aggregate Base Date Revenue Run Rate calculated as of the date immediately prior to the date of such termination and including only the Consenting Clients (as defined in the Merger Agreement), excluding the assets of certain institutional clients, is less than 65% of the aggregate Base Date Revenue Run Rate of all Clients, excluding the assets of certain institutional clients.

In addition, the Merger Agreement provides that if Parent or the Company terminate the Merger Agreement as a result of the Merger not being consummated on or prior to the Outside Date and all conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied, other than meeting the required threshold for the Company Advisor Percentage and delivery of the Company officer’s certificate with respect thereto, and other than those conditions that by their nature are to be satisfied (and are able to be satisfied) on the closing of the Merger, Parent will be required to pay the Company a termination fee equal to $125,000,000. Parent is also required to pay the Company a termination fee equal to $125,000,000 in the event Parent or the Company terminate the Merger Agreement as a result of governmental injunctions or restraints or the failure to obtain certain regulatory approvals, in each case relating to the Wealth Management Transactions.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 2, 2020, the Company Board approved a form of Change of Control Retention and Severance Agreement (the “Change of Control Agreement”) and authorized the Company to enter into such agreement with certain executives of the Company, including the Company’s Chief Executive Officer, Philip J. Sanders; the Company’s President, Brent K. Bloss; the Company’s Senior Vice President and Chief Financial Officer, Benjamin R. Clouse; the Company’s Senior Vice President and Chief Investment Officer, Daniel P. Hanson; and the Company’s Senior Vice President–Wealth Management and President, Waddell & Reed, Inc., Shawn M. Mihal (each of whom is a named executive officer of the Company).

The Change of Control Agreement provides for the following retention and severance payments to the executives:

(a)        A cash retention bonus (the “Retention Bonus”), calculated as described below, that is payable to the executive in a single lump sum immediately prior to the Effective Time if (i) the executive remains continuously employed until the date on which the Merger is consummated (the “Closing Date”) or (ii) the executive’s employment terminates before the Closing Date due to his death or disability.

(b)       A cash payment equal to the executive’s target annual cash incentive opportunity for the 2021 calendar year, prorated through the date of a qualifying termination (defined below) (the “Prorated 2021 Target STI Payment”). An executive’s Prorated 2021 Target STI Payment is payable to the executive in a single lump sum on or before March 15, 2022, provided the executive remains continuously employed until the Closing Date or his employment terminates before the Closing Date due to his death or disability.

(c)       A cash severance payment (the “Severance Payment”) payable to the covered executive in a single lump sum if the executive incurs a qualifying termination (defined below) of employment within 24 months following the Effective Time. An executive’s Cash Severance is equal to his highest annual base salary during the period that begins on December 2, 2020, and ends on the date of his qualifying termination. For this purpose, a “qualifying termination” means the executive’s employment is terminated (i) by the Company (or its successor) other than for “cause,” (ii) by the executive for “good reason,” or (iii) due to the executive’s death or disability. The Change of Control Agreement conditions receipt of the Severance Payment on the executive entering into a release of claims in favor of the Company.

The amount of an executive’s Retention Bonus is the amount equal to the sum of his “fixed retention bonus”, “at-risk retention bonus”, and “at-risk additional bonus”, each as described below.

An executive’s “fixed retention bonus” is the amount equal to the sum of his (a) annual base salary in effect on December 2, 2020, (b) target annual cash incentive opportunity for the 2020 calendar year (“2020 Target Cash Bonus Opportunity”), (c) target annual long-term incentive opportunity for the 2021 calendar year, prorated through the Closing Date (the “Prorated 2021 Target LTI Payment”), and (d) $50,000.

An executive’s “at-risk retention bonus” is a performance-based bonus in the target amount (which is also the maximum amount) equal to the sum of the executive’s annual base salary in effect on December 2, 2020, and his 2020 Target Cash Bonus Opportunity. Seventy-five percent (75%) of the executive’s at-risk retention bonus will be determined based on the amount by which the Client Consent Percentage and the Company Advisor Percentage, each as determined pursuant to the Merger Agreement, exceed 65% and 40%, respectively. The remaining twenty-five percent (25%) of the executive’s target at-risk retention bonus will be determined based on the executive’s individual performance during the period that begins on December 2, 2020, and ends three days before the Closing Date (or, if earlier, the executive’s termination due to his death or disability), as determined by the Company’s Chief Executive Officer and Parent in their good faith discretion.

A covered executive’s “at-risk additional bonus” is a performance-based bonus in the target amount (which is also the maximum amount) equal to $1,042,800 for Mr. Sanders, $766,400 for Mr. Bloss, $288,599 for Mr. Clouse, $638,000 for Mr. Hanson, and $198,661 for Mr. Mihal, which target amounts were approved by the Company Board in connection with its approval of the Change of Control Agreement. Seventy-five percent (75%) of each executive’s at-risk additional bonus will be determined based on the amount by which the Client Consent Percentage and the Company Advisor Percentage, each as determined pursuant to the Merger Agreement, exceed 65% and 40%, respectively. The remaining twenty-five percent (25%) of the covered executive’s at-risk additional bonus will be determined based on the covered executive’s individual performance during the period that begins on December 2, 2020, and ends three days before the Closing Date (or, if earlier, the executive’s termination due to his death or disability), as determined by the Company’s Chief Executive Officer and Parent in their good faith discretion.

The Change of Control Agreement also includes a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax. Similarly, if any of the payments payable to the executive after the Effective Time, whether under the agreement or otherwise, which are subject to Part 2D.2 of the Australian Corporations Act of 211 (Cth) (the “Corporations Act”) exceed the amount that is permitted to be paid to the executive under the Corporations Act, then such payment will be reduced to the greatest amount that is permitted to be paid to the executive.

The foregoing description of the Change of Control Agreement is qualified in its entirety by the terms of the form of Change of Control Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 2, 2020, by and among Macquarie Management Holdings, Inc., Merry Merger Sub, Inc., Waddell & Reed Financial, Inc. and (solely for purposes of Section 9.15) Macquarie Financial Holdings Pty Ltd.

10.1	Form of Change of Control Retention and Severance Agreement

104	Cover Page Interactive Data File (embedded as Inline XBRL and contained in Exhibit 101)

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding the Company’s business and industry in general. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by the Company or on its behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to the impact of the COVID-19 pandemic and related economic conditions, as well as the factors discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important transaction-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain the Company’s stockholder approval and regulatory and client approvals; (iii) the announcement and pendency of the merger may disrupt the Company’s business operations (including the threatened or actual loss of advisors, employees, clients or suppliers); and (iv) the Company could experience financial or other setbacks if the transaction encounters unanticipated problems.

Other important factors that may affect the Company’s future operating results, include, but are not limited to: (i) the loss of existing distribution relationships or inability to access new distribution relationships;(ii) a reduction in assets under the Company’s management on short notice, through increased redemptions in the Company’s distribution channels or its Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with the Company or shifting their funds to other types of accounts with different rate structures; (iii) the adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body; (iv) changes in the Company’s business model, operations and procedures, including the Company’s methods of distributing its proprietary products, as a result of evolving fiduciary standards; (v) the introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of the Company’s financial advisors at the federal or state level for employment tax or other employee benefit purposes; (vi) a decline in the securities markets or in the relative investment performance of the Company’s Funds and other investment portfolios and products as compared to competing funds; (vii) the Company’s inability to reduce expenses rapidly enough to align with declines in its revenues due to various factors, including fee pressure, the level of the Company’s assets under management or its business environment; (viii) non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies; (ix) the Company’s inability to attract and retain senior executive management and other key personnel to conduct its wealth management and investment management business; (x) a failure in, or breach of, the Company’s operational or security systems or its technology infrastructure, or those of third parties on which the Company relies; and (xi) the Company’s inability to implement new information technology and systems, or its inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings the Company makes with the SEC, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to the Company’s Annual Report on Form 10 K for the year ended December 31, 2019 and as updated in its quarterly reports on Form 10-Q for the year ending December 31, 2020. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger, the Company will file with the SEC and furnish to its stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through the Company’s website at ir.waddell.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with the Company’s 2020 Annual Meeting of Stockholders, filed with the SEC on March 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: December 4, 2020	By:	/s/ Benjamin R. Clouse
Senior Vice President and Chief Financial Officer

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

WADDELL & REED FINANCIAL, INC.,

MACQUARIE MANAGEMENT HOLDINGS, INC.,

MERRY MERGER SUB, INC.,

and

(solely for purposes of Section 9.15)

MACQUARIE FINANCIAL HOLDINGS PTY LTD

dated as of December 2, 2020

i

ii

EXHIBIT A	A-1

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of December 2, 2020 (this “Agreement”), is entered into by and among Macquarie Management Holdings, Inc., a Delaware corporation (“Parent”); Merry Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”); Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”); and (solely for purposes of Section 9.15) Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the Laws of the Commonwealth of Australia (“Parent Guarantor”).

WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned Subsidiary of Parent (the “Merger”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has duly and unanimously adopted resolutions (a) approving and declaring the advisability of this Agreement; (b) approving the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger; (c) determining this Agreement and the Transactions to be advisable, fair to and in the best interests of the Company and the Company’s stockholders; and (d) recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”);

WHEREAS, the respective boards of directors of Parent and Merger Sub have approved and declared advisable this Agreement and the Transactions, including the Merger, and the board of directors of Parent has determined that this Agreement and the Transactions are fair to and in the best interests of Parent’s stockholders;

WHEREAS, in connection with the execution and delivery of this Agreement, Parent has advised the Company that Parent is entering into a stock and asset purchase agreement (the “Wealth Management Purchase Agreement”) with LPL Holdings, Inc., a Massachusetts corporation (“LPL”), pursuant to which LPL has agreed, among other things, to acquire from Parent the Wealth Management Business on the terms and subject to the conditions set forth in the Wealth Management Purchase Agreement (the purchase of the Wealth Management Business and the transactions contemplated by the Wealth Management Purchase Agreement being the “Wealth Management Transactions”), but the consummation of the Wealth Management Transactions is not a condition to the consummation of the Transactions; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I
Definitions

Section 1.1             Certain Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings specified in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined herein).

“401(k) Plan” has the meaning set forth in Section 6.7(e).

“529 Plan” means the Ivy InvestED 529 Plan, which is part of AZ529, Arizona’s Education Savings Plan created by the State of Arizona, which is a qualified tuition program within the meaning of Section 529 of the Code, or any successor provision.

“Acceptable Confidentiality Agreement” means a confidentiality agreement that (a) contains provisions that are no less favorable in the aggregate to the Company than those contained in the Parent Confidentiality Agreement (provided that such confidentiality agreement need not contain a standstill provision or prohibit the making or amending of an Acquisition Proposal), (b) does not prohibit the Company from complying with the provisions of Section 6.3 and (c) does not include any provision providing for an exclusive right to negotiate with the Company prior to the termination of this Agreement.

“Acquisition Proposal” means (other than the Transactions) any indication of interest, inquiry, request for non-public information, proposal or offer from any Person or Group, other than Parent and its Subsidiaries, in each case relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company or the Company Subsidiaries (including securities of the Company Subsidiaries) equal to 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company on a consolidated basis are attributable; (b) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of (i) 20% or more of the outstanding shares of Company Common Stock or (ii) any equity or voting securities of the Company or any of the Company Subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company or 20% or more of the revenues or earnings of the Company and the Company Subsidiaries on a consolidated basis; (c) tender offer or exchange offer that, if consummated, would result in such Person or Group beneficially owning (i) 20% or more of the outstanding shares of Company Common Stock or (ii) any equity or voting securities of the Company or any of the Company Subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company and the Company Subsidiaries or 20% or more of the revenues or earnings of the Company and the Company Subsidiaries on a consolidated basis; or (d) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Company Subsidiaries, under which such Person or Group would acquire, directly or indirectly, (i) assets (including securities of the Company Subsidiaries) equal to 20% or more of the consolidated assets of the Company and the Company Subsidiaries, or to which 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable, or (ii) beneficial ownership of (A) 20% or more of the outstanding shares of Company Common Stock or (B) any equity or voting securities of the Company or any of the Company Subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company and the Company Subsidiaries or 20% or more of the revenues or earnings of the Company and Company Subsidiaries on a consolidated basis.

“Action” means any legal, administrative, arbitral or other litigation, action, claim, charge, suit, hearing, mediation, grievance, investigation, demand, governmental or regulatory audit, proceeding (including disciplinary proceeding) or inquiry of any nature.

“Additional Private Fund Consent” means, with respect to any Private Fund, (a) any authorization or other approval from, or filing with, a Governmental Entity necessary to obtain the consent of such Private Fund or otherwise effectuate the Transactions with respect to such Private Fund, and (b) any consent required to prevent or waive any put right, right of redemption, termination of the investment period, termination of such Private Fund or default materially adverse to the Company or any Company Subsidiary pursuant to any Fund Document of such Private Fund.

“Adjusted Assets Under Administration” means, for any account of any Client of a Company Advisor or Company Subsidiary (if such assets under administration are not assigned to any Company Advisor), as of a particular date of determination, the Base Date Assets Under Administration, with respect to each such account, or, for any Person who becomes a Client of a Company Advisor or Company Subsidiary (if such assets under administration are not assigned to any Company Advisor) after the Base Date (or becomes a Client as a result of a Person becoming a Company Advisor after the Base Date), the initial Assets Under Administration in each account of such Client, in each case, as adjusted, in the case of any Company Advisor Percentage determination after the Base Date, to reflect net cash, securities or asset flows with respect to the total Assets Under Administration with respect to each account of such Client (including any additions, withdrawals, terminations, redemptions or deposit of additional cash, securities or assets, or written notices of additions (provided that any such addition shall only be included to the extent such notice is legally binding), withdrawal, redemption or termination) that occurred after the Base Date (or, in the case of a Person that becomes a Client after the date of this Agreement, on or after the date that such Person became a Client) through such date of determination; provided, however, that (x) in no event will the Adjusted Assets Under Administration for any Client be less than zero and (y) any account from which assets have been withdrawn to produce a zero balance shall be deemed terminated and to have no Assets Under Administration. For the avoidance of doubt, for any Company Advisor Percentage determination after the Base Date, any increase or decrease in the applicable Assets Under Administration with respect to the accounts of such Client due to market appreciation or depreciation and any currency fluctuations, in each case, that occurred after the Base Date (or, in the case of a Person that becomes a Client after the date of this Agreement, that occurred on or after the date that such Person became a Client) through such date of determination, will be excluded from the calculation of Adjusted Assets Under Administration and net cash, securities and asset flows will be added or subtracted based on the amount of such flows.

“Adjusted Assets Under Management” means, for any account of any Client, as of a particular date of determination, the Base Date Assets Under Management with respect to each such account, or, for any Person who becomes a Client after the Base Date, the initial assets under management in each account of such Client, in each case, as adjusted, in the case of any Revenue Run Rate determination after the Base Date, to reflect net cash flows with respect to the total net assets under management with respect to each account of such Client (including any additions, withdrawals, terminations, redemptions or deposit of additional cash, or written notices of additions (provided that any such addition shall only be included to the extent such notice is legally binding), withdrawal, redemption or termination) that occurred after the Base Date (or, in the case of a Person that becomes a Client after the date of this Agreement, on or after the date that such Person became a Client) through such date of determination; provided, however, that (x) in no event will the Adjusted Assets Under Management for any Client be less than zero, (y) any account from which assets have been withdrawn to produce a zero balance shall be deemed terminated and to have no assets under management and (z) Adjusted Assets Under Management shall not include any Institutional Client Assets. For the avoidance of doubt, (a) for any Revenue Run Rate determination after the Base Date, any increase or decrease in the applicable assets under management with respect to the accounts of such Client due to market appreciation or depreciation and any currency fluctuations, in each case, that occurred after the Base Date (or, in the case of a Person that becomes a Client after the date of this Agreement, that occurred on or after the date that such Person became a Client) through such date of determination, will be excluded from the calculation of Adjusted Assets Under Management and net cash flows will be added or subtracted based on the amount of such flows and (b) any assets under management for any Client for which the Company or its Subsidiaries act as investment adviser and sub-adviser shall be counted only once.

“advertisement” has the meaning set forth in Section 4.19(h).

“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, where “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise; provided, however, that no Fund will be deemed to be an Affiliate of the Company solely by reason of the Company or a Company Subsidiary acting as sponsor, general partner, managing member, trustee, investment manager or investment advisor to such Fund.

“Affiliate Client” means a Client that is the Company or an Affiliate of the Company. For the avoidance of doubt, “Affiliate Client” shall not include third party accounts held at Affiliates of the Company that are invested in any Public Fund or Private Fund.

“Affirmative Consent Client” has the meaning set forth in Section 6.15(a).

“After Consultation” by a Person means after consultation with such Person’s outside legal counsel and, other than with respect to determinations with respect to the fiduciary duties of such Person’s board of directors under applicable Law, such Person’s financial advisor of nationally recognized reputation (it being acknowledged and agreed that the Company Financial Advisor is a financial advisor of nationally recognized reputation).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.3(d)(i).

“Anti-corruption Laws” has the meaning set forth in Section 4.26(a).

“Anti-Money Laundering Laws” means all Laws, financial reporting standards and recordkeeping and other requirements issued, entered into or promulgated by any Governmental Entity concerning money laundering or similar activities.

“Antitrust Laws” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.

“Applicable Fees” means investment advisory, investment management, subadvisory or similar fees, in each case, for all Clients paid or earned and payable to any Investment Adviser Subsidiary (or, after the Closing, any Affiliate of any Investment Adviser Subsidiary) pursuant to the applicable Investment Advisory Agreement of each Client that is in effect as of such date of determination (excluding, for the avoidance of doubt, any performance-based (including adjustments to fee rates with respect to any fulcrum fees), incentive, contingent, administrative, transfer agency or similar fees payable to such Investment Adviser Subsidiary).

“Assets Under Administration” means total assets held in Client accounts managed or serviced by Company Advisors, including, without duplication, all such assets in discretionary and non-discretionary Client accounts managed or serviced by Company Advisors pursuant to an Investment Advisory Agreement and all such assets in Client accounts subject to a brokerage agreement.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.2(a).

“Base Date” means November 30, 2020.

“Base Date Assets Under Administration” means, for any Client of a Company Advisor or Company Subsidiary (if such assets under administration are not assigned to any Company Advisor), the Assets under Administration with respect to each account of such Client as of the Base Date, adjusted to reflect any pending redemptions or withdrawals, or written notices of withdrawal or redemption received by the applicable Company Subsidiary or Company Advisor, as of the Base Date.

“Base Date Assets Under Management” means, for any Client, the total net assets under management with respect to each account of such Client as of the Base Date, calculated in the same manner as provided for in the calculation of Applicable Fees under the applicable Investment Advisory Agreement, adjusted to reflect any pending redemptions or withdrawals, or written notices of withdrawal or redemption received by the applicable Investment Adviser Subsidiary, as of the Base Date. For the avoidance of doubt, any assets under management for any Client for which the Company and any Investment Adviser Subsidiary act as investment advisor and sub-advisor shall be counted only once.

“Base Date Revenue Run Rate” means the aggregate Revenue Run Rate for all accounts of all Clients determined as of the Base Date.

“BD Compliance Policies” has the meaning set forth in Section 4.20(e).

“Benefit Plan Client” has the meaning set forth in Section 4.18(e).

“Book-entry Shares” has the meaning set forth in Section 2.7(a)(ii).

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Sydney, Australia are authorized or required by Law to be closed.

“Calculation Time” means the close of business in accordance with the Company’s historic accounting practices on the day that is five Business Days prior to the Closing Date.

“Capitalization Date” has the meaning set forth in Section 4.4(a).

“Certificate” has the meaning set forth in Section 2.7(a)(ii).

“CFIUS” means the Committee on Foreign Investment in the United States, including any successor or replacement thereof or any member agency thereof acting in such capacity.

“CFIUS Approval” means that (a) the parties (or their respective counsel) shall have received a written notification from CFIUS indicating CFIUS has concluded its review of or investigation into the Transactions and that (i) the Transactions do not constitute a “covered transaction” as defined in Exon-Florio’s implementing regulations at 31 CFR Part 800 and are not subject to CFIUS’ review, or (ii) there are no unresolved national security concerns with respect to the Transactions and CFIUS formally has concluded all action with respect to its review or investigation of the Transactions, or (b) CFIUS shall have sent a report to the President of the United States requesting the President’s decision on the CFIUS Filing and either (x) the period during which the President must act shall have expired without any such action being threatened, announced or taken or (y) the President shall have announced (or otherwise communicated, directly or indirectly, to Parent and the Company) a decision not to take any action to suspend or prohibit the Transactions.

“CFIUS Filing” has the meaning set forth in Section 6.4(b)(iv).

“CFTC” has the meaning set forth in Section 4.19(a).

“Change of Board Recommendation” has the meaning set forth in Section 6.3(a)(iv).

“Client” means any Person (including the sponsor of the 529 Plan or any managed accounts platform) to which the Company, any Company Subsidiary or Company Advisor provides investment management, investment advisory services (including any sub-advisory services) or other services, including with respect to the 529 Plan, whether pursuant to an Investment Advisory Agreement, a brokerage agreement or any other agreement.

“Client Consent Percentage” means a fraction (expressed as a percentage), the numerator of which is the Closing Revenue Run Rate and the denominator of which is the Base Date Revenue Run Rate.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Revenue Run Rate” means the sum of (x) the aggregate Revenue Run Rate for all accounts of all Clients determined as of the Calculation Time, it being understood and agreed that the determination of Closing Revenue Run Rate (a) shall include as Clients all Persons that become Clients after the date hereof and their respective Adjusted Assets Under Management, (b) shall exclude any Non-Consenting Clients and their respective Adjusted Assets Under Management and (c) other than as provided in the definition of “Adjusted Assets Under Management” and the foregoing clauses (a) and (b), be calculated using the same methodology used to calculate the Base Date Revenue Run Rate plus (y) $19,643,489.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Expenses” has the meaning set forth in Section 8.3(f).

“Commercially Available Software” means “off-the-shelf,” “browse-wrap,” “click-through” or similar Software that has not been materially modified or customized for the Company or any Company Subsidiary, and is generally available to the public on non-discriminatory terms (including Open Source Materials).

“Company” has the meaning set forth in the Preamble.

“Company Advisor” means, as of a particular time, (a) any individual registered with FINRA as a representative of Waddell & Reed, Inc. to offer and sell securities products, (b) any individual who provides investment advisory services on behalf of, and is supervised by, Waddell & Reed, Inc. and (c) any individual licensed under applicable insurance Law to offer or sell insurance products through Waddell & Reed, Inc. or any of its Affiliates.

“Company Advisor Percentage” means a fraction (expressed as a percentage), the numerator of which is the Adjusted Assets Under Administration attributable to Clients of Company Advisors and Company Subsidiaries (if such assets under administration are not assigned to any Company Advisor), as of the Calculation Time, and the denominator of which is the Base Date Assets Under Administration; provided that for such purpose Adjusted Assets Under Administration (a) shall only include the assets attributable to any individual who, as of the Calculation Time, is a Company Advisor (regardless whether such Company Advisor has executed a registered representative agreement or investment advisor representative agreement, as applicable, with LPL) or a Company Subsidiary (if such assets under administration are not assigned to any Company Advisor), and (b) with respect to separately managed accounts managed or serviced pursuant to an Investment Advisory Agreement, shall exclude any Non-Consenting Clients and their respective Adjusted Assets Under Administration.

“Company Benefit Plan” means each “employee benefit plan” as defined in ERISA (whether or not subject to ERISA), and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) providing compensation or other benefits to any current or former director, officer, employee, consultant or independent contractor (or to any dependent or beneficiary thereof) of the Company, a Company Subsidiary or any ERISA Affiliate, which is maintained, sponsored or contributed to (or required to be contributed to) by the Company, a Company Subsidiary or any ERISA Affiliate, or under which the Company, a Company Subsidiary or any ERISA Affiliate has any Liability or obligations, contingent or otherwise, including all incentive, bonus, pension, profit sharing, consulting, employment, retirement, deferred compensation, retention, severance, vacation, paid time off, holiday, cafeteria, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, agreements or arrangements.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company Broker-Dealer Subsidiary” has the meaning set forth in Section 4.20.

“Company Common Stock” means the Class A Common Stock of the Company, par value $0.01.

“Company Disclosure Schedule” has the meaning set forth in Article IV.

“Company Employees” has the meaning set forth in Section 6.7(a).

“Company Executive Incentive Plan” means the Waddell & Reed Financial, Inc. Executive Incentive Plan, as amended and restated.

“Company Financial Advisor” means J.P. Morgan Securities LLC.

“Company Financial Statements” has the meaning set forth in Section 4.6(a).

“Company Incentive Plans” means the Company Executive Incentive Plan, the Company Stock Incentive Plan and the Company RSU Plan.

“Company Indemnification Agreements” has the meaning set forth in Section 6.9(a).

“Company Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time) director or officer of the Company or any Company Subsidiary (or, to the extent a Company Subsidiary is not a corporation, individuals performing functions similar to those of a director or officer of a corporation at such Company Subsidiary), in each case, when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or benefit of the Company or any Company Subsidiary.

“Company Intellectual Property” means any and all (a) Company Owned Intellectual Property and (b) Intellectual Property that is (i) licensed or sublicensed to the Company or any of the Company Subsidiaries or (ii) otherwise used or held for use in connection with the operation of the business of the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any change, event, development, occurrence, state of facts, circumstance or effect that is, or would reasonably be expected to be, individually or in the aggregate with all other changes, events, developments, occurrences, states of facts, circumstances or effects, materially adverse to the business, condition (financial or otherwise), assets, Liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following changes, events, developments, occurrences, states of facts, circumstances or effects shall constitute or shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (a) changes after the date hereof affecting the economies of, or financial, credit or capital market conditions anywhere in the world in which the Company and the Company Subsidiaries operate; (b) changes after the date hereof in the trading volume or trading price of the Company Common Stock (provided that the facts and circumstances giving rise to such changes in such volume or price may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (c) changes after the date hereof generally affecting the industries in which the Company and the Company Subsidiaries operate; (d) national or international political conditions, acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement; (e) changes after the date hereof in applicable Law or GAAP, or the interpretation thereof; (f) any failure in and of itself by the Company to meet any published or internal projections, forecasts, estimates or predictions of the Company’s revenues, earnings or other financial performance or results of operations (provided that the facts and circumstances giving rise to such failures may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (g) any epidemic, pandemic or disease outbreak, including COVID-19 and the implementation of COVID-19 Measures, and any material worsening of any epidemic, pandemic or disease outbreak after the date hereof (any escalation or worsening thereof shall be deemed to include any outbreak or spread of virus, disease or illness occurring at the properties or facilities of the Company or the Company Subsidiaries); (h) any adverse changes resulting from the execution and delivery of this Agreement or the authorized public announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company or Company Subsidiaries with employees, Clients or suppliers (including such an impact resulting in any threatened or actual loss of employees, Clients or suppliers or a disruption in the relationship with employees, Clients or suppliers), provided that the exception in this clause (h) will not be deemed to apply to references to Company Material Adverse Effect in the representation and warranty set forth in Section 4.3 and, to the extent related to Section 4.3, the conditions set forth in Section 7.2(a); (i) a decline in the net assets managed or advised by the Company or the Company Subsidiaries or any loss of Company Advisors (it being acknowledged and agreed that the underlying cause(s) of any such decline in net assets or loss of Company Advisors shall be taken into consideration unless otherwise excluded by this definition); or (j) any actions required to be taken or not taken by the Company or any Company Subsidiary (other than the Company’s obligations under the first sentence of Section 6.1(a)) pursuant to this Agreement, except in the case of each of clauses (a), (c), (d), (e) and (g), to the extent that any such change, event, development, occurrence, state of facts, circumstance or effect has a disproportionate adverse effect on the Company and Company Subsidiaries, taken as a whole, relative to the adverse effect such change, event, development, occurrence, state of facts, circumstance or effect has on other companies operating in the industries in which the Company or any of its Subsidiaries engages, it being agreed, for purposes of this Agreement, that the COVID-19 pandemic has not, as of the date of this Agreement, had such a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole.

“Company Organizational Documents” means the certificate of incorporation and bylaws of the Company, as each is currently in effect.

“Company Owned Intellectual Property” means any and all Intellectual Property that is owned by or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Permits” has the meaning set forth in Section 4.22.

“Company Platforms” means any and all of the Software owned, purported to be owned, used or otherwise licensed by the Company or any Company Subsidiary in the conduct of the business of the Company or any Company Subsidiary that is designed to enable or assist with (a) financial planning or asset management or (b) any research, analytics or data structuring or organization in any way related thereto, in each case, including all Copyrights, data, source code, object code, specifications and documentation related thereto, and Trade Secrets embodied therein or otherwise related thereto.

“Company Preferred Stock” has the meaning set forth in Section 4.4(a).

“Company Registered Intellectual Property” means any and all registrations of and applications to register Company Owned Intellectual Property with or before any Governmental Entity or domain name registrar.

“Company Restricted Stock” means shares of Company Common Stock, granted or issued under the Company Stock Incentive Plan, that is subject to vesting or other forfeiture conditions or repurchase by the Company.

“Company RSU” means any restricted stock unit granted under the Company RSU Plan or the Company Stock Incentive Plan.

“Company RSU Plan” means the Waddell & Reed Financial, Inc. Cash Settled RSU Plan, as amended and restated, effective February 19, 2020.

“Company SEC Documents” has the meaning set forth in Section 4.5(a).

“Company Stock Incentive Plan” means the Waddell & Reed Financial, Inc. Stock Incentive Plan, as amended and restated.

“Company Stockholder Approval” has the meaning set forth in Section 4.2(c).

“Company Subsidiary” means a Subsidiary of the Company, whether direct or indirect.

“Company Termination Fee” has the meaning set forth in Section 8.3(a)(i).

“Consenting Client” means

(a)            each Public Fund in respect of which Public Fund Board Approval (which, for the avoidance of doubt, does not include solely an Interim Public Fund IAA Approval) or Sub-Advised Fund Board Approval (which, for the avoidance of doubt, does not include solely an Interim Public Fund IAA Approval), as applicable, and Public Fund Shareholder Approval or Sub-Advised Fund Shareholder Approval (except, in the case of a Sub-Advised Fund, if not required under a manager-of-managers exemptive order granted under the Investment Company Act by the SEC with respect to such Sub-Advised Fund), as applicable, has been obtained in accordance with Section 6.15(c) and applicable Law; and

(b)            each other Client whose consent (or, if applicable, the consent of the investors therein) to the assignment or deemed assignment of its Investment Advisory Agreement or brokerage agreement as a result of the Transactions shall have been obtained or be deemed to have been obtained, as applicable, in accordance with Section 6.15 (including pursuant to a Negative Consent Notice to the extent contemplated in Section 6.15), including, for the avoidance of doubt, any consents that may be required in connection with the 529 Plan;

provided that anything to the contrary herein notwithstanding (i) in the case of clause (b), (A) a Client that is a Private Fund shall not be deemed a Consenting Client unless it (or the investors therein, if applicable) has also provided or been deemed to have provided in accordance with applicable Law and applicable Fund Documents any applicable Additional Private Fund Consent if and to the extent required by Section 6.15(b) and (B) a Client that receives investment advisory services from an Investment Adviser Subsidiary through a wrap program, separately managed account program or other managed account program, in any such case, sponsored by a third party shall not be deemed a Consenting Client if such sponsor has not provided or been deemed to have provided in accordance with Section 6.15 (or has revoked in writing prior to the Calculation Time) (x) its consent to the assignment or deemed assignment of the related Investment Advisory Agreement with the Company or any Company Subsidiary of the Company if such consent is required by such Investment Advisory Agreement or applicable Law or (y) any other consent required by a Contract with such sponsor as a result of the Transactions; and (ii) in the case of either clause (a) or (b), no Client shall be deemed a Consenting Client if, prior to the Calculation Time, it has revoked in writing its consent (or Additional Private Fund Consent, as applicable) or terminated in writing its Investment Advisory Agreement.

“Continuation Period” has the meaning set forth in Section 6.7(b).

“Continuing Employees” has the meaning set forth in Section 6.7(b).

“Contract” means, with respect to a Person, any written or oral contract, agreement, obligation, commitment, arrangement, understanding, instrument, lease, sublease or license to which such Person is a party or by which such Person is otherwise bound.

“Conversion” has the meaning set forth in Section 6.16.

“Conversion Negative Consent Notice” has the meaning set forth in Section 6.16.

“Copyrights” means any and all copyrights, works of authorship, databases and mask works (whether registered or unregistered, including rights in derivative works, “works made for hire,” data collections and “moral” rights) and registrations and applications to register any of the foregoing anywhere in the world (including renewals, extensions and reversions thereof).

“COVID-19 Measures” means (a) any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, Order or recommendations of a Governmental Entity in the relevant jurisdiction, including the Centers for Disease Control and Prevention and the Occupational Safety and Health Administration, or (b) any commercially reasonable measures adopted by the Company or any Company Subsidiary (i) for the protection of the health and safety of its employees, clients, vendors, service providers or any other persons who physically interact with representatives of the Company or any Company Subsidiary or (ii) otherwise substantially consistent with actions taken by Parent or any of Parent’s Subsidiaries or others in the industries and geographic regions in which affected businesses of the Company and the Company Subsidiaries operate, in each case, in response to or in connection with the COVID-19 pandemic.

“Development Contingency” means any (a) breach by the Company or any of its Affiliates of; (b) acceleration of any rights of any counterparty under; (c) loss or diminution of any rights or benefits of the Company or its Affiliates under; (d) triggering of any right to terminate, accelerate, or modify the rights of any counterparty under; or (e) increase in the costs, liability, or obligations of the Company or its Affiliates under any of the Development Documents.

“Development Documents” means all Contracts with the State of Missouri, the city of Kansas City, Missouri or any other Governmental Entity regarding the relocation of the Company’s headquarters or any incentives related to such relocation of the New Headquarters.

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.7(c).

“DOJ” has the meaning set forth in Section 6.4(c).

“DTC” has the meaning set forth in Section 3.2(a).

“DTCC” means the Depository Trust & Clearing Corporation.

“Effective Time” has the meaning set forth in Section 2.3.

“Employment Practices” has the meaning set forth in Section 4.15(b).

“Environmental Law” means any Law relating to the pollution, protection, or restoration of the environment or worker safety or health (to the extent relating to exposure to Hazardous Substances), or natural resources, or the use, management, treatment, storage, disposal presence, or Release of Hazardous Substances.

“Equity Interest” means any share, capital stock, partnership, membership or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each trade or business (whether or not incorporated) under common control (within the meaning of Section 4001(a) of ERISA) with the Company, or that together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 3.1.

“Excluded Share” has the meaning set forth in Section 2.7(a)(i).

“Exon-Florio” means the Exon-Florio amendments to the Omnibus Trade and Competitiveness Act of 1988, as amended by the Defense Authorization Act for Fiscal Year 1993, as amended, the Foreign Investment and National Security Act of 2007 and Sec. 721 of Title VII of the Defense Production Act of 1950 (50 U.S.C. App. 2170), as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FINRA Joint Application” means a single application jointly prepared and submitted by the Company Broker-Dealer Subsidiaries and LPL (and if necessary under (c) below, Delaware Distributors, L.P. with respect to a material change to its business operations) pursuant to FINRA Rule 1017 (or separate applications, if required or requested by FINRA), addressing: (a) one or more of the Company Broker-Dealer Subsidiaries’ change of ownership, control, or sale of assets; (b) a material change in business operations to LPL resulting from LPL’s acquisition of the Wealth Management Business, including the Conversion and change in custodian; and (c) a material change in business operations to Ivy Distributors, Inc. or Delaware Distributors, L.P. if reasonably necessary in connection with the transfer of the distribution of the Public Funds and other products from Ivy Distributors Inc. to Delaware Distributors, L.P.

“FINRA Approval” means the approval of the actions contemplated by the FINRA Joint Application by FINRA. The FINRA Approval shall be a Parent Regulatory Approval; provided that if the FINRA Joint Application is split into separate applications as required by, or at the request of, FINRA, then the FINRA application with respect to the Wealth Management Transactions shall be a LPL Regulatory Approval.

“FTC” has the meaning set forth in Section 6.4(c).

“Fund” means any Public Fund or Private Fund; provided, however, that solely for purposes of Section 4.12 and Section 4.19, the term “Fund” shall not include any Sub-Advised Fund.

“Fund Documents” means with respect to a Fund, the then-current limited partnership agreement, limited liability company agreement, operating agreement, shareholders’ agreement, memorandum and articles of association, agreement and declaration of trust or similar governing document governing the operations of any entities that comprise such Fund, the then-current Investment Advisory Agreements, managed account agreements, sponsorship or other agreements in respect of the management thereof, as amended from to time to time, as well as the then-current offering documents (if any) of such Fund.

“Fundamental Representations” has the meaning set forth in Section 7.2(a)(i).

“GAAP” means generally accepted accounting principles as applied in the United States.

“GIPS” has the meaning set forth in Section 4.19(h).

“Governmental Entity” means (a) any transnational, domestic or foreign national, federal, state, county, municipal or local governmental, regulatory or administrative authority, department, agency, bureau, office, board, instrumentality, commission or official, including any political subdivision; (b) any non-governmental entity, authority, agency, bureau, office, board, instrumentality, commission or official exercising or having the authority to exercise under applicable Laws thereof any executive, legislative, judicial, administrative or regulatory functions, including any SRO; or (c) any court, arbiter or administrative or arbitration tribunal with applicable jurisdiction.

“Group” means a “group” as defined in Section 13(d) of the Exchange Act.

“Hazardous Substances” means any substance, material or other matter that is (a) capable of causing harm to human health or the environment, or (b) which is regulated in any way, or for which standards are imposed, by any Governmental Entity due to its dangerous or deleterious properties or characteristics, including petroleum and petroleum byproducts and distillates, asbestos and asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, mold, radon gas and radioactive substances.

“Headquarters Lease” has the meaning set forth in Section 4.23(a).

“Hedging Agreement” means (a) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, total return swap agreements, equity securities price hedge or other interest, return or currency exchange rate or commodity price hedging arrangement, and (b) any credit default swap executed for the purpose of reducing possible loss arising from default by the issuer of debt instruments.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“HSR Filings” means the Parent HSR Filing and the LPL HSR Filing.

“Indebtedness” means, without duplication (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business); (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all monetary obligations under any leasing or similar arrangement that, in connection with GAAP, consistently applied for the periods covered thereby, is or should be classified as a lease required to be recorded as debt; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and Contract rights, but excluding obligations under Hedging Agreements arising in the ordinary course of business) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (h) all contingent obligations (including any guaranty or “keep well” agreement) in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For the avoidance of doubt, Indebtedness (x) does not include obligations under Hedging Agreements arising in the ordinary course of business, and (y) shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations (including Accounting Standards Codification 815) to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose as a result of accounting for any embedded derivatives.

“Institutional Client Assets” means the assets under management reflected on Section 1.1(A) of the Company Disclosure Schedule.

“Insurance Policies” has the meaning set forth in Section 4.25.

“Intellectual Property” means any and all of any of the following, and all rights therein or arising therefrom: (a) Patents, (b) Trade Secrets, (c) Copyrights, (d) Trademarks, (e) Internet domain name registrations, (f) Software and (g) similar, corresponding or equivalent intellectual property or proprietary rights anywhere in the world.

“Interim Public Fund IAA Approval” means approval by a Public Fund Board of an interim investment advisory agreement approved in accordance with Rule 15a-4 under the Investment Company Act, including approval of any interim subadvisory agreement.

“Intervening Event” has the meaning set forth in Section 6.3(f)(ii).

“Intervening Event Notice Period” has the meaning set forth in Section 6.3(e)(i).

“Invested Capital” means any investment by the Company or any of its Affiliates in the Funds.

“Investment Adviser Subsidiaries” means each Company Subsidiary that is registered or required to be registered as an investment adviser under the Advisers Act as of the date of this Agreement.

“Investment Advisory Agreement” means a Contract under which the Company, any Company Subsidiary or any Company Advisor acts as an investment advisor or sub-advisor to, or manages any investment or trading account of, any Client and any other Contract subject to Section 205 of the Advisers Act, including any program management agreement or other Contract related to the 529 Plan.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

“IRS” means the United States Internal Revenue Service.

“Knowledge” of a Person means (a) with respect to the Company and the Company Subsidiaries, the actual knowledge, after reasonable inquiry of those individuals with responsibility for the matter in question, of the individuals set forth on Section 1.1(D) of the Company Disclosure Schedule and (b) with respect to Parent or Merger Sub, the actual knowledge, after reasonable inquiry of those individuals with responsibility for the matter in question, of the individuals set forth on Section 1.1(A) of the Parent Disclosure Schedule.

“Law” means any federal, state, municipal, local, foreign, international or other law, statute, legislation, common law, constitution, treaty, convention, code, directive, ordinance, rule, interpretation, regulation, standard, regulatory code of practice, guidance, guideline, decision, Order or other similar requirement or agreement that is or has been issued, enacted, adopted, approved, promulgated, applied or otherwise put into effect by or under the authority of any Governmental Entity having applicable jurisdiction.

“Leased Real Property” has the meaning set forth in Section 4.23(c)(i).

“Liability” means any known or unknown liability, Indebtedness, obligation or commitment of any kind, nature or character (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet prepared under GAAP).

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the transfer of any security (other than restrictions on transfer arising under securities Laws or the security issuer’s governing or organizational documents) or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“LPL” has the meaning set forth in the Recitals.

“LPL HSR Filing” means an appropriate Notification and Report Form submitted by each of Parent and LPL pursuant to the HSR Act in connection with the acquisition by LPL of the Wealth Management Business pursuant to the Wealth Management Purchase Agreement.

“LPL Regulatory Approvals” has the meaning set forth in Section 7.1(f)(ii).

“Material Contract” has the meaning set forth in Section 4.10(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.7(a)(i).

“Merger Sub” has the meaning set forth in the Preamble.

“Most Recent Balance Sheet” has the meaning set forth in Section 4.8(a)(i).

“MSRB” means the Municipal Securities Rulemaking Board.

“Negative Consent Notice” has the meaning set forth in Section 6.15(a).

“New Headquarters” means the proposed new headquarters of the Company located at 1400 Baltimore Avenue, Kansas City, Missouri.

“New Investment Advisory Agreement” means an investment advisory agreement entered into by an investment adviser Parent Subsidiary for the purpose of providing investment advisory or subadvisory services to a Fund upon Closing.

“New Plans” has the meaning set forth in Section 6.7(a).

“Non-Consenting Client” means each Client other than a Consenting Client.

“NSCC” means the National Securities Clearing Corporation.

“NYSE” means the New York Stock Exchange.

“Open Source Materials” means Software or other material that is distributed as “free software” or “open source software,” or pursuant to any license identified as an open source license by the Open Source Initiative (www.opensource.org) (including the GNU General Public License (GPL), GNU Affero General Public License, Lesser General Public License (LGPL), Mozilla Public License (MPL), the BSD licenses and the Apache License).

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, settlement, ruling, verdict or award entered by or with any Governmental Entity.

“Other Filing” means any filing made by, or required to be made by, the Company with the SEC in connection with the Transactions, other than the Proxy Statement.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Owned Real Property” has the meaning set forth in Section 4.23(c)(i).

“Parent” has the meaning set forth in the Preamble.

“Parent Confidentiality Agreement” has the meaning set forth in Section 6.2(b).

“Parent Custodian” means The Bank of New York Mellon.

“Parent Disclosure Schedule” has the meaning set forth in Article V.

“Parent Distributor” means Delaware Distributors, L.P.

“Parent Exemptive Order” means the manager-of-managers exemptive Order granting relief from Section 15(a) and Rule 18f-2 under the Investment Company Act issued by the SEC to Delaware Management Business Trust and certain of its Affiliates, each a wholly owned Parent Subsidiary, on January 17, 2017.

“Parent Guaranteed Obligations” has the meaning set forth in Section 9.15(a).

“Parent Guarantor” has the meaning set forth in the Preamble.

“Parent Guaranty” has the meaning set forth in Section 9.15(a).

“Parent HSR Filing” means an appropriate Notification and Report Form submitted by each of Parent and the Company pursuant to the HSR Act in connection with the acquisition by Parent of the Company.

“Parent Material Adverse Effect” means any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate with all other changes, events, developments, occurrences, states of facts, circumstances or effects, would prevent or materially delay, or would reasonably be expected to prevent, or materially delay consummation of the Merger or performance by Parent or Merger Sub of any of their material obligations under this Agreement.

“Parent Party” has the meaning set forth in Section 9.15(a).

“Parent Regulatory Approvals” has the meaning set forth in Section 7.1(f)(i).

“Parent Subsidiary” has the meaning set forth in Section 5.3(a).

“Parent Termination Fee” has the meaning set forth in Section 8.3(c).

“Parent Welfare Plan” has the meaning set forth in Section 6.7(a).

“Patents” means patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, anywhere in the world.

“Paying Agent” has the meaning set forth in Section 3.1.

“Permitted Lien” means (a) Liens for Taxes and other charges and assessments of a Governmental Entity that are not yet due and payable and Liens for Taxes and other charges and assessments of a Governmental Entity that are being diligently contested in good faith by appropriate proceedings for which an appropriate reserve has been made in accordance with GAAP; (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens arising in the ordinary course of business and not yet due and payable and for which an appropriate reserve has been made in accordance with GAAP; (c) non-exclusive licenses to Intellectual Property granted by the Company or a Company Subsidiary in the ordinary course of business consistent with past practice; (d) Liens disclosed on existing title policies or surveys that have been previously provided or made available to Parent; (e) to the extent not described in clause (d) above, easements, rights of way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not, in any case, materially detract from the value or the use of the Real Property affected thereby; (f) statutory landlords’ Liens and Liens granted to landlords under the Real Property Leases; (g) Liens arising out of pledges or deposits under workers’ compensation, unemployment insurance, social security, retirement and similar Law; (h) any Liens that are disclosed in the Company Financial Statements; (i) Liens securing Hedging Agreements arising in the ordinary course of business consistent with past practice; and (j) other Liens that (A) do not and would not reasonably be likely to, individually or in the aggregate, materially impair the value or use of the assets that are subject to the applicable Liens and (B) would not reasonably be likely to, individually or in the aggregate, materially impair the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Entity.

“Personal Information” means information that (a) identifies or can be used to identify an individual, whether directly or indirectly (including any information defined as “personal data,” “personal information” or their equivalents under any Privacy and Security Laws); or (b) can be used to authenticate an individual (including employee identification numbers, social security numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers).

“Platform Source Code” means, with respect to the Company Platforms, all (a) portions of Software code in human readable form (including related programmer comments and annotations, help text, flow charts, diagrams, database specifications and designs, data structures and instructions); and (b) proprietary information or algorithms contained, embedded or implemented, in any manner, therein.

“Premium Cap” has the meaning set forth in Section 6.9(b).

“Privacy and Security Laws” means all applicable (a) Laws regarding (i) Processing Personal Information, (ii) data security, (iii) cybersecurity, (iv) direct marketing by electronic means and (v) data breach notification; (b) self-certification and accreditation requirements, self-regulatory guidelines, and industry standards regarding (i) data privacy and information security and (ii) data breach notification; and (c) trespass, computer crime and other Laws governing unauthorized access to or use of electronic data.

“Privacy Contracts” means any and all Contracts to which the Company or any Company Subsidiary is party, or under which the Company or any Company Subsidiary otherwise has obligations with respect to the Processing, compilation, safeguarding or security (whether technical, physical or administrative) of Personal Information.

“Privacy Policies” means any and all policies of the Company or any Company Subsidiary, or policies by which the Company or any Company Subsidiary is otherwise bound, regarding Personal Information, data security, cybersecurity, direct marketing by electronic means or data breach notification.

“Private Fund” means each vehicle for collective investment (in whatever form of organization, including the form of a corporation, company, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing) (a) that is not registered or required to be registered with the SEC as an investment company under the Investment Company Act, and (b) for which the Company or one or more of its Subsidiaries, acts as the sponsor, general partner, managing member, trustee, investment manager, investment advisor, sub-advisor, or in a similar capacity; provided, however, that solely for purposes of Section 4.12 the term “Private Fund” shall not include any entity with which the Company and Company Subsidiaries have solely a Sub-Advisory Relationship and do not otherwise act as sponsor, general partner, managing member, trustee, investment manager or investment advisor to such Private Fund.

“Process” means to collect, access, use, disclose, electronically transmit, secure, share, retain, destroy, transfer (including cross-border and onward transfers), store or otherwise handle. “Processing” and “Processed” have correlative meanings.

“Proxy Statement” has the meaning set forth in Section 6.14(a).

“Public Fund” means each vehicle for collective investment (in whatever form of organization, including the form of a corporation, company, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing) (a) that is registered or required to be registered with the SEC as an investment company under the Investment Company Act (including any business development company regulated as such under the Investment Company Act), and (b) for which the Company or one or more of its Subsidiaries acts as the sponsor, general partner, managing member, trustee, investment manager, investment advisor, sub-advisor, or in a similar capacity; provided, however, that the term “Public Fund” shall not include any entity with which the Company and Company Subsidiaries have solely a Sub-Advisory Relationship and do not otherwise act as sponsor, general partner, managing member, trustee, investment manager or investment advisor to such Public Fund (such Funds, the “Sub-Advised Funds”).

“Public Fund Board” means the board of directors or trustees (or Persons performing similar functions) of a Public Fund.

“Public Fund Board Approval” means, with respect to a Public Fund (except a Sub-Advised Fund), the requisite approval of the applicable Public Fund Board of each of the Public Fund Board Approval Items, other than the Interim Public Fund IAA Approval.

“Public Fund Board Approval Items” means, with respect to a Public Fund, the requisite approval of the applicable Public Fund Board (except with respect to any Sub-Advised Funds, in which case the items for approval are set out in “Sub-Advised Fund Board Approval Items”):

(a)            in accordance with Section 15(a) and 15(c) of the Investment Company Act of a New Investment Advisory Agreement with Delaware Management Company, Inc., to be effective as of the Closing Date (“Public Fund IAA Approval”); provided that the term “Public Fund IAA Approval” shall not include an Interim Public Fund IAA Approval;

(b)           of new subadvisory agreements with such Public Fund’s existing external subadvisers or of new subadvisory agreements with Affiliates of Parent relating to Parent’s global investment platform(s) that are relevant to such Public Fund to the extent required by the Public Fund Board in its discretion;

(c)           of interim advisory and subadvisory agreements as provided in the definition of “Interim Public Fund IAA Approval”;

(d)           of an amended distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act, reasonably acceptable to the Public Fund Board;

(e)           of (i) a new distribution agreement for the applicable Public Fund with the Parent Distributor as a principal underwriter to such Public Fund, reasonably acceptable to the Public Fund Board, and (ii) a new custodian agreement for the applicable Public Fund with the Parent Custodian as a custodian to such Public Fund, reasonably acceptable to the Public Fund Board;

(f)            of a new fund service agreement in each case where the existing fund service agreement terminates upon its “assignment” (as defined in Section 2(a)(4) of the Investment Company Act), reasonably acceptable to the Public Fund Board;

(g)            of compliance policies and procedures of the applicable adviser, any applicable sub-adviser(s) and the Parent Distributor, reasonably acceptable to the Public Fund Board;

(h)            to permit the Public Fund to rely on the Parent Exemptive Order; and

(i)            to nominate the Persons identified by Parent as set forth on Section 1.1(B) of the Parent Disclosure Schedule and three current Public Fund Board members as may be selected by the Public Fund Board in its sole discretion for election to the Public Fund Board.

“Public Fund IAA Approval” has the meaning set forth in the definition of “Public Fund Board Approval Items.”

“Public Fund SEC Documents” means the forms, statements, reports and documents required to be filed by any Public Fund with, or required to be furnished by any Public Fund to, the SEC pursuant to the Investment Company Act, the Securities Act, the Exchange Act or other applicable Law (including any exhibits or amendments thereto).

“Public Fund Shareholder Approval” means, with respect to a Public Fund, the requisite approval of the applicable shareholders of such Public Fund of each of the Public Fund Shareholder Approval Items.

“Public Fund Shareholder Approval Items” means, with respect to a Public Fund, the requisite approval by the applicable Public Fund shareholders (a) of the Public Fund IAA Approval; (b) of new subadvisory agreements with such Public Fund’s existing external subadvisers or of new subadvisory agreements with Affiliates of Parent relating to Parent’s global investment platform(s) that are relevant to such Public Fund, to the extent determined by the Public Fund Board; (c) to permit the Public Fund to rely on the Parent Exemptive Order; and (d) to elect the Persons identified by Parent as set forth on Section 1.1(B) of the Parent Disclosure Schedule and three current Public Fund Board members as may be selected by the Public Fund Board in its sole discretion as members of the Public Fund Board effective upon the Closing.

“Real Property” has the meaning set forth in Section 4.23(c)(i).

“Real Property Leases” has the meaning set forth in Section 4.23(c)(ii).

“Regulatory Approvals” has the meaning set forth in Section 7.1(f)(ii).

“Release” means any actual or threatened spilling, leaking, pumping, pouring, releasing, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, leaching or migrating of any Hazardous Substance.

“Relevant Data” means any and all information and data (including Personal Information) in the possession or control of the Company or any Company Subsidiary, or Processed, generated, provided or received by or on behalf of the Company or any Company Subsidiaries (including in connection with any transactions or any of the Company Platforms).

“Remediation” means any activity, action or works to assess, study, test, investigate, remove, remediate, clean up, correct, reduce, contain, prevent, minimize, mitigate, monitor or otherwise address any actual, suspected or alleged (a) presence, or Release of Hazardous Substances; (b) non-compliance with Environmental Laws; or (c) risk to human health or the environment.

“Representatives” of a Person means such Person’s officers, directors, employees, accountants, consultants, legal counsel, financial advisors and other authorized advisors and agents, in each case acting in their capacity as such.

“Restricted Party” means a Person that is (a) listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (b) a government of a Sanctioned Country or an agency, instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country; (c) any Person located in or organized under the laws of a Sanctioned Country; or (d) otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a Person subject to the jurisdiction of a Sanctions Authority would be prohibited or restricted from engaging in trade, business or other activities).

“Revenue Run Rate” means, as of any date, the aggregate annualized Applicable Fees payable to an Investment Adviser Subsidiary by a Client, determined by multiplying (a) (i) in the case of the Base Date Revenue Run Rate, the Base Date Assets Under Management, or (ii) in the case of the Closing Revenue Run Rate, the Adjusted Assets Under Management, in either case for each account of each such Client as of the applicable date by (b) the applicable annual fee rate or fee schedule for each account of each such Client under the applicable Investment Advisory Agreement as of the applicable date (or in the case of the Closing Revenue Run Rate, such fee rate as has been agreed with the applicable Client to be in effect following the Closing) (not including any carried interest or profits interests, and net of any fee waivers, rebates or discounts or sub-advisory fees paid by the Company or any Company Subsidiary to a Person other than the Company or a Company Subsidiary); provided that, for the avoidance of doubt, in no event will Revenue Run Rate include Applicable Fees attributable to any Affiliate Client or Invested Capital.

“Sanctioned Country” shall mean any country or other territory targeted by comprehensive country-wide or territory-wide Sanctions.

“Sanctions” shall mean the Laws, embargoes or restrictive measures concerning economic or financial sanctions or export controls administered, enacted or enforced by any Sanctions Authority.

“Sanctions Authority” shall mean the United States, the United Kingdom, the European Union, the United Nations and the governmental institutions and agencies of the foregoing charged with issuing, administering, or enforcing Sanctions, including the U.S. Treasury Department, the U.S. Department of State and the U.S. Department of Commerce.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, and any other list or public designation of targets of Sanctions maintained by a Sanctions Authority.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.5(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Similar Law” has the meaning set forth in Section 4.18(e).

“Software” means any and all (a) computer software, computer programs, applications (including for mobile devices), and software implementations of algorithms, models and methodologies, whether in source code, object code or any other form; (b) databases and compilations in any form, including data, data collections, data formats and database management code; (c) specifications, utilities, user and programming interfaces, menus, icons, templates, forms, methods of processing, firmware, software engines, platforms, development tools, design tools, library functions, assemblers and compilers; (d) all versions, releases, updates, corrections, derivative works, enhancements and modifications of the foregoing; and (e) all related documentation, including user manuals, developer notes, comments and annotations, as applicable.

“Special Meeting” has the meaning set forth in Section 6.14(e).

“SRO” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Securities Exchange Act, any “self-regulatory organization” as such term is defined in CFTC Rule 1.3, and any other U.S. or non-U.S. securities exchange, futures exchange, futures association, commodities exchange, clearinghouse or clearing agency or organization.

“Sub-Advised Funds” has the meaning set forth in the definition of “Public Fund.”

“Sub-Advised Fund Board” means the board of directors or trustees (or Persons performing similar functions) of a Sub-Advised Fund.

“Sub-Advised Fund Board Approval” means, with respect to a Sub-Advised Fund, the requisite approval of the applicable Sub-Advised Fund Board of the items in clause (a) of the Sub-Advised Fund Board Approval Items.

“Sub-Advised Fund Board Approval Items” means, with respect to a Sub-Advised Fund, the requisite approval of the applicable Sub-Advised Fund Board of (a) new sub-advisory agreements with a Parent Subsidiary and with Affiliates of Parent relating to Parent’s global investment platform(s) that are relevant to such Sub-Advised Fund and (b) any related Interim Public Fund IAA Approvals.

“Sub-Advised Fund Shareholder Approval” means, with respect to a Sub-Advised Fund, the requisite approval of the applicable shareholders of each Sub-Advised Fund of the Sub-Advised Fund Shareholder Approval Items (except if not required under a manager-of-managers exemptive order granted under the Investment Company Act by the SEC).

“Sub-Advised Fund Shareholder Approval Items” means, with respect to a Sub-Advised Fund, requisite approval by the applicable Sub-Advised Fund shareholders of new sub-advisory agreements with a Parent Subsidiary and with Affiliates of Parent relating to Parent’s global investment platform(s) that are relevant to such Sub-Advised Fund (except if not required under a manager-of-managers exemptive order granted under the Investment Company Act by the SEC).

“Sub-Advisory Relationship” means any Contract pursuant to which the Company or any Company Subsidiary provides sub-advisory services to any investment fund or other collective investment vehicle (including any general or limited partnership, trust, or limited liability company and whether or not dedicated to a single investor) or any account whose sponsor, principal advisor, general partner, managing member or manager is any Person who is not the Company or a Company Subsidiary.

“Subsidiary” means, with respect to any Person, any entity of which (a) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (b) voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held by such Person or by any one or more of such Person’s Subsidiaries, (c) at least 50% of any class of capital stock or of the outstanding Equity Interests are beneficially owned by such Person or (d) any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act; provided, however, that no Fund or Client, or any of their respective controlled Affiliates, will be deemed to be a Subsidiary of the Company or any of its Subsidiaries.

“Superior Proposal” has the meaning set forth in Section 6.3(f)(i).

“Superior Proposal Notice Period” has the meaning set forth in Section 6.3(d)(i).

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Systems” means any and all information and communications technology and systems (including hardware, Software, databases, servers, networks, routers, hubs, switches, data communication lines and other devices, assets and equipment) owned, controlled or purported to be owned by, or licensed or otherwise made available to, the Company or any Company Subsidiary.

“Takeover Law” has the meaning set forth in Section 4.29.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, estimated, gross margins, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees.

“Tax Return” means any report, return (including information return), election, or declaration required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Trade Secrets” means any and all trade secrets, and rights in confidential and other non-public information and data (whether or not patentable), including ideas, formulas, algorithms, models, methodologies, inventor’s notes, discoveries, improvements, algorithms, know-how, processes, techniques, testing information, research and development information, inventions, drawings, specifications, designs, plans, proposals, technical data, business and marketing plans, market surveys, market know-how, and Client, customer and supplier lists and information.

“Trademarks” means any and all trademarks, service marks, logos, trade dress, trade names, brand names, corporate names and other indicia of source or origin (whether registered, common law, statutory or otherwise), and all registrations and applications to register any of the foregoing anywhere in the world, in each case, together with all goodwill associated therewith or symbolized thereby.

“Transaction Litigation” has the meaning set forth in Section 6.18.

“Transactions” means the Merger and the other transactions contemplated by this Agreement, but excluding the Wealth Management Transactions contemplated by the Wealth Management Purchase Agreement.

“WARN Act” has the meaning set forth in Section 4.15(g).

“Wealth Management Business” means the provision or sale of broker-dealer services, investment advisory services and insurance products by Waddell & Reed, Inc. or any of its Subsidiaries through Company Advisors.

“Wealth Management Purchase Agreement” has the meaning set forth in the Recitals.

“Wealth Management Transactions” has the meaning set forth in the Recitals.

“Welfare Benefit Plans” means those health and welfare benefit plans listed on Section 4.14(a) of the Company Disclosure Schedule that are sponsored or maintained solely by the Wealth Management Business.

Section 1.2            Interpretation. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)           whenever the context requires the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders;

(b)           the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”;

(c)           unless otherwise specified, all references in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” refer to Sections and Articles of this Agreement and Exhibits and Schedules to this Agreement;

(d)           the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)           all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)            the headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

(g)           references to a Person are also to such Person’s successors and permitted assigns;

(h)           all references in this Agreement to “$” or other monetary amounts refer to U.S. dollars;

(i)            unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive, but shall be construed to mean “and/or”;

(j)            all references to the “date of this Agreement” shall refer to the date this Agreement is made and entered into;

(k)           “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not simply mean “if”;

(l)            the words “will” and “shall” shall be interpreted to have the same meaning;

(m)          if any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day;

(n)           although the same or similar subject matters may be addressed in different provisions, the parties intend that, except as reasonably apparent on the face of this Agreement or as expressly provided in this Agreement, each such provision shall be read separately, given independent significance and not construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content); and

(o)           any Contract or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Laws) by succession of comparable successor Laws and (in the case of Laws) any rules and regulations promulgated under said Laws.

Article II
The Merger

Section 2.1            The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company, and the separate existence of Merger Sub shall cease. The Company shall continue as the surviving corporation and as a wholly owned Parent Subsidiary and shall continue to be governed by the Laws of the State of Delaware (as such, the “Surviving Corporation”).

Section 2.2            Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 8.1, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. on the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article VII hereof (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver thereof at the Closing) at the offices of Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York 10020 (or remotely via electronic exchange of documents), unless another date, time or place is agreed to in writing by Parent and the Company (the date of the Closing, the “Closing Date”).

Section 2.3            Effective Time. Subject to the provisions of this Agreement, on the Closing Date the parties hereto shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be agreed by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”

Section 2.4             Effects of the Merger. The Merger shall have the effects provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all Liabilities and duties of the Company and Merger Sub shall become the Liabilities and duties of the Surviving Corporation.

Section 2.5            Surviving Corporation Constituent Documents. The restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to be in the form attached hereto as Exhibit A, and as so amended shall be the restated certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of (except with respect to the name of the Company) the bylaws of Merger Sub, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 2.6            Surviving Corporation Directors and Officers.

(a)          The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b)          The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Section 2.7            Effect of Merger on Capital Stock .

(a)          At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder thereof:

(i)           each share of Company Common Stock (including each share of Company Common Stock described in Section 2.8(b)) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock directly owned and held by Parent or Merger Sub (each such share of Company Common Stock, an “Excluded Share”)), shall be converted into the right to receive $25.00 in cash, without interest (the “Merger Consideration”) and subject to any withholding of Taxes required by applicable Law in accordance with Section 3.7;

(ii)          all shares of Company Common Stock (other than Excluded Shares) shall cease to be issued and outstanding, shall be canceled and retired and shall cease to exist, and each holder of a valid certificate or certificates that immediately prior to the Effective Time represented any such shares of Company Common Stock (a “Certificate”) or evidenced by way of book-entry in the register of stockholders of the Company immediately prior to the Effective Time (“Book-entry Shares”), in each case other than those representing Excluded Shares, shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration; and

(iii)         each issued and outstanding share of stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)          All shares of Company Common Stock that are held in the treasury of the Company or owned of record by any Company Subsidiary, and all Excluded Shares shall, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder thereof, cease to be outstanding, be cancelled without payment or any consideration therefor and cease to exist.

(c)          Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such shares of Company Common Stock in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares of Company Common Stock, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 3.7. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and to control all negotiations and Actions with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment (unless required by Law) with respect to, or settle or compromise or offer to settle or compromise, any such demands, or agree to do any of the foregoing.

Section 2.8           Treatment of Company RSUs and Company Restricted Stock.

(a)           Each Company RSU, whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, terminate and be cancelled as of immediately prior to the Effective Time and be converted into the right to receive a cash payment in an amount equal to (a) (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, plus (b) the amount of any accrued but unpaid dividend equivalent rights under such Company RSU, net of any Taxes withheld pursuant to Section 3.7. Following the Effective Time, no such Company RSU that was outstanding immediately prior to the Effective Time shall remain outstanding, and each former holder of any such Company RSU shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.8(a) in exchange for such Company RSU in accordance with this Section 2.8(a). The consideration payable under this Section 2.8(a) to each former holder of a Company RSU that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter). Prior to the Effective Time, the Company shall (x) take all actions necessary or appropriate to effectuate the treatment of the Company RSUs contemplated by this Section 2.8(a), and (y) deliver written notice to each holder of a Company RSU informing such holder of the effect of the Merger on the Company RSUs.

(b)           Immediately prior to the Effective Time, each share of Company Restricted Stock shall immediately vest in full and any forfeiture restrictions applicable to such Company Restricted Stock shall immediately lapse. By virtue of the Merger, and without any action on the part of the holder thereof, each share of Company Restricted Stock shall be treated as a share of Company Common Stock for all purposes of this Agreement, including the right to receive the Merger Consideration in accordance with the terms hereof, less applicable Taxes required to be withheld with respect to such vesting. Prior to the Effective Time, the Company shall take all actions necessary or appropriate to effectuate the treatment of the Company Restricted Stock contemplated by this Section 2.8(b).

Section 2.9            No Right to Equity under Awards

. The parties agree that following the Effective Time, no holder of a Company RSU or any other equity-based awards shall have any right to acquire any Equity Interest (including any “phantom” stock or stock appreciation rights) in the Company, any Company Subsidiary or the Surviving Corporation.

Section 2.10          Adjustments to Prevent Dilution

. In the event that the Company changes (or establishes a record date for changing) the number of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares of Company Common Stock, at any time during the period from the date of this Agreement to the Effective Time, the Merger Consideration shall be equitably adjusted to reflect such transaction; provided, however, that nothing in this Section 2.10 shall be construed as permitting the Company to take any action or enter into any transaction otherwise prohibited by this Agreement.

Article III
Exchange of Certificates

Section 3.1            Paying Agent. Concurrently with the Effective Time, Parent shall deposit, or cause to be deposited, with a bank or trust company as Parent shall determine and who shall be reasonably satisfactory to the Company (the “Paying Agent”), in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 2.7, immediately available funds equal to the aggregate Merger Consideration and Parent shall instruct the Paying Agent to timely pay the Merger Consideration subject to and in accordance with the terms of Section 3.2. Any cash deposited with the Paying Agent shall hereinafter be referred to as the “Exchange Fund.” If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under Section 2.7, Parent shall take all steps necessary to cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Exchange Fund shall not be used for any other purpose. Any amounts payable in respect of Company RSUs shall not be deposited with the Paying Agent but shall instead be paid through the payroll of the Surviving Corporation and its Affiliates in accordance with Section 2.8(a). Any portion of the Exchange Fund made available to the Paying Agent to pay for shares of Company Common Stock that have become Dissenting Shares shall be returned to Parent upon demand.

Section 3.2            Exchange Procedures.

(a)          As promptly as practicable after the Effective Time, the Paying Agent shall send to each record holder of a Certificate or holder of Book-entry Shares (other than Excluded Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or Book-entry Shares in exchange for the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of shares of Company Common Stock (other than Excluded Shares), (x) upon surrender of a Certificate (or affidavit of lost, stolen or destroyed Certificate in lieu of a Certificate, as provided in Section 3.6) to the Paying Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent; (y) upon the transfer of shares of Company Common Stock that are Book-entry Shares not held through the Depository Trust Company (“DTC”), in accordance with the terms of the letter of transmittal and accompanying instructions (including such other documents as may reasonably be required by the Paying Agent); or (z) upon the transfer of shares of Company Common Stock that are Book-entry Shares held through DTC, including by delivery of an “agent’s message,” in accordance with DTC’s procedures and such other procedures as agreed by Parent, the Paying Agent and DTC, shall be entitled to receive in exchange therefor, and Parent and the Surviving Corporation shall cause the Paying Agent to pay and deliver in exchange therefor as promptly as practicable, the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Book-entry Shares shall have been converted pursuant to this Agreement. The Paying Agent shall accept such Certificates and Book-entry Shares upon compliance by the respective holders thereof with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

(b)           No interest shall be paid or shall accrue on any cash payable pursuant to Section 2.7(a)(i). Any Certificate that has been surrendered shall be cancelled by the Paying Agent.

(c)           In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a check in the proper amount of cash pursuant to Section 2.7(a)(i) may be issued with respect to such Company Common Stock to such a transferee only if (i) in the case of Book-entry Shares, written instructions authorizing the transfer of Book-entry Shares are presented to the Paying Agent, and (ii) in the case of Certificates, the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, and in each case, together with all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.

Section 3.3            No Further Ownership Rights in Company Common Stock. All cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article II and this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

Section 3.4            Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for nine months after the Effective Time shall be returned to the Surviving Corporation, or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates or Book-entry Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar Laws) for the Merger Consideration payable upon due surrender of their Certificates or Book-entry Shares and compliance with the procedures in Section 3.2, without interest. If, immediately prior to such time on which any payment in respect hereof would escheat to or become the property of any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws, any holder of Certificates or Book-entry Shares has not complied with the procedures in Section 3.2 to receive payment of the Merger Consideration to which such holder would otherwise be entitled, the payment in respect of such Certificates or Book-entry Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate or Book-entry Shares for Merger Consideration delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law.

Section 3.5            Investment of Exchange Fund. Any funds included in the Exchange Fund may be invested by the Paying Agent, as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Certificates or Book-entry Shares. Any interest and other income resulting from such investments shall promptly be paid to Parent.

Section 3.6             Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, or other documentation (including an indemnity in customary form) reasonably requested by Parent, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

Section 3.7            Withholding Rights. Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or any holder of a Company RSU such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, and paid over to the relevant Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.8             Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances, and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired, or to be acquired, by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 3.9            Stock Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-entry Shares shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except the right to receive the Merger Consideration as provided herein or by Law.

Article IV
Representations and Warranties of the Company

The Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such date) that, except (i) as otherwise expressly disclosed in the Company SEC Documents filed after January 1, 2019 and prior to the date of this Agreement (other than (x) any information that is contained solely in the “Risk Factors” section of such Company SEC Documents and (y) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Documents) or (ii) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”):

Section 4.1            Organization and Qualification; Subsidiaries.

(a)           Each of the Company and each Company Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)          The Company has delivered or caused to be delivered to Parent and Merger Sub true and complete copies of the Company Organizational Documents, and the certificate of incorporation and bylaws, or equivalent organizational or governing documents, of each material Company Subsidiary and each Company Subsidiary that is not wholly owned, directly or indirectly, by the Company. The Company is not in violation in any material respect of the Company Organizational Documents, and the Company Subsidiaries are not in violation in any material respect of their respective organizational or governing documents.

(c)           Section 4.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each Company Subsidiary as of the date of this Agreement and its jurisdiction of incorporation or organization. All of the outstanding capital stock or other voting securities of, or ownership interests in, each Company Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests) (other than restrictions arising under applicable securities Laws).

Section 4.2            Authority.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party, and to perform its obligations hereunder and thereunder and (subject to and assuming the receipt of the Company Stockholder Approval in connection with the Merger) to consummate the Transactions, including the Merger. Assuming the accuracy of the representations and warranties set forth in Section 5.5, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to adopt or authorize this Agreement or to consummate the Transactions other than, with respect to the consummation of the Merger, the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL. This Agreement has been validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub and assuming the accuracy of the representations and warranties set forth in Section 5.5, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in an Action at law or in equity) (the “Bankruptcy and Equity Exception”).

(b)          The Company Board has taken all appropriate actions so that, assuming the accuracy of the representations and warranties set forth in Section 5.5, the restrictions on business combinations contained in Section 203 of the DGCL shall not apply with respect to, or as a result of, the execution of this Agreement or the consummation of the Transactions, including the Merger, without any further action on the part of the stockholders of the Company or the Company Board. At a meeting duly called and held at which all of the directors of the Company were present, the Company Board duly and unanimously adopted resolutions (i) approving and declaring the advisability of this Agreement, (ii) approving the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, (iii) determining this Agreement and the Transactions to be advisable, fair to and in the best interests of the Company and the Company’s stockholders and (iv) recommending that the Company’s stockholders approve and adopt this Agreement, which resolutions, except to the extent expressly permitted by Section 6.3(d) or Section 6.3(e), have not been rescinded, modified or withdrawn in any way.

(c)          Assuming the accuracy of the representations and warranties set forth in Section 5.5, the affirmative vote of the holders of a majority of the outstanding Company Common Stock entitled to vote thereon is required to adopt this Agreement and to consummate the Transactions, including the Merger (the “Company Stockholder Approval”). No other vote of holders of any capital stock or other Equity Interests of the Company is required by Law or otherwise in order for the Company or any Company Subsidiary to consummate the Merger and the other Transactions. If a quorum is present at the Special Meeting, approval of the proposal to approve one or more adjournments of the Special Meeting requires a majority of the votes cast. If a quorum is not present at the Special Meeting, approval of the proposal to approve one or more adjournments of the Special Meeting requires the vote of a majority of the outstanding shares of Company Common Stock represented at the Special Meeting, either in person or by proxy.

Section 4.3            No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company shall not, and (assuming the receipt of the Company Stockholder Approval and the making of the filings and the receipt of the consents and waiting period terminations or expirations identified in Section 4.3(b)) the performance of this Agreement by the Company, the consummation by the Company of the Merger or any other Transactions, and the Company’s compliance with the provisions of this Agreement shall not (with or without notice or lapse of time, or both); and, assuming the accuracy of the representations and warranties set forth in Section 5.3, the transfer of the Acquired Company Shares (as defined in the Wealth Management Purchase Agreement) pursuant to the Wealth Management Transactions will not (with or without notice or the lapse of time or both):

(a)           (i) conflict with or violate the Company Organizational Documents, or any equivalent organizational or governing documents of any Company Subsidiary; (ii) conflict with or violate any Law or rule of NYSE applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected; (iii) result in any violation or breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the Company’s or any Company Subsidiary’s rights under, alter their respective obligations under, alter the rights or obligations of any third party under, or give to any third party any rights of purchase, termination, amendment, payment, acceleration or cancellation pursuant to, any Material Contract or under any Company Permit; or (iv) result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company or any Company Subsidiary, except, in the case of each of clauses (ii), (iii) and (iv), as has not had and would not reasonably be expected to, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) prevent or materially delay consummation of the Transactions or the Wealth Management Transactions or performance by the Company of any of its material obligations under this Agreement; or

(b)           require any consent, approval, waiting period termination or expiration, Order, license, authorization, declaration or permit of, or filing or registration with or notification to, any Governmental Entity by or with respect to the Company, except (i) the applicable requirements, if any, of the Securities Act and the Exchange Act, including the filing of the Proxy Statement relating to the adoption by the stockholders of the Company of this Agreement; (ii) the filing and recordation of the Certificate of Merger or other documents as required by the DGCL; (iii) compliance with any applicable requirements of the HSR Act; (iv) the filings or notices required by, and any approvals required under, the rules and regulations of FINRA or any other SRO, including the NYSE; (v) the CFIUS Filing and CFIUS Approval; (vi) such consents, approvals, waiting period terminations or expirations, Orders, licenses, authorizations, declarations, permits, filings, registrations and notifications as may be required under state or foreign securities or Takeover Laws or as are contemplated by Section 6.15; (vii) the filings or notices required by, and any approvals required under the rules and regulations of the Governmental Entities set forth on Section 4.3(b) of the Company Disclosure Schedule; and (viii) such other consents, approvals, waiting period terminations or expirations, Orders, licenses, authorizations, declarations, permits, filings, registrations and notifications as will be obtained or made prior to the Closing or that, if not obtained or made, would not reasonably be expected to, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) prevent or materially delay consummation of the Transactions or the Wealth Management Transactions or performance by the Company of any of its material obligations under this Agreement.

(c)           Notwithstanding anything to the contrary in Section 4.3(a) or (b), the Company makes no representation or warranty hereunder to the extent it relates to the Wealth Management Transactions with respect to (i) any conflict, violation, breach, default, impairment, alteration, right or Lien arising, or consent, approval, waiting period termination or expiration, Order, license, authorization, declaration or permit of, or filing or registration with or notification to, any Governmental Entity required solely as a result of the identity of Parent, LPL or any of their respective Subsidiaries or the legal status or legal disability of Parent, LPL or any of their respective Subsidiaries; (ii) any matter addressed in clause (a)(ii) of this Section 4.3 other than as of the date of this Agreement; or (iii) any matter addressed in clauses (a)(iii) or (a)(iv) of this Section 4.3.

Section 4.4            Capitalization.

(a)          The authorized capital stock of the Company consists of (i) 250,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”). As of the close of business on November 30, 2020 (the “Capitalization Date”), there were 62,510,158 shares of Company Common Stock issued and outstanding (3,783,184 of which were shares of Company Restricted Stock), 37,190,603 shares of Company Common Stock were held in treasury by the Company, and no shares of Company Preferred Stock were issued or outstanding.

(b)          As of the close of business on the Capitalization Date, the Company has no shares of capital stock reserved for or otherwise subject to issuance, except for 5,143,674 shares of Company Common Stock reserved for future awards under the Company Stock Incentive Plan.

(c)          All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and were issued in material compliance with applicable Law. All shares of Company Common Stock subject to issuance under the Company Stock Incentive Plan, upon issuance prior to the Effective Time, if any, pursuant to the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and issued in material compliance with applicable Law. Section 4.4(c) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, an accurate and complete list of each outstanding Company RSU and award of Company Restricted Stock and (i) the employee number of each holder thereof, (ii) the date of grant, (iii) the vesting schedule of such Company RSU or award of Company Restricted Stock, as applicable, (iv) the exercise or purchase price thereof, if applicable and (v) the Company Incentive Plan under which each Company RSU or award of Company Restricted Stock, as applicable, was granted. Each grant of a Company RSU was properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance in all material respects with Law, recorded on the Company’s financial statements in accordance with GAAP in all material respects consistently applied, and was validly issued, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of the grant. Except for Company RSUs and Company Restricted Stock, there are no awards or rights outstanding under any of the Company Incentive Plans.

(d)          There are no Contracts to which the Company or any Company Subsidiary is a party, including options, warrants, debentures, notes or other rights, Contracts, arrangements or commitments of any character (i) relating to any Equity Interests of the Company; (ii) obligating the Company or any Company Subsidiary to issue, acquire or sell any Equity Interests of the Company; (iii) providing voting rights to holders of shares of Company Common Stock or Company Preferred Stock, or convertible into securities having such rights; or (iv) (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of or (E) granting any preemptive or anti-dilutive rights with respect to, any shares of Company Common Stock or other Equity Interests in the Company. Following the close of business on the Capitalization Date, the Company has not issued any shares of its capital stock or other Equity Interests except as permitted under Section 6.1.

(e)           Section 4.4(e) of the Company Disclosure Schedule sets forth, for each Company Subsidiary (i) its authorized capital stock or other Equity Interests, (ii) the number of its outstanding shares of capital stock or other Equity Interests and type(s) of such outstanding shares of capital stock or other Equity Interests and (iii) the record owner(s) thereof. Other than the outstanding shares of capital stock of each Company Subsidiary, there are no other Equity Interests of any Company Subsidiary.

(f)           Except for the rights of the Company or a Company Subsidiary in their capacity as a holder of the outstanding Equity Interests of a Company Subsidiary, there are no Contracts of the Company or any Company Subsidiary, including options, warrants, debentures, notes or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party (i) relating to any Equity Interests of a Company Subsidiary; (ii) obligating the Company or any Company Subsidiary to issue, acquire or sell any Equity Interests of the Company Subsidiaries; (iii) providing general voting rights with holders of the Equity Interests of any Company Subsidiary, or convertible into securities having such rights, or (iv) (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or anti-dilutive rights with respect to, any Equity Interests in a Company Subsidiary. The Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding Equity Interests of each of the Company Subsidiaries, free and clear of any Liens (other than Permitted Liens), and all of such Equity Interests have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights and were issued in material compliance with applicable Law. Except for Equity Interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any Equity Interest in any Person, or has any obligation or has made any agreement to acquire any such Equity Interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

Section 4.5            SEC Filings.

(a)           Since January 1, 2018, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and other documents (including exhibits) required to be filed or furnished (as applicable) by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC since January 1, 2018, as such documents have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). None of the Company Subsidiaries is currently or has, since becoming a Company Subsidiary, been required to file any forms, reports or other documents with the SEC.

(b)          As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents complied (or with respect to Company SEC Documents filed or furnished after the date of this Agreement (assuming, in the case of the Proxy Statement, that the representations and warranties set forth in Section 5.8 are true and correct), will comply) as to form in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder and did not (or with respect to Company SEC Documents filed or furnished after the date of this Agreement (assuming, in the case of the Proxy Statement, that the representations and warranties set forth in Section 5.8 are true and correct), will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)          As of the date of this Agreement, no enforcement Action has been initiated or, to the Knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document and none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

Section 4.6            Financial Statements.

(a)           Each of the consolidated financial statements of the Company (including, in each case, any notes and schedules thereto) included in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) has been prepared from, is in accordance with, and accurately reflects the books and records of the Company and the consolidated Company Subsidiaries in all material respects; (ii) has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q or any successor or like form under the Exchange Act, including the absence of footnotes); and (iii) presents fairly in all material respects the consolidated financial position and the consolidated results of operations, cash flows and stockholders’ equity of the Company and the consolidated Company Subsidiaries as of the dates and for the periods referred to therein.

(b)           From January 1, 2018 to the date of this Agreement, the Company has not received written notice from the SEC or any other Governmental Entity indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Entity, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.7            Internal Controls; Sarbanes-Oxley Act .

(a)           The Company and the Company Subsidiaries (i) have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s consolidated financial statements for external purposes in accordance with GAAP; (ii) have implemented and maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are designed to ensure that material information relating to the Company, including its consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosure; and (iii) have disclosed, based on the Company’s most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has delivered to Parent prior to the date of this Agreement all disclosures of significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have been made by the Company to the Company’s auditors or audit committee at any time between January 1, 2018 and the date of this Agreement.

(b)          The Company is, and since January 1, 2018 has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor, to the Knowledge of the Company, any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of the Company.

(c)           Since January 1, 2018, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, auditor or accountant of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices. Since January 1, 2018, to the Knowledge of the Company, no current or former attorney representing the Company or any Company Subsidiary has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary, or any of their respective officers, directors, employees or agents, to the current Company Board or any committee thereof or to any current director or executive officer of the Company.

Section 4.8            Absence of Undisclosed Liabilities.

(a)          There are no Liabilities of the Company or any Company Subsidiary other than:

(i)            Liabilities disclosed and provided for in the consolidated balance sheet of the Company as of September 30, 2020 that is included in the Company SEC Documents as of the date of this Agreement (the “Most Recent Balance Sheet”), or disclosed in the notes thereto;

(ii)           Liabilities incurred under this Agreement or in connection with the Transactions;

(iii)          Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheet; or

(iv)         Liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)          Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any Company Subsidiary in the Company Financial Statements or any Company SEC Documents.

Section 4.9            Absence of Certain Changes or Events. From September 30, 2020 through the date hereof (a) except for any COVID-19 Measures, the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects; (b) there has not been any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect; and (c) there has not been any action taken by the Company or any Company Subsidiary from September 30, 2020 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time without the prior written consent of Parent, would constitute a breach of Section 6.1.

Section 4.10          Contracts.

(a)           Section 4.10(a) of the Company Disclosure Schedule sets forth a true and complete list in all material respects of each Contract of the Company or any Company Subsidiary in effect as of the date of this Agreement that is included in any of the following categories (each such Contract a “Material Contract”; provided, however, that the term “Material Contract” shall not include any Development Documents);

(i)           all Contracts that purport to limit, curtail or restrict the freedom or right of the Company or any Company Subsidiary in any material respect (A) to engage or compete in any line of business or create, develop, market, sell, supply, provide, license or distribute any product or service, in each case, in any market or geographic area, with any Person or during any period of time (or pursuant to which a benefit or right is required to be given or would be lost as a result of so competing, engaging, marketing, selling, supplying, licensing or distributing), or (B) to solicit or hire any Person or group of Persons;

(ii)           (A) any Investment Advisory Agreement or services Contract between a Company or Company Subsidiary and any Public Fund or Sub-Advised Fund and any program management agreement or other Contract related to the 529 Plan or (B) any program management agreement or other Contract related to a managed account platform that is reasonably likely to provide annual payments in excess of $2,500,000, in each case to which the Company or a Company Subsidiary is a party;

(iii)          (A) any standard form Contract pursuant to which the Company or any Company Subsidiary provides brokerage services or investment advisory services to any Client and (B) any material Contract (or group of Contracts that, in the aggregate, are material) pursuant to which the Company or any Company Subsidiary provides brokerage services or investment advisory services to any Client that is not on such standard form and includes material deviations from any such standard form;

(iv)         any Contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(v)          any Contract that grants any Person other than the Company or any Company Subsidiary any (A) “most favored nation” or other material preferred pricing rights; (B) rights of first refusal, rights of first negotiation or similar rights or that materially limits or purports to materially limit the ability of the Company or any Company Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses; or (C) material caps, rebates or waivers on fees or expenses;

(vi)         any joint venture, partnership, limited liability company agreement or similar Contract with third parties;

(vii)        any Contract relating to the disposition or acquisition by the Company or any Company Subsidiary of any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) or Subsidiary (A) entered into since January 1, 2018, (B) that contains “earn-out” provisions or other payment (including contingent payment) or holdback obligations that are or may be payable after the date of this Agreement or (C) that contains ongoing non-competition, indemnification or other obligations that are material to the Company and the Company Subsidiaries, taken as a whole;

(viii)       any Contract by which a third Person sells, licenses or otherwise provides to the Company or any Company Subsidiary content, technology, Intellectual Property or Systems that are material to the Company or any Company Subsidiary (including in connection with any Company Platforms) that provides for payments by the Company or any Company Subsidiary in excess of $500,000 annually, in each case, other than any licenses for Commercially Available Software;

(ix)         any Contract (A) granting any current or contingent right in or to, or license of, any material Company Intellectual Property to any Person (other than to a Client in the ordinary course of business consistent with past practice), (B) providing for the creation, development, modification or enhancement of any material content, technology or Intellectual Property for the benefit of the Company or any Company Subsidiary (other than Contracts of employment) or (C) that includes a source code escrow arrangement, or pursuant to which a third party is granted any current or contingent right in or access to any Platform Source Code;

(x)          any Contract with any providers of co-location, data hosting or application services material to the Company or any Company Subsidiary;

(xi)         any Contract relating to Invested Capital or otherwise requiring the Company or any Company Subsidiary to commit capital to any Fund;

(xii)        any Contract (A) governing the terms of any existing equity or debt investment by the Company or any Company Subsidiary or (B) providing for ongoing capital commitments (including any obligation to provide funds, or make an investment, in the form of a loan, capital contribution or otherwise);

(xiii)       any Contract relating to Indebtedness for borrowed money in excess of $10,000,000, or any Contract required to be filed under Item 601(b)(4) of Regulation S-K under the Securities Act;

(xiv)       any Contract relating to the settlement of any civil, administrative or judicial Action within the past five years in excess of $1,000,000 in any individual case or series of related cases;

(xv)        any Contract providing for the employment or engagement of any individual on a full-time, part-time, consulting, independent contractor or other basis or otherwise providing compensation, benefits, severance, retention, change in control or other termination-related payments or other benefits to any individual who is a current or former equity holder, director, officer, manager, employee, consultant, independent contractor, partner or agent, other than (A) Contracts providing compensation, bonus or benefits aggregating less than $1,000,000 per annum in 2020 or (B) Contracts providing for severance, retention, change in control or other termination-related payments or benefits of less than $150,000;

(xvi)            any (A) standstill or similar agreement restricting any Person from acquiring the securities of, soliciting proxies respecting, or affecting the control of, any other Person, or (B) Contract requiring the Company or any Company Subsidiary to provide any notice or information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal or prior to entering into any discussions or Contract relating to any Acquisition Proposal or similar transaction;

(xvii)           any Contract that is reasonably likely to involve payments by or to the Company or any of the Company Subsidiaries of more than $10,000,000 over the four consecutive fiscal quarters commencing on October 1, 2020 and which is not otherwise described in clauses (i) – (xvi) above or (xviii) – (xxii) below;

(xviii)          any Contract reasonably expected to result in payments made or received by the Company and the Company Subsidiaries in excess of $5,000,000 in any year that provides for any distribution arrangement, referral arrangement, commission sharing arrangement or co-marketing arrangement, including any agreement for soliciting, distributing or promoting investment advisory products or services or brokerage services by or to the Company or any of its Subsidiaries;

(xix)             any Contract providing for (A) indemnification of any Person with respect to material Liabilities relating to any current or former business of the Company, any of the Company Subsidiaries or any predecessor Person, other than indemnification obligations of the Company or any of the Company Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of the Company Subsidiaries in the ordinary course of business consistent with past practice or that would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; or (B) any guaranty by the Company or any Company Subsidiary that is material to the Company or any Company Subsidiary (in each case with respect to which the Company or any Company Subsidiary has continuing obligations as of the date of this Agreement);

(xx)              any other Contract under which the consequences of a default, breach or early termination would reasonably be expected to have a Company Material Adverse Effect;

(xxi)             any Contract with (A) any director, executive officer or other Affiliate of the Company or (B) any record or, to the Knowledge of the Company, beneficial owner of five percent (5%) or more of the Company Common Stock; and

(xxii)            all other Contracts required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K, whether or not so filed or disclosed.

(b)          True and complete copies of each Material Contract have been made available by the Company to Parent or publicly filed with the SEC prior to the date hereof. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Material Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary and, to the Knowledge of the Company, of the other party or parties thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, except for such Material Contracts that expire after the date of this Agreement in accordance with their respective terms; (ii) each of the Company and each Company Subsidiary has performed all obligations required to be performed by it under each Material Contract in all material respects and, to the Knowledge of the Company, each other party to each Material Contract has performed all obligations required to be performed by it under such Material Contract in all material respects; (iii) none of the Company nor any Company Subsidiary has Knowledge of, or has received written notice of, any violation or default under any Material Contract; and (iv) neither the Company nor any Company Subsidiary has received any written notice from any other party to any such Material Contract to the effect that, and otherwise has no Knowledge that, such party intends to terminate, or not renew, any such Material Contract.

Section 4.11         Tax Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)          Each of the Company and each Company Subsidiary has timely filed with the appropriate Governmental Entity all Tax Returns required to be filed by it. All such Tax Returns are complete and accurate in all material respects. All Taxes due and owing by the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been paid.

(b)          No deficiencies for Taxes against any of the Company and the Company Subsidiaries have been claimed, proposed or assessed by any Governmental Entity, except for delinquencies that have been paid or otherwise resolved or that are being contested in good faith and for which reserves have been established in accordance with GAAP. There are no pending and, to the Knowledge of the Company, threatened, audits, assessments or other Actions for or relating to any Liability in respect of Taxes of the Company or any Company Subsidiary. Neither the Company nor any of the Company Subsidiaries has granted any currently effective waiver of any statute of limitations in respect of Taxes.

(c)          There are no Liens for Taxes other than Permitted Liens upon any of the assets of the Company or any of the Company Subsidiaries.

(d)          There are no Tax-sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving any of the Company or any Company Subsidiary, other than pursuant to agreements entered into in the ordinary course of business the primary purposes of which is not Taxes.

(e)          Neither the Company nor any of the Company Subsidiaries (i) has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company or a Company Subsidiary) or (ii) has any Liability for the Taxes of any Person (other than Taxes of the Company or any of the Company Subsidiaries) (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or (B) by reason of being a transferee or successor of such Person.

(f)           Each of the Company and the Company Subsidiaries has withheld and paid all Taxes and other amounts required by Law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(g)          Neither the Company nor any Company Subsidiary has distributed the stock of any corporation within the last two (2) years in a transaction intended to satisfy the requirements of Section 355 of the Code.

(h)          Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b).

(i)           From and after the Effective Time, neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for, any taxable period (or portion thereof) ending after the Effective Time as a result of any (i) adjustment pursuant to Section 481(a) of the Code or any similar provision of Law by reason of a change in accounting method occurring prior to the Effective Time, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law relating to Taxes) entered into prior to the Effective Time or (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of income Tax Law).

(j)           No claim has been made in writing by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.

Section 4.12         Funds. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a material adverse effect with respect to the Fund in question:

(a)          Each Public Fund is duly registered with the SEC as an investment company under the Investment Company Act and has, since January 1, 2018 (or its inception, if later), filed all Public Fund SEC Documents in compliance with the Securities Act, the Investment Company Act, the Exchange Act and other applicable Law. Since January 1, 2018 (or its inception, if later), each Public Fund’s (i) summary prospectuses, prospectus and statement of additional information (including supplements thereto) forming the part of any registration statement filed with the SEC under the Securities Act and the Investment Company Act; (ii) annual and semi-annual shareholder reports filed with the SEC pursuant to Section 30 of the Investment Company Act and (iii) supplemental advertising and marketing materials prepared by or on behalf of the Company or an Affiliate of the Company did not at the time they were filed (if required to be filed), and did not during the period of their authorized use, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. Each Investment Advisory Agreement with a Public Fund has been duly approved, continued and at all times since January 1, 2018 (or its effective date, if later) has been in compliance in all material respects with Section 15(a) and Section 15(c) of the Investment Company Act. Since January 1, 2018 (or the inception of such Fund if later), no more than 25% of the members of the board of directors or trustees of any Public Fund have been “interested persons” (as defined in the Investment Company Act) of the Company, any Company Subsidiary or any other investment adviser (including subadvisers) for such Public Fund. No Private Fund is required to register as an investment company under the Investment Company Act. Notwithstanding the foregoing, any such representation or warranty with respect to any Fund as to any period prior to the commencement of such Fund’s management by the Company or any Company Subsidiary is made to the Company’s Knowledge.

(b)          Each Fund that is a juridical entity is duly organized, validly existing and, with respect to entities in jurisdictions that recognize the concept of “good standing,” in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate, trust, company or partnership power and authority to own its properties and to carry on its business as currently conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Law. Since January 1, 2018 (or the inception of such Fund if later), the shares, units or interests, as applicable, of each Fund have been issued and sold in compliance with applicable Law including, with respect to any Fund offered or sold outside the United States, the registration and licensing requirements of any applicable non-U.S. jurisdiction. Notwithstanding the foregoing, any such representation or warranty with respect to any Fund as to any period prior to the commencement of such Fund’s management by the Company or any Company Subsidiary is made to the Company’s Knowledge.

(c)          Each Fund currently is, and has since January 1, 2018 (or its inception, if later), been operated in compliance with (i) applicable Law; (ii) any applicable Order of any Governmental Entity; (iii) its governing documents, registration statements, prospectuses, offering documents and agreements; and (iv) its investment objectives, policies and restrictions. Notwithstanding the foregoing, any such representation or warranty with respect to a Fund as to which there is a Sub-Advisory Relationship is made to the Company’s Knowledge.

(d)          Since January 1, 2018, none of the offering memoranda used in connection with an offering of shares, units or interests of any Private Fund, including any supplemental advertising and marketing materials prepared by or on behalf of the Company or any Company Subsidiary contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)          Since January 1, 2018, the offering memoranda used in connection with an offering of shares, units or interests of any Private Fund, including any supplemental advertising and marketing materials prepared by or on behalf of the Company or any Affiliate thereof, contains all required disclosures and information to comply with applicable Laws.

(f)           There are no Liabilities or obligations of any Fund of any kind whatsoever, whether known or unknown, accrued, contingent, absolute, determined, determinable or otherwise other than (i) (A) for each Public Fund, Liabilities or obligations disclosed and provided for in the balance sheet of such Public Fund or referred to in the notes thereto contained in the most recent annual or semi-annual report filed by the Public Fund prior to the date hereof with the SEC; or (B) for each Private Fund, Liabilities or obligations disclosed and provided for in the balance sheet of such Private Fund or referred to in the notes thereto contained in the most recent report (1) distributed by the Private Fund to its shareholders or other interest holders or (2) as applicable, filed with a non-U.S. Governmental Entity, in each case prior to the date hereof and provided or made available to Parent; or (ii) for each Fund, Liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Fund’s applicable report referenced in clause (i)(A) or (B) above.

(g)          There are no Actions pending or, to the Knowledge of the Company, threatened in writing, before any Governmental Entity, or before any arbitrator of any nature, brought by or against any of the Funds or any of their officers or directors involving or relating to the Funds, the assets, properties or rights of any of the Funds.

(h)          (i) For all taxable years since its inception date, each Fund has qualified for its intended Tax classification or treatment, as reported on its most recent applicable Tax Return, including, in the case of each Public Fund, as a regulated investment company taxable under Subchapter M of Chapter 1 of the Code, and has been organized and operated in conformity with the requirements related to such intended Tax classification or treatment, and its proposed method of operation will enable it to continue to qualify for such intended Tax classification or treatment; (ii) each Fund has timely filed (or caused to be timely filed) all Tax Returns required to be filed by it (taking into account any applicable extensions or waivers) with any Governmental Entity and has timely paid (or caused to be paid) all Taxes shown as due on such Tax Returns; (iii) there is currently no audit by any Governmental Entity of any Tax Return of any Fund pending or threatened in writing; (iv) each Fund has complied with all applicable Tax withholding and information reporting requirements; and (v) there are no outstanding waivers or comparable consents given by any Fund regarding the application of the statute of limitations with respect to Taxes.

Section 4.13         Clients.

(a)          Section 4.13(a) of the Company Disclosure Schedule sets forth, as of the Base Date (i) a complete and accurate list in all material respects of each Client for which an Investment Adviser Subsidiary is the investment adviser or sub-adviser thereunder, excluding any Clients being serviced by Company Advisors; (ii) the Base Date Assets Under Management by the applicable Investment Adviser Subsidiary for each Client; (iii) the Base Date Revenue Run Rate with respect to each such Client; (iv) the Applicable Fees payable to such Investment Adviser Subsidiary by each such Client (other than any Affiliate Client) under the applicable Investment Advisory Agreement; and (v) the Base Date Assets Under Administration for each Company Advisor.

(b)         Since January 1, 2018, each Investment Adviser Subsidiary has provided its investment advisory services to each of its Clients in material compliance with the Advisers Act, the Investment Company Act, as applicable, and other applicable Law. Each Investment Adviser Subsidiary provides investment advisory services to the Clients solely pursuant to written Investment Advisory Agreements.

(c)          Each Investment Advisory Agreement includes all provisions required by, and complies in all material respects with, the Advisers Act, applicable provisions of the Investment Company Act and other applicable Law. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Investment Adviser Subsidiary has performed all obligations required to be performed by it under, and is not in violation of or default under the terms of, any Investment Advisory Agreement.

(d)          As of the date hereof, no Investment Adviser Subsidiary is currently subject to, or has received written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity.

(e)          No Investment Adviser Subsidiary is prohibited from charging fees to any Person pursuant to “pay-to-play” rule or requirement applicable to such Investment Adviser Subsidiary (including, with respect to each Investment Adviser Subsidiary, Rule 206(4)-5 under the Advisers Act), except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.14         Employee Benefit Plans.

(a)          Section 4.14(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan. With respect to each Company Benefit Plan listed in Section 4.14(a) of the Company Disclosure Schedule, the Company has delivered or made available to Parent accurate and complete copies of (i) the Company Benefit Plan (or, if such Company Benefit Plan is not written, a written summary of its material terms), including all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto; (ii) the current summary plan description, including any summary of material modifications; (iii) the most recently filed annual report (Form 5500 series) with any required schedules filed with the IRS with respect to such Company Benefit Plan; (iv) the most recent actuarial report or other financial statement relating to such Company Benefit Plan; (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to the Company Benefit Plan; and (vi) all material documents and correspondence relating thereto received from or provided to any Governmental Entity during the past year.

(b)          Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been maintained, operated, and administered in accordance with its terms and any related documents or agreements and in compliance with all Law, including ERISA and the Code; (ii) any contributions (including any premiums) required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the books and records of the Company; (iii) no event has occurred and there exists no condition or set of circumstances in connection with which the Company, any Company Subsidiary, any ERISA Affiliate or any Company Benefit Plan fiduciary could reasonably be expected to be subject to any Liability (other than for routine benefit Liabilities) under the terms of, or with respect to, any Company Benefit Plans, ERISA, the Code or any other applicable Law, nor would negotiation or consummation of the Transactions give rise to such Liability; (iv) with respect to each Company Benefit Plan, all Tax, annual reporting and other filings with a Governmental Entity required by ERISA, the Code and other applicable Law have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants; and (v) no Action (other than routine claims for benefits and including an audit) is pending against or involves or, to the Knowledge of the Company, is threatened against or reasonably expected to involve, any Company Benefit Plan before any court or arbitrator or any Governmental Entity.

(c)          Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code either (i) has a current favorable determination or opinion letter from the IRS as to its qualified status or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired, and no fact or event has occurred that would reasonably be expected to result in any such letter being revoked or not being reissued or (ii) may rely upon a prototype opinion letter. Each trust created under any such Company Benefit Plan is exempt from tax under Section 501(a) of the Code.

(d)          With respect to any Company Benefit Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause the Company or any of its Subsidiaries to incur any material liability under ERISA or the Code.

(e)          None of the Company, its Subsidiaries, or any ERISA Affiliate (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or in the past six years has, sponsored, maintained, administered or contributed to (or had any obligation to contribute to), any plan subject to Title IV of ERISA, including any multiemployer plan, as defined in Section 3(37) of ERISA.

(f)          Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event, such as termination of employment) will (i) result in any compensatory payment becoming due to any current or former director, officer, employee, consultant, independent contractor or other service provider of the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective Affiliates, or to any Governmental Entity or other Person on behalf of any such director, officer, employee, consultant, independent contractor or other service provider, from the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective Affiliates under any Company Benefit Plan or otherwise; (ii) entitle any current or former director, officer, employee, consultant, independent contractor or other service provider of the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective Affiliates to severance pay, change in control, retention or other bonus payments or an increase in any such payments upon any termination of employment after the date hereof; (iii) increase any benefits otherwise payable under any Company Benefit Plan; (iv) result in any acceleration of the time of payment or vesting of any benefits; or (v) result in the payment of any amount that, individually or in combination with any other such payment, would not be deductible pursuant to Section 280G of the Code or Section 162(m) of the Code.

(g)          Except as required by Law, no Company Benefit Plan provides any retiree or post-employment health, disability, life insurance or other welfare benefits (whether or not insured) to any Person.

(h)          Each Company Benefit Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in material compliance with, and the Company and its Subsidiaries have, materially complied in practice and operation with, all applicable requirements of Section 409A of the Code. Neither the Company nor any Company Subsidiary is a party to, or otherwise obligated under, any Company Benefit Plan that provides for the gross-up of the Tax imposed by Section 409A(a)(1)(B) of the Code.

(i)          The Company, any Company Subsidiary or any ERISA Affiliate may, in any manner, subject to the limitations imposed by applicable Law and reasonable notice provisions under the applicable Company Benefit Plan, and without the consent of any employee, beneficiary or other Person, prospectively terminate, modify or amend any Company Benefit Plan (or its participation in such Company Benefit Plan) effective as of any date on or after the date of this Agreement other than with respect to individual arrangements otherwise previously disclosed.

Section 4.15         Labor and Other Employment Matters.

(a)          Section 4.15(a) of the Company Disclosure Schedule lists all employees of the Company as of November 30, 2020, and for each such employee sets forth his or her (i) name, (ii) job title, (iii) department, (iv) base salary or wage rate, (v) date of hire, (vi) status as a full-time or part-time employee, (vii) exempt or non-exempt status under applicable wage and hour Laws, (viii) current year bonus, commission and other incentive-based compensation opportunity and actual bonus, commission and other incentive-based compensation paid for the previous performance year, (ix) accrued vacation and paid time off, (x) principal work location and (xi) leave status.

(b)          Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) Each of the Company and each Company Subsidiary is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, immigration, workers’ compensation, long term disability, occupational safety, plant closings, compensation and benefits, and wages and hours, including Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1967, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, and the applicable rules and regulations adopted by those federal agencies responsible for the administration of such Laws (“Employment Practices”); and (ii) as of the date of this Agreement, (A) there are no Actions pending or scheduled by any Governmental Entity pertaining to the Employment Practices of the Company or any Company Subsidiary; and (B) no complaints relating to Employment Practices of the Company or any Company Subsidiary have, to the Company’s Knowledge, been filed with any Governmental Entity or submitted in writing to the Company or any Company Subsidiary.

(c)          Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any Contract that is a collective bargaining agreement or other agreement with any labor union or labor organization, and no such Contract is presently being negotiated. To the Knowledge of the Company, there are no current and there has not been at any time during the last five years any campaigns to solicit cards from employees of the Company or any Company Subsidiary to authorize representation by any labor union or labor organization and there are no current, and there has not been at any time during the last five years, any other union organizing activities concerning any employees of the Company or any Company Subsidiary. There are no current and there have not been any labor strikes, slowdowns, work stoppages, lockouts, or any similar activity or dispute, affecting the Company or any Company Subsidiary during the last five years. The consent of, consultation of or the rendering of formal advice by any labor or trade union, works council or any other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the Transactions.

(d)          To the Knowledge of the Company, no employee of the Company or any Company Subsidiary with the title of Vice President or above is in violation in any material respect of any term of any employment Contract, non-disclosure or confidentiality agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary by which the individual is employed because of the nature of the business conducted or presently proposed to be conducted by it or to the use of Trade Secrets or proprietary information of others.

(e)          Since January 1, 2018, (i) no allegations of sexual harassment or other sexual misconduct have been made against any manager (i.e., any employee who has supervisory authority over other employee(s)) of the Company or any Company Subsidiary through the formal human resources communication channels at the Company, and (ii) there are no Actions pending or, to the Company’s Knowledge, threatened related to any allegations of sexual harassment or other sexual misconduct by any manager of the Company or any Company Subsidiary. Since January 1, 2018, neither the Company nor any Company Subsidiary has entered into any settlement agreements related to any such matter.

(f)          The Company and each Company Subsidiary have (i) taken commercially reasonable steps to minimize potential workplace exposure in light of COVID-19; (ii) complied in all material respects with all Laws addressing COVID-19; and (iii) delivered or made available accurate and complete copies of all applicable written employment policies with respect to remote work practices, onsite meetings, implementation and enforcement of health and safety, social distancing and return-to-work practices and protocols that have been adopted in response to COVID-19.

(g)          Each of the Company and each Company Subsidiary is in compliance in all material respects with the Worker Readjustment and Notification Act (29 U.S.C. §2101) (the “WARN Act”) and any applicable state Laws or other Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Entity. For the past two years, neither the Company nor any Company Subsidiary has taken any action that would constitute a “mass layoff” or “plant closing” within the meaning of the WARN Act or would otherwise trigger notice requirements or Liability under any other comparable Law in the United States.

(h)          All current employees of the Company and any Company Subsidiary who work in the United States are, and all former employees of the Company or any Company Subsidiary who worked in the United States whose employment terminated, voluntarily or involuntarily, since January 1, 2018, were, to the Knowledge of the Company, legally authorized to work for the Company or such Company Subsidiary in the United States. The Company and any Company Subsidiary have completed and retained the necessary employment verification paperwork under the Immigration Reform and Control Act of 1986 for all current employees.

(i)           The Company and each Company Subsidiary is in compliance in all material respects with all Laws pertaining to the classification and payment of employees and independent contractors.

Section 4.16         Intellectual Property.

(a)          Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiaries (i) solely and exclusively own all right, title and interest in and to all Company Owned Intellectual Property free and clear of all Liens, other than Permitted Liens and (ii) will, immediately following the Closing, own or have a valid and enforceable license to use any and all Company Intellectual Property (including the Platform Source Code and any Intellectual Property incorporated, embedded or otherwise included in the Company Platforms).

(b)          Section 4.16(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Company Registered Intellectual Property. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable.

(c)          To the Knowledge of the Company, (i) no Person has infringed, misappropriated or violated any material Company Owned Intellectual Property; and (ii) neither the Company nor any Company Subsidiary, nor the products, services or conduct of their respective businesses (including any Company Platforms), has infringed, misappropriated or otherwise violated any Intellectual Property of any Person. Since January 1, 2018, no Person has asserted in writing any such infringement, misappropriation or other violation.

(d)          As of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened (including any invitation to take a license) against or affecting the Company or any Company Subsidiary (i) alleging any infringement, misappropriation or other violation of a Person’s Intellectual Property rights; or (ii) challenging or seeking to restrict the Company’s or any Company Subsidiary’s rights in, or the registrability, validity or enforceability of, any material Company Owned Intellectual Property. Since January 1, 2018, neither the Company nor any Company Subsidiary has received written notice of any such allegation or challenge.

(e)          Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) none of the Company Owned Intellectual Property is subject to any Order restricting the Company or any Company Subsidiary’s right, title or interest therein or thereto; (ii) the Company and the Company Subsidiaries require all current and former employees, contractors and consultants who create, invent or otherwise develop Intellectual Property for or on behalf of the Company or any Company Subsidiary to execute Contracts protecting the confidentiality of, and irrevocably assigning or otherwise transferring to the Company or any Company Subsidiary all rights to, such Intellectual Property; and (iii) no current or former employee, contractor or consultant of the Company or any Company Subsidiary owns any right, title or interest in or to any of the Company Owned Intellectual Property.

(f)          Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each Company Subsidiary have taken all commercially reasonable steps to (i) maintain the confidentiality of all Trade Secrets that are (A) used or held for use by the Company or any Company Subsidiary, or (B) provided, disclosed or made accessible by any customer or supplier to the Company or any Company Subsidiary; and (ii) maintain and protect all Company Owned Intellectual Property.

(g)          Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is restricted in its ability to develop, use, license, transfer, dispose of, enforce or assert any Company Owned Intellectual Property.

(h)          Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any Company Subsidiary is in breach of any terms or conditions of any license to any Open Source Materials. No Open Source Materials are or have been incorporated or embedded in, linked to, or combined or distributed with, any Company Platforms in a manner that has, or would reasonably be expected to, (i) require the disclosure or distribution of or access to any Platform Source Code; or (ii) restrict the Company or any Company Subsidiary’s ability to charge for access to or use of the Company Platforms.

Section 4.17         Privacy; Data Security.

(a)          Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Systems perform in a manner that permits the Company and the Company Subsidiaries to conduct their respective businesses as currently conducted; (ii) the Company and the Company Subsidiaries have taken all commercially reasonable actions (A) to monitor and protect the confidentiality, integrity, operation and security of the Company Platforms and Systems, and (B) to implement and maintain business continuity, backup, security and disaster recovery plans, procedures and facilities; (iii) since January 1, 2018, to the Knowledge of the Company, there has been no corruption, malfunction or failure of, disruption to, or malicious code contained in, any Systems or Company Platforms; and (iv) to the Knowledge of the Company, there has been no unauthorized access, use, modification, interruption or corruption of the Systems or Company Platforms.

(b)          The Company and Company Subsidiaries are, and have been since January 1, 2018, in compliance in all material respects with, and not in material default or violation of, Privacy and Security Laws, Privacy Policies and Privacy Contracts, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will violate any Privacy and Security Laws, Privacy Policies or Privacy Contracts in any material respect.

(c)          Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) no Privacy Policies of the Company or any Company Subsidiary have contained any omissions or been misleading or deceptive; (ii) the Company and Company Subsidiaries have implemented and maintained reasonable safeguards, consistent with industry practice, to protect Relevant Data against loss, theft, misuse or unauthorized access, use, modification or disclosure; (iii) the Company and Company Subsidiaries have taken commercially reasonable steps to ensure that any Person to whom the Company or any Company Subsidiary has granted access to Relevant Data has implemented and maintained the same; and (iv) to the Knowledge of the Company, there has been no loss, theft, misuse or unauthorized access, use, modification or disclosure of Relevant Data.

(d)          Since January 1, 2018, (i) except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company, there have been no (A) breaches, security incidents, misuse of or unauthorized access to or use of any Systems or any Relevant Data Processed thereon, stored or contained therein, or transmitted thereby or (B) unauthorized modifications or disclosures of any Relevant Data; (ii) the Company and Company Subsidiaries have not provided or been legally required to provide any notices to any Person in connection with any breaches, security incidents, misuse or unauthorized access to or use of any Systems or Relevant Data, or unauthorized modifications or disclosures of any Relevant Data; and (iii) neither the Company nor any of the Company Subsidiaries has received any written notice (including from Persons acting on its behalf) of any claim or allegation of the violation of, or failure to comply with, any Privacy and Security Laws, Privacy Policies or Privacy Contracts. No Action is pending or, to the Knowledge of the Company, threatened alleging any such violation or failure that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.18         Compliance with Law.

(a)          The Company and Company Subsidiaries are, and have been since January 1, 2018, in material compliance with, and not in default or violation of, applicable Laws of all Governmental Entities. Since January 1, 2018, none of the Company or Company Subsidiaries has received written notice of any violation (or any investigation with respect thereto) of any such Law, and none of the Company or Company Subsidiaries is in default with respect to any Order applicable to it or any of its assets, properties or operations, except for any of the foregoing that would not, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) prevent or materially delay consummation of the Transactions or the Wealth Management Transactions or performance by the Company of any of its material obligations under this Agreement.

(b)          Except as set forth on Section 4.18(b) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries is, or since January 1, 2018, has been, (i) a “bank” or a “bank holding company” as those terms are defined in the federal Bank Holding Company Act, 12 USC §1841, trust company, introducing broker, futures commission merchant, broker-dealer, real estate broker, insurance company or insurance broker within the meaning of any applicable Law; (ii) required to be registered, licensed or qualified as a “bank” or a “bank holding company” as those terms are defined in the federal Bank Holding Company Act, 12 USC §1841, trust company, introducing broker, futures commission merchant, broker-dealer, real estate broker, insurance company or insurance broker under any applicable Law; or (iii) subject to any material Liability by reason of any failure to be so registered, licensed or qualified. Since January 1, 2018, none of the Company or Company Subsidiaries has received written notice of, and there is no pending, or threatened in writing, Action concerning any failure to obtain any “bank” or a “bank holding company” as those terms are defined in the federal Bank Holding Company Act, 12 USC §1841, trust company, introducing broker, futures commission merchant, broker-dealer, real estate broker, insurance company or insurance broker registration, license or qualification, except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c)          Fiduciary Trust Company of New Hampshire is, and since January 1, 2018, has been, in compliance with any minimum capital requirements established by the State of New Hampshire.

(d)          None of the Company or any of the Company Subsidiaries is, nor is any Affiliate of any of them, nor, to the Knowledge of the Company, any “associated person” as defined in the Exchange Act, subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any of the Company Broker-Dealer Subsidiaries as broker-dealers, municipal securities dealers, government securities brokers or government securities dealers under Section 15, Section 15B or Section 15C of the Exchange Act, or performing similar functions under the Laws of other jurisdictions, and there is no formal Action or written notice of investigation (or, to the Knowledge of the Company, any informal Action or investigation) by any Governmental Entity, whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitation, suspension or revocation, except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e)          To the extent that the Company or any of its Subsidiaries has rendered investment advisory, investment management or any other related services or acted as a fiduciary (within the meaning of ERISA, the Code or any Law relating to non-ERISA benefit plan assets or accounts (“Similar Law”)) with respect to the assets of (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA and subject to Title I of ERISA or any Similar Law, (ii) a plan or arrangement subject to Section 4975 of the Code, (iii) any Person whose assets are deemed to be “plan assets” within the meaning of Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA, or any similar concept under Similar Law, or (iv) a Person acting on behalf of any such plan or Person described in (i), (ii) or (iii) above (each, a “Benefit Plan Client”), since January 1, 2018, the Company and its Subsidiaries have acted in compliance in all material respects with the applicable requirements of ERISA, the Code and Similar Law, and none of the Company nor any of the Company Subsidiaries have engaged in, or caused a Benefit Plan Client to engage in, any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

Section 4.19         Adviser Compliance Matters.

(a)          Section 4.19(a) of the Company Disclosure Schedule lists the name of each Investment Adviser Subsidiary of the Company and each jurisdiction in which it is, or since January 1, 2018 has been, registered to provide investment advisory services. Each Investment Adviser Subsidiary of the Company is, and has been at all times required since January 1, 2018, registered as an investment adviser under the Advisers Act. Each Investment Adviser Subsidiary of the Company is, and has been at all times required since January 1, 2018, registered as an investment adviser in each jurisdiction where the conduct of its business requires such registration and is in compliance with all U.S. federal, state and non-U.S. Laws requiring any such registration, licensing or qualification, except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Subsidiary, except each Investment Adviser Subsidiary of the Company, provides investment advisory services to any Person or, since January 1, 2018, is or has been an “investment adviser” within the meaning of the Advisers Act or required under applicable Law to be registered, licensed or qualified as an investment adviser in any state or non-U.S. jurisdiction. Neither the SEC nor any other Governmental Entity has commenced or threatened in a writing delivered to the Company or the Investment Adviser Subsidiaries any Action to revoke, limit, suspend or qualify any membership, registration, license or qualification. Neither the Company nor any of the Investment Adviser Subsidiaries is required by applicable Law to be registered with the Commodity Futures Trading Commission (the “CFTC”) or the National Futures Association as a futures commission merchant, a commodity trading advisor or a commodity pool operator, nor is the Company or any Investment Adviser Subsidiary required by applicable Law to claim any exemption from registration as a futures commission merchant, a commodity trading advisor or a commodity pool operator.

(b)          Since January 1, 2018, each Investment Adviser Subsidiary has timely filed Form ADV and Form CRS and each Form ADV or amendment to Form ADV, and each Form CRS, of each Investment Adviser Subsidiary, as of the date of filing with the SEC (and with respect to Form ADV Part 2B, Form CRS or its equivalent, its date) did not, as of such respective date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The regulatory assets under management as reported on the Investment Adviser Subsidiaries’ most recently filed Forms ADV are and have been valued fairly in accordance with general industry practices, the respective Investment Adviser Subsidiary’s valuation procedures and past practices, all applicable Law and any applicable provision of any Investment Advisory Agreement. Each Form ADV or amendment to Form ADV and each Form CRS of each Investment Adviser Subsidiary is in compliance with the applicable requirements of the Advisers Act in all material respects. Each Investment Adviser Subsidiary has delivered or made available to each Client or any other Person to whom such delivery or offer is required by applicable Law Part 2 and Part 3 of the applicable Form ADV, or any other disclosure document or other information to the extent required to be delivered or made available to any Client, potential client or other Person by the Advisers Act or other applicable Law. Any deficiencies, omissions or other issues cited (whether in writing, during a regulatory inspection, inquiry, examination or otherwise) by any Governmental Entity (including the SEC) with respect to Form ADV have been addressed and rectified in all material respects by the relevant Investment Adviser Subsidiary.

(c)          Each Investment Adviser Subsidiary has designated and approved a chief compliance officer in accordance with Rule 206(4)-7 under the Advisers Act or other applicable Law. Each Investment Adviser Subsidiary has established in compliance with requirements of applicable Law, and maintained in effect at all times required by applicable Law since January 1, 2018, (i) written anti-money laundering policies and procedures that incorporate, among other things, a written customer identification program; (ii) a code of ethics and a written policy regarding insider trading and the protection of material non-public information; (iii) written cyber security and identity theft policies and procedures; (iv) written supervisory procedures and a supervisory control system; (v) written policies and procedures designed to protect non-public personal information about customers, clients and other third parties; (vi) written recordkeeping policies and procedures; and (vii) other policies required to be maintained by such Investment Adviser Subsidiary under applicable Law, including (to the extent applicable) Rules 204A-1 and 206(4)-7 under the Advisers Act, except, in each case under clauses (i)-(vii), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True and complete copies of the aforementioned written compliance policies and procedures have been provided to Parent and are in compliance in all material respects with the Advisers Act and other applicable Law. Except as set forth in each Investment Adviser Subsidiary’s required annual reviews (including those required under Rule 206(4)-7(b) of the Advisers Act) or other periodic compliance reviews, in each case, which have been made available to Parent, all persons subject to such written compliance policies and procedures are in, and at all times since January 1, 2018 have been in, compliance in all material respects with such written compliance policies and procedures.

(d)          Each Client’s account is being managed, and has since January 1, 2018 (or inception of the relationship, if later) been managed, by the applicable Investment Adviser Subsidiary in compliance in all material respects with (i) applicable Law; (ii) any applicable Order of any Governmental Entity; (iii) the Client’s Investment Advisory Agreement; and (iv) the Client’s investment objectives, policies and restrictions.

(e)          With respect to each Investment Adviser Subsidiary, (i) none of such Investment Adviser Subsidiary, its control persons, its directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), nor, to the Knowledge of the Company, any of such Investment Adviser Subsidiary’s other “associated persons” (as defined in the Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser or (B) subject to disqualification pursuant to Rule 206(4)-3 under the Advisers Act, unless in the case of clause (A) or (B), such Investment Adviser Subsidiary or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification; and (ii) there is no Action pending or, to the Knowledge of the Company, threatened by any Governmental Entity that would reasonably be expected to result in the ineligibility or disqualification of such Investment Adviser Subsidiary, or any of its “associated persons” to serve in such capacities or that would provide a basis for such ineligibility or disqualification. No Investment Adviser Subsidiary or, to the Knowledge of the Company, any director, executive officer or any other officer thereof participating in an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act is ineligible pursuant to Rule 506(d) of Regulation D under the Securities Act to serve as an investment manager, solicitor, promoter or in any other capacity with respect to an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act, nor is there any investigation pending or threatened by any Governmental Entity that would result in the ineligibility of the Company or any director, executive officer or any other officer thereof participating in an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act to serve as an investment manager, solicitor, promoter or in any other capacity with respect to an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act. None of the Company, any of the Company Subsidiaries, any officer, director or employee thereof or, to the Knowledge of the Company, any other “affiliated person” (as defined in the Investment Company Act) thereof is subject to ineligibility pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve in any capacity referred to in Section 9(a) thereof to a Public Fund, nor is there any Action pending or, to the Knowledge of the Company, threatened in writing, by any Governmental Entity, that would provide a basis for such ineligibility that would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each employee of the Company or any Company Subsidiary who is required to be registered or licensed as a registered representative, principal, investment adviser representative, salesperson or equivalent with any Governmental Entity is duly registered or licensed as such and such registration or license is in full force and effect.

(f)           Each Investment Adviser Subsidiary is, and since January 1, 2018, has been, in compliance with (i) the applicable provisions of the Advisers Act and (ii) all other applicable Laws of the jurisdictions in which such Investment Adviser Subsidiary acts as an investment adviser, except in each case under the foregoing clauses (i) and (ii) for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Investment Adviser Subsidiary is currently subject to, or has received written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity.

(g)          The Company has made available to Parent a true and correct copy of each material no-action letter, exemptive order or similar regulatory relief issued by any Governmental Entity (including without limitation the SEC and FINRA) to any of the Company or Company Subsidiaries or any Fund that remains applicable to its respective business as conducted on the date of this Agreement. The Company, Company Subsidiaries and the Funds are in compliance in all material respects with any such material no-action letters, exemptive orders or similar regulatory relief.

(h)          Since January 1, 2018, all advertisements (as defined under the Advisers Act), including any marketing materials, performance history or track record (each, an “advertisement”) currently being, or since January 1, 2018 having been, disseminated, provided, presented or made available by the Company or any of the Investment Adviser Subsidiaries to any Client or prospective client, have complied in all material respects with the Advisers Act and any applicable and publicly available guidance of the SEC or its staff. Since January 1, 2018, all performance information contained in any such advertisement has been prepared in compliance in all material respects with the Global Investment Performance Standards of the CFA Institute (“GIPS”), and the books and records of the Company include all records and other information necessary to support the use of such performance information or any other performance history or record in accordance with GIPS, the Advisers Act, the rules thereunder and any applicable and publicly available guidance of the SEC or its staff.

(i)           Since January 1, 2018, (i) each Investment Adviser Subsidiary has satisfied its duty of “best execution” (as such term is understood under the Advisers Act) for each Client for which it exercises trading discretion and (ii) the receipt of all soft dollar brokerage and research services by each Investment Adviser Subsidiary qualifies for the safe harbor afforded by Section 28(e) of the Exchange Act, and each Investment Adviser Subsidiary has complied in all material respects with related disclosure rules. With respect to any “wrap fee program” (as defined under Rule 204(f) of the Advisers Act) sponsored or offered by an Investment Adviser Subsidiary, such “wrap fee program” complies in all material respects with the requirements of the Advisers Act, the Investment Company Act and all other applicable Law.

(j)           No Investment Adviser Subsidiary acts as an investment adviser to any non-U.S. Person or any Client outside the U.S. in a manner or to an extent that requires registration in any such jurisdiction, as reasonably determined by such Investment Adviser Subsidiary after due inquiry (including consultation with local counsel in any relevant non-U.S. jurisdiction). No Investment Adviser Subsidiary has, since January 1, 2018, engaged in any purchase, sale, lending or borrowing transactions with a Client as a principal, agent, lender or borrower, as applicable, including any transaction subject to Rule 206(3) under the Advisers Act.

Section 4.20         Broker-Dealer Compliance Matters. Section 4.20 of the Company Disclosure Schedule lists the name of each Company Subsidiary that is registered, or required to be registered, as a broker-dealer under the Exchange Act or the MSRB, as applicable (each a “Company Broker-Dealer Subsidiary”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)          Since January 1, 2018, each Company Broker-Dealer Subsidiary has been duly registered as a broker-dealer with the SEC and each state and each other jurisdiction in which it is required to be so registered. Each Company Broker-Dealer Subsidiary is, and since January 1, 2018, has been a member in good standing of FINRA and each other SRO of which it is required to be a member. Each natural Person whose functions require him or her to be licensed as a representative or principal of a Company Broker-Dealer Subsidiary is so registered with FINRA and all applicable states and other jurisdictions, and such registrations are not, and since January 1, 2018, have not been, suspended, revoked or rescinded and remain in full force and effect, and no such natural Person is registered with more than one broker-dealer in any jurisdiction where such multiple registrations would violate any applicable Law.

(b)          Each current Form BD of each Company Broker-Dealer Subsidiary is, and since January 1, 2018, has been, and any Form BD of the Company Broker-Dealer Subsidiary filed before the Closing Date will be at the time of filing, in compliance with the applicable requirements of the Exchange Act, the rules thereunder and the rules of any SRO (including the MSRB), as applicable.

(c)          (i) No Company Broker-Dealer Subsidiary, nor any of their respective Affiliates, nor any of their respective “associated persons” (as defined in the Exchange Act) is (A) ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an “associated person” of a broker-dealer or (B) subject to any material disciplinary Actions or Orders that would be required to be disclosed on Form BD or Forms U-4 or U-5 (and which disciplinary Actions or Orders are not actually disclosed on such Person’s current Form BD or current Forms U-4 or U-5) to the extent that such Person or its associated persons is required to file such forms; and (ii) there is no Action pending or threatened in writing by any Governmental Entity that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (i)(A) and (i)(B).

(d)          No fact relating to any Company Broker-Dealer Subsidiary or any “control affiliate” of the Company Broker-Dealer Subsidiary, as defined in Form BD, requires any response in the affirmative to any question in Item 11 of Form BD, except to the extent that such facts have been reflected on Form BD of the Company Broker-Dealer Subsidiary, as applicable.

(e)          Since January 1, 2018, each Company Broker-Dealer Subsidiary has conducted its broker-dealer activities in compliance with all requirements of the Exchange Act, the rules and regulations of the SEC, FINRA and any applicable state securities regulatory authority or SRO (including the MSRB), as applicable. Each Company Broker-Dealer Subsidiary has established, in compliance with requirements of applicable Law, and maintained in effect at all times required by applicable Law since January 1, 2018, written policies and procedures reasonably designed to achieve compliance with the Securities Exchange Act, the SEC rules thereunder, and the rules of each applicable SRO (“BD Compliance Policies”), including those required by (i) applicable FINRA rules, including FINRA Rule 3110, 3120 and 3130; (ii) anti-money laundering Laws, including a written customer identification program in compliance therewith; (iii) privacy Laws, including policies and procedures with respect to the protection of non-public Personal Information about customers, clients and other third parties; (iv) identity theft Laws, and approved such principals, managers and other supervisors as are required under the aforementioned Laws, rules and regulations; and (v) MSRB rules and regulations, as applicable. All such BD Compliance Policies comply in all material respects with applicable Laws. There has been no non-compliance with such BD Compliance Policies other than those that have been satisfactorily remedied.

(f)           Each Company Broker-Dealer Subsidiary currently maintains, and since January 1, 2018, has maintained, “net capital” (as such term is defined in Rule 15c3-1(c)(2) under the Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by such Company Broker-Dealer Subsidiary, and in an amount sufficient to ensure that it is not required to file a notice under Rule 17a-11 under the Exchange Act.

(g)          No Governmental Entity has, since January 1, 2018, initiated any Action or, to the Knowledge of the Company, investigation (other than ordinary course examinations) into any Company Broker-Dealer Subsidiary, and no Company Broker-Dealer Subsidiary has received a written “Wells notice,” other written indication of the commencement of an enforcement action or other Action from the SEC, FINRA, the MSRB or any other Governmental Entity, or other written notice alleging any material non-compliance with any applicable Law governing the operations of such Company Broker-Dealer Subsidiary and, to the Knowledge of the Company, no such Action or investigation has been threatened. The Company has no Knowledge of any unresolved material violation or material exception raised by any Governmental Entity with respect to any Company Broker-Dealer Subsidiary. Since January 1, 2018, no Company Broker-Dealer Subsidiary has settled any claim or Action of the SEC, FINRA, the MSRB or any other Governmental Entity. No Company Broker-Dealer Subsidiary has had an order, decree or judgment entered against it in connection with any applicable Law governing its operation. Except as would not be material to the Company and the Company Subsidiaries, individually or taken as a whole, as of the date hereof, no Company Broker-Dealer Subsidiary is currently subject to, or has received any written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity, and since January 1, 2018, no examination or inspection has been started or completed for which no examination report is available.

Section 4.21         Environmental Compliance.

(a)          The Company, Company Subsidiaries and their respective properties and operations are, and have been since January 1, 2018, conducted in accordance with all applicable Environmental Laws, including any licenses, permits, consents, franchises, registrations, authorizations and approvals issued or required pursuant thereto, in each case, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b)          There is no Action or Remediation pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary or their respective assets or properties under Environmental Law and to the Knowledge of the Company, there are no facts, circumstances, or conditions that would reasonably be expected to form the basis of any such Action, Remediation, or other liability or obligation under Environmental Law, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.22         Licenses and Permits. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries hold all licenses, permits, franchises, registrations, authorizations and approvals issued or granted by any Governmental Entity necessary for the operation of their respective businesses (the “Company Permits”). The Company and Company Subsidiaries are, and since January 1, 2018, have been, in compliance with the terms of the Company Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Action pending, or, to the Knowledge of the Company, threatened in writing that seeks, or, to the Knowledge of the Company, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Company Permit except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.23         Real Property.

(a)          The Company has made available to Parent true and complete copies of the leases subleases or licenses relating to the New Headquarters (the “Headquarters Lease”) and Development Documents. As of the date hereof, the Company has not received, and does not expect to receive on or prior to the Effective Time, any of the incentives provided under or in connection with the Headquarters Lease or the Development Documents and is not subject to any clawback, giveback or other obligation to return to or reimburse any Person, including any Governmental Entity, in respect of such relocation incentives; provided that the Company makes no representation of warranty as to the effect of the execution, delivery or performance of this Agreement with respect thereto.

(b)          With respect to the Headquarters Lease and each Development Document, (A) the Headquarters Lease or Development Document, as applicable, is a legal, valid, binding and enforceable agreement of the Company or applicable Company Subsidiary, subject to the Bankruptcy and Equity Exception; (B) neither the Company or applicable Company Subsidiary nor, to the Knowledge of the Company, any other party to the Headquarters Lease or Development Document is in breach or default under the Headquarters Lease or such Development Document or has given or received a notice of default that remains uncured as of the date hereof; (C) there are no disputes, Actions, suits, oral agreements or forbearance programs in effect as to the Headquarters Lease or such Development Document; and (iv) the Company or applicable Company Subsidiary has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Headquarters Lease or such Development Document. None of the Company nor any Company Subsidiary owes any brokerage commission or finders’ fees with respect to the Headquarters Lease or any Development Document.

(c)          Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)           Each parcel of real property owned (“Owned Real Property”) or leased, subleased or licensed (“Leased Real Property,” and together with the Owned Real Property, collectively, the “Real Property”) by the Company or any Company Subsidiary is set forth in Section 4.23 of the Company Disclosure Schedule, along with its location. The Real Property constitutes all of the real property currently used by the Company and the Company Subsidiaries in the operation of the businesses of the Company and the Company Subsidiaries, and the Real Property is sufficient for the conduct of the business of the Company and the Company Subsidiaries as currently conducted.

(ii)          The Company has made available to Parent true and complete copies of the leases, subleases or licenses (the “Real Property Leases”) relating to the Leased Real Property and all extensions, amendments and other modifications, if any, thereof. The Company or applicable Company Subsidiary has a valid leasehold, sublease, or license interest in the Leased Real Property, subject to the Bankruptcy and Equity Exception. None of the Leased Real Property is occupied by the Company or Company Subsidiaries pursuant to a sublease, and there are no subleases, license agreements or occupancy agreements granting rights to third parties with respect to any Leased Real Property. With respect to each Real Property Lease, (i) the Real Property Lease is a legal, valid, binding and enforceable agreement of the Company or applicable Company Subsidiary, subject to the Bankruptcy and Equity Exception; (ii) neither the Company or applicable Company Subsidiary nor, to the Knowledge of the Company, any other party to the Real Property Lease is in breach or default under such Real Property Lease or has given or received a notice of default that remains uncured as of the date hereof; (iii) there are no disputes, Actions, suits, oral agreements or forbearance programs in effect as to such Real Property Lease; and (iv) the Company or applicable Company Subsidiary has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in such Real Property Lease. None of the Company nor any Company Subsidiary owes any brokerage commission or finders’ fees with respect to any Real Property Lease or any purchase of Owned Real Property.

(iii)         With respect to each Owned Real Property, the Company or a Company Subsidiary has valid and insurable title, free and clear of all Liens, other than Permitted Liens, and the Company and Company Subsidiaries have not granted any outstanding options, rights of first offer or rights of first refusal to purchase any such Owned Real Property or any portion thereof, or leased or otherwise granted the right to occupy any such Owned Real Property or portion thereof to any third Person that remains in effect as of the date hereof. The Company and Company Subsidiaries have implemented maintenance and repair practices with respect to their buildings, improvements, fixtures, building systems and equipment and the components thereof located on the Owned Real Property that are consistent with good industry practice. Within the last 12 months, neither the Company nor any Company Subsidiary has received written notice from any Governmental Entity that the use and occupancy of any of the Owned Real Property, as currently used and occupied, violates any building codes, zoning, subdivision or other land use or similar Laws. There is no pending or, to the Knowledge of the Company, threatened in writing, eminent domain taking affecting any of the Owned Real Property or other Actions affecting the Owned Real Property.

Section 4.24         Litigation.

(a)          There is no Action pending or, to the Knowledge of the Company, threatened, against the Company, any Company Subsidiary (including by virtue of indemnification or otherwise) or their respective assets or properties, or any executive officer or director of the Company or any Company Subsidiary in their respective capacities as such that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the Transactions or, as of the date hereof, the Wealth Management Transactions.

(b)          Neither the Company nor any Company Subsidiary is subject to any material outstanding Order or arbitration ruling, award or other finding that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would reasonably be expected to prevent or materially delay consummation of the Transactions or, as of the date hereof, the Wealth Management Transactions or performance by the Company of any of its material obligations under this Agreement.

(c)          There are no internal investigations or internal inquiries that, since January 1, 2018, have been conducted by or at the direction of the Company Board (or any committee thereof) concerning any financial, accounting or other misfeasance or malfeasance issues or that could reasonably be expected to lead to a voluntary disclosure or enforcement action.

Section 4.25         Insurance. The Company has made available to Parent true and complete copies of all material insurance policies, surety bonds, and information about all material self-insurance programs and similar arrangements (the “Insurance Policies”) and claims (open and closed) relating to the business, assets and operations of the Company and the Company Subsidiaries. Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Company and the Company Subsidiaries are in compliance in all material respects with the terms and conditions of such Insurance Policies. Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2018, none of the Company nor any Company Subsidiary has received any notice or other communication regarding any actual or possible (i) cancellation of any Insurance Policy; (ii) invalidation of any Insurance Policy; or (iii) refusal of any coverage, limitation in coverage, rejection of any material claim or dispute pending under any Insurance Policy. There is no material claim or notice of circumstances by the Company or any Company Subsidiary pending under any of the Insurance Policies.

Section 4.26         Anti-Bribery; Anti-Corruption.

(a)          Since January 1, 2018, (i) the Company and Company Subsidiaries, directors, officers and employees have complied with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)), and any other applicable U.S. or non-U.S. anticorruption or anti-bribery Laws (collectively, the “Anti-corruption Laws”), and (ii) neither the Company nor any Company Subsidiary, director, officer or employee, nor, to the Knowledge of the Company, any of the Company’s agents or other representatives acting on the Company’s behalf have, directly or indirectly, in each case, in violation in any material respects of the Anti-corruption Laws (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country; (C) made any payment to any customer or supplier, or to any officer, director, partner, employee, or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee, or agent for the unlawful rebating of charges; (D) made any other unlawful or improper payment or given any other unlawful or improper consideration or thing of value to any such customer or supplier or any such officer, director, partner, employee, or agent or to any other Person; or (E) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.

(b)          Since January 1, 2018, the United States government has not notified the Company or any of its Subsidiaries in writing of any actual or alleged violation or breach of the Anti-corruption Laws. Other than the United States government, no Person has notified the Company or any of its Subsidiaries in writing of any actual or, to the Knowledge of the Company, alleged violation or breach of the Anti-corruption Laws. There is no Action pending or, to the Knowledge of the Company, threatened in writing concerning the Company or the Company Subsidiaries’ compliance with the Anti-corruption Laws. The Company and each Company Subsidiary has (i) made and kept material books, records, and accounts that, in reasonable detail, accurately and fairly reflect its and their transactions and dispositions and (ii) devised and maintained a system of internal controls, including an anti-corruption compliance program, sufficient to provide reasonable assurances that it and they are in material compliance with all applicable Anti-corruption Laws.

(c)          Since January 1, 2018, no Investment Adviser Subsidiary, or to the Knowledge of the Company, any “covered associate” (as defined in Rule 206(4)-5 of the Advisers Act) of an Investment Adviser Subsidiary has made a “contribution” or “coordinated” or “solicited” a “contribution” to an “official” of a “government entity” (as such terms are defined in Rule 206(4)-5 of the Advisers Act) that would disqualify or otherwise prevent the Investment Adviser Subsidiary from providing investment advisory services for compensation to such government entity (pursuant to Rule 206(4)-5 under the Advisers Act). No Investment Adviser Subsidiary, nor any manager, director, officer, employee or agent thereof, has, directly or indirectly (i) used (or promised to use) any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses, in each case, related to political activity; (ii) made, offered, promised or authorized any unlawful payment of any kind; or (iii) violated any applicable Law relating to anti-bribery, export control, money laundering or anti-terrorism.

Section 4.27         Sanctions and Anti-Money Laundering Laws.

(a)          None of the Company or Company Subsidiaries, directors, officers or employees, nor, to the Knowledge of the Company, any of the Company’s agents or other representatives:

(i)           is or since January 1, 2018 has been a Restricted Party;

(ii)          is engaged, or has engaged, in any transaction, activity or conduct, directly or indirectly, with or for the benefit of any Restricted Party or with or in a Sanctioned Country, or otherwise in any manner that would reasonably be expected to result in its becoming a Restricted Party; or

(iii)         since January 1, 2018 has violated any Sanctions or Anti-Money Laundering Laws.

(b)         There is no Action pending or, to the Knowledge of the Company, threatened in writing concerning the Company or the Company Subsidiaries’ compliance with Sanctions or Anti-Money Laundering Laws, except where such Action would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)         The Company has in place policies and procedures that are reasonably designed to promote and ensure compliance with Sanctions and Anti-Money Laundering Laws, including “know-your-customer” and anti-money laundering programs and reporting procedures, and have complied in all material respects with the terms of such programs and procedures for detecting and identifying money laundering.

Section 4.28         Related Party Transactions. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding amounts payable to or receivable from, or advances by the Company or any Company Subsidiary to, and neither the Company nor any Company Subsidiary is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of 5% or more of the Company Common Stock or any director, officer, employee or Affiliate of the Company or any Company Subsidiary, or to any relative of any of the foregoing, except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course of business consistent with past practice.

Section 4.29         Antitakeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 5.5, the Company has taken all actions necessary so that no “fair price,” “moratorium,” “control share acquisition”, “business combination” or other anti-takeover statute or Law (each, together with Section 203 of the DGCL, a “Takeover Law”) is or shall be applicable to this Agreement or the Transactions. Neither the Company nor any Company Subsidiary has adopted or is subject to a stockholder rights agreement, rights plan, “poison pill” or other similar agreement.

Section 4.30         Opinion of Financial Advisor. The Company Board has received an opinion from the Company Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to, among other things, the procedures followed, matters considered, and conditions, limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair, from a financial point of view, to the holders of such Company Common Stock. The Company shall provide a true and complete signed copy of such opinion to Parent for information purposes only and on a non-reliance basis as soon as practicable after the date of this Agreement. The Company will be authorized by the Company Financial Advisor to include its opinion in its entirety (as well as a description of the material financial analyses underlying such opinion) and references thereto in the Proxy Statement.

Section 4.31         Brokers and Fees. Except for the Company’s obligations to the Company Financial Advisor, neither the Company nor any Company Subsidiary has incurred or will incur on behalf of the Company or any Company Subsidiary any brokerage, finders’, advisory or similar fee in connection with the Transactions, including the Merger. The Company has heretofore made available to Parent true and complete copies of all agreements with the Company Financial Advisor pursuant to which such firm would be entitled to any payment or commission relating to the Merger or any other Transactions.

Article V
Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub hereby represent and warrant to the Company that, except as set forth in the correspondingly numbered Section of the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”):

Section 5.1          Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to have such corporate power and authority or be so qualified or in good standing has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.2          Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger. Other than the approval of the Merger Agreement by Parent as Merger Sub’s sole stockholder, the execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action on behalf of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 5.3          No Conflict; Required Filings and Consents. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other Transaction, Parent’s or Merger Sub’s compliance with any of the provisions of this Agreement or the consummation of the Wealth Management Transactions will (with or without notice or lapse of time, or both):

(a)         (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub; (ii) conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary”) or by which any of their respective properties is bound or affected; (iii) result in any violation or breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair Parent or Merger Sub’s or any Parent Subsidiary’s rights under, alter their respective obligations or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation pursuant to, any Contract or permit of Parent, Merger Sub or any of the Parent Subsidiaries; or (iv) result in the creation of a Lien on any of the properties or assets (including intangible assets) of Parent, Merger Sub or any Parent Subsidiary, except, in the case of each of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; or

(b)         require any consent, approval, waiting period termination or expiration, Order, license, authorization, declaration or permit of, or filing or registration with or notification to, any Governmental Entity by or with respect to Parent or Merger Sub, except (i) the applicable requirements, if any, of the Securities Act and the Exchange Act; (ii) the filing and recordation of the Certificate of Merger or other documents as required by the DGCL; (iii) compliance with any applicable requirements of the HSR Act; (iv) the filings or notices required by, and any approvals required under the rules and regulations of FINRA and any SRO, including the MSRB, as applicable; (v) the CFIUS Filing and CFIUS Approval; and (vi) such consents, approvals, waiting period terminations or expirations, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under state or foreign securities or Takeover Laws.

Section 5.4          Litigation. As of the date of this Agreement, there is no Action pending or, to the Knowledge of Parent, threatened, against Parent, Merger Sub or any Parent Subsidiary challenging the validity or propriety of the Transactions, that, if adversely determined, would, either individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.5          Ownership of Company Common Stock.

(a)         None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or, in the three-year period prior to the date hereof, has been, an “interested stockholder” (as such terms are defined in Section 203 of the DGCL) of the Company.

(b)         None of Parent, Merger Sub or any of their “affiliates” or “associates” “owns” (as such terms are defined in Section 203 of the DGCL) any Company Common Stock or holds or owns any rights to acquire any Company Common Stock, except pursuant to this Agreement.

Section 5.6          Ownership of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions. Parent owns directly all of the issued and outstanding shares of capital stock and other Equity Interests of Merger Sub.

Section 5.7          Financing. Parent will have at the Closing sufficient cash, available lines of credit or other sources of immediately available funds to make payment of all amounts to be paid by it and all other monetary obligations hereunder on or after the Closing Date.

Section 5.8          Information in the Proxy Statement. The information to be supplied by Parent and Merger Sub for inclusion in the Proxy Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company’s stockholders and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 5.9          No Brokers. The Company will not be liable for any brokerage, finders’ or other fee or commission to any consultant, broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.10        Certain Arrangements. As of the date of this Agreement, there are no contracts or arrangements between Parent or any Parent Subsidiary, on the one hand, and any executive officer or director of the Company, on the other hand, with respect to the Company or the Transactions.

Section 5.11        Wealth Management Transactions. Parent has delivered to the Company a true and complete copy of the Wealth Management Purchase Agreement. The Wealth Management Purchase Agreement is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, of the other party or parties thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. As of the date hereof, Parent is not in breach of any of its representations and warranties or agreements or covenants set forth in the Wealth Management Purchase Agreement and, to the Knowledge of Parent, LPL is not breach of any of its representations and warranties or agreements or covenants set forth in the Wealth Management Purchase Agreement.

Section 5.12        Parent Exemptive Order. Assuming the approval of the applicable Public Fund Board of item (h) of the Public Fund Board Approval Items and the approval of the shareholders of such Public Fund, and disclosure in the Public Fund’s prospectus of its intent to operate under the Parent Exemptive Order, each Public Fund may rely on the Parent Exemptive Order.

Article VI
Covenants

Section 6.1          Conduct of Business prior to Closing.

(a)         The Company agrees that, between the date of this Agreement and the earlier of the Effective Time and valid termination of this Agreement in accordance with Section 8.1, except as (w) set forth in Section 6.1 of the Company Disclosure Schedule, (x) expressly permitted by any other provision of this Agreement or as required by Law or (y) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each Company Subsidiary to, (A) conduct its operations in the ordinary course of business consistent with past practice (with any COVID-19 Measures being deemed to be in the ordinary course of business consistent with past practice when determining whether actions taken after the date of this Agreement are in the ordinary course of business consistent with past practice), (B) comply, in all material respects, with the requirements of all Contracts of the Company and the Company Subsidiaries and all Laws, (C) use commercially reasonable efforts to maintain all material Company Permits, and use its commercially reasonable efforts to keep available the services of its and the Company Subsidiaries’ officers, employees and constituents, and (D) use commercially reasonable efforts to preserve their assets, technology and the goodwill, reputation and brand value associated with their respective businesses, as well as their relationships with customers, suppliers, licensors, licensees, resellers, Clients, Company Advisors and others having material business dealings with them. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.1 of the Company Disclosure Schedule, as expressly permitted by any other provision of this Agreement or as required by Law, the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the earlier of the Effective Time and valid termination of this Agreement in accordance with Section 8.1, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(i)            amend or otherwise change the Company Organizational Documents or any certificate of incorporation or bylaws or equivalent organizational documents of any Company Subsidiary;

(ii)           issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise subject to any Lien, or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer, or subjection to any Lien of, any shares of capital stock or other Equity Interests in the Company or any Company Subsidiary of any class (including any Company RSUs), or any securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities or any other ownership interest (including any such interest represented by Contract rights), of the Company or any Company Subsidiary, other than (A) the grant or issuance of any Company RSU, Company Restricted Stock or Company Common Stock to the extent permitted by Section 6.1(a)(ii) of the Company Disclosure Schedule, or (B) upon the vesting of any Company Restricted Stock outstanding on the date of this Agreement or issued after the date of this Agreement in accordance with Section 6.1(a)(ii) of the Company Disclosure Schedule;

(iii)          declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any shares of capital stock or other Equity Interests (other than (A) declaring, setting aside or paying (x) regular quarterly cash dividends payable by the Company in respect of shares of Company Common Stock, and dividend equivalent payments payable by the Company to holders of Company RSUs, not exceeding $0.25 per share of Company Common Stock with declaration, record and payment dates substantially consistent with those of the dividends and dividend equivalent payments paid by the Company during its most recent fiscal year and (y) dividends paid by a Company Subsidiary to the Company or another Company Subsidiary in the ordinary course of business consistent with past practice, and (B) paying lump sum cash payments to holders of Company RSUs in connection with the vesting of Company RSUs that are outstanding on the date of this Agreement or granted or issued after the date of this Agreement in accordance with Section 6.1(a)(ii) of the Company Disclosure Schedule) or enter into any Contract with respect to the voting or registration of its capital stock;

(iv)          (A) except as required by the terms of the instruments governing such securities as of the date of this Agreement, redeem, purchase or otherwise acquire any outstanding shares of capital stock or other Equity Interests of the Company or any Company Subsidiary, except in connection with the exercise, settlement, vesting or forfeiture of any Company RSUs or Company Restricted Stock, in each case that are outstanding on the date of this Agreement or granted or issued after the date of this Agreement in accordance with Section 6.1(a)(ii) of the Company Disclosure Schedule, and solely in accordance with their terms as of the date of this Agreement or, if granted or issued in accordance with Section 6.1(a)(ii) of the Company Disclosure Schedule, after the date of this Agreement, as applicable; or (B) reclassify, combine, split, subdivide, adjust or amend the rights of, any shares of capital stock or other Equity Interests of the Company or any Company Subsidiary;

(v)           merge or consolidate the Company or any Company Subsidiary with any third party or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(vi)          acquire or dispose of (including by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any Person or any division thereof, including investment securities (other than (A) immaterial acquisitions or dispositions of investment securities in the ordinary course of business consistent with past practice that do not change the composition or maturity of the investment securities held by the Company and the Company Subsidiaries for their own account as of the date of this Agreement and (B) dispositions of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice) or invest the proceeds received in respect of any investment securities, including dividends, interest or amounts paid upon maturity or disposition, in securities or other investments other than cash or cash equivalents;

(vii)         incur, create, assume or otherwise become liable for any Indebtedness (excluding borrowings under any of the Company’s or Company Subsidiaries’ existing credit facilities in the ordinary course of business to satisfy working capital or other liquidity requirements arising in the ordinary course of business), or issue or sell options, warrants, calls or other rights to acquire any Indebtedness of the Company or any of the Company Subsidiaries, or take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of the Company Subsidiaries, or create or incur any Lien (other than a Permitted Lien) on any material asset, except in each case for (A) Indebtedness incurred in the ordinary course of business not to exceed $2,000,000, (B) guarantees by the Company of Indebtedness of any Company Subsidiary and guarantees by any Company Subsidiary of Indebtedness of the Company or any other Company Subsidiary, in each case, in the ordinary course of business consistent with past practice, and (C) intercompany Indebtedness among the Company and any Company Subsidiary in the ordinary course of business consistent with past practice (provided, however, that any acquisition, disposition, termination, modification, collateralization or other action in the ordinary course of business related to Hedging Agreements and consistent with past practice is not prohibited or restricted by this subsection (vii));

(viii)        make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) advancement of expenses to Company Employees in connection with the performance of their duties, (B) advancement of expenses to Company Indemnified Parties pursuant to the Company Organizational Documents or the governing or organizational documents of any Company Subsidiary or any indemnification agreement between the Company or Company Subsidiary and such Company Indemnified Party, (C) to any Company Advisor or Company Subsidiary in the ordinary course of business consistent with past practice, or (D) to the Company from any Company Subsidiary in the ordinary course of business consistent with past practice);

(ix)          (A) terminate (other than by expiration in accordance with its terms), cancel, materially amend or agree to any material change in or material waiver under any Material Contract or, other than in the ordinary course of business, enter into any Contract that would constitute a Material Contract, except with respect to cancellations, terminations, amendments or waivers of Hedging Agreements (or provisions thereof) that the Company determines to be both in the best interests of the Company and consistent with prudent risk management practices, (B) other than in the ordinary course of business, amend, agree to reduce the fee rate or waive any fees payable to the Company or any Company Subsidiary under or otherwise change the economic terms of any Investment Advisory Agreement or brokerage agreement, including materially changing the basis on which the amount of fees, commissions or other charges is calculated under any Investment Advisory Agreement or brokerage agreement, or materially changing the nature or amount of expenses borne by any party to any Investment Advisory Agreement or brokerage agreement or (C) terminate (other than by expiration in accordance with its terms or for casualty or condemnation), cancel, materially amend or agree to any material change in or material waiver under any Real Property Lease or amend, waive or agree to any change in the Headquarters Lease or any Development Documents in any respect;

(x)           terminate, allow to lapse, amend or modify any material Company Permit in a manner that is material and adverse to the Company or any Company Subsidiary;

(xi)          make, commit to or authorize (A) other than as required pursuant to any Contract in effect as of the date hereof, any material expenditures in connection with the relocation of operations, employees or assets of the Company or any Company Subsidiary to the New Headquarters, including not entering into any Contract with respect or related to tenant improvements for the New Headquarters (it being understood that with respect to any Contract related to, or cost to be incurred in connection with, including tenant improvements, related to the New Headquarters, Parent shall have the right to withhold consent in its sole discretion) or (B) any capital expenditures that (I) involve the purchase of real property or (II) are in excess of the Company’s proposed capital expenditures as disclosed in Section 6.1(a)(xi) of the Company Disclosure Schedule;

(xii)         except as permitted by Section 6.1(a)(xii) of the Company Disclosure Schedule or except to the extent required by (A) applicable Law, (B) the terms of any Company Benefit Plan as in effect on the date of this Agreement and as described in Section 4.14(a) of the Company Disclosure Schedule or (C) commitments under Contracts of the Company or any Company Subsidiary or policies with respect to severance or termination pay in existence on the date of this Agreement, in each case, as disclosed in Section 4.14(a) of the Company Disclosure Schedule (I) grant, announce or increase any bonuses, long-term incentive opportunities, salaries or other compensation or benefits payable or to become payable to its directors, officers, employees, independent contractors or consultants (or any of their dependents or beneficiaries) other than in the ordinary course of business consistent with past practice; (II) grant any rights to severance, retention, change-in-control or termination pay to, or enter into any employment, retention, change-in-control or severance agreement with, any director, officer, stockholders, independent contractors, consultants or employee of the Company or any Company Subsidiary (or any of their respective dependents or beneficiaries) containing severance protection above what is required under applicable Law, other than in the ordinary course of business consistent with past practice; (III) establish, adopt, enter into or amend any plan, program or arrangement that would be a Company Benefit Plan if in existence on the date hereof; or (IV) except as contemplated in Section 2.8, take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under, any Company Benefit Plan or Company Incentive Plan; (V) terminate the employment of any employee whose annual base salary and annual incentive bonus opportunity aggregate more than $250,000 per annum in 2020, except for good reason as reasonably determined by the Company; (VI) terminate any Contract providing for employee or Company Advisor severance, retention, change in control or other termination-related payments or benefits aggregating more than $250,000; or (VII) terminate the agreement of any Company Advisor, except for good reason as reasonably determined by the Company;

(xiii)        hire any employee whose annual base salary and annual incentive bonus opportunity aggregate more than $250,000 per annum, except to provide necessary services in the ordinary course of business, or hire any employee whose annual base salary and annual incentive bonus opportunity aggregate not more than $250,000 per annum, except to provide necessary services in the ordinary course of business;

(xiv)        engage any consultant or independent contractor (other than a Company Advisor), except (A) to provide necessary services in the ordinary course of business and in each case for compensation not exceeding $250,000 per annum, or (B) in connection with the Transactions;

(xv)         make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, Regulation S-X under the Exchange Act, applicable Law or regulatory guidelines (in each case following consultation with the Company’s independent auditor);

(xvi)        (A) cause any Public Fund that holds itself out as qualifying as a “regulated investment company” under Section 851 of the Code to fail to so qualify and (B) except as required by Law or in the ordinary course of business consistent with past practice (I) initiate any material modification to the prospectus and other offering, advertising and marketing materials, as amended or supplemented, of any Public Fund to effect any material change to the investment objectives or investment policies of such Public Fund, (II) increase any existing contractual fee waivers on Public Funds or impose new contractual fee waivers on any Public Funds, (III) effect any merger, consolidation or other reorganization of any Public Fund, or (IV) launch any new Public Fund or other Fund;

(xvii)        pay, discharge, compromise, settle or satisfy any Actions in excess of $1,000,000 in any individual case or series of related cases or $3,000,000 in the aggregate, other than Actions arising since the date of the Most Recent Balance Sheet in the ordinary course of business; provided that the payment, discharge, settlement or satisfaction of such Action does not include any obligation (other than the payment of money) to be performed by the Company or any Company Subsidiary;

(xviii)      enter into any material new line of business;

(xix)         (A) make, change or revoke any material Tax election, change any annual Tax accounting period or change any method of Tax accounting; (B) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law); (C) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement; (D) settle or compromise any audit or assessment related to a material amount of Taxes or surrender any claim for a refund of a material amount of Taxes; (E) file any material amended Tax Return; or (F) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of a material amount of Taxes (excluding extensions as a result of ordinary course extensions of time to file Tax Returns);

(xx)          write up, write down or write off the book value of any assets, except (A) for depreciation and amortization in accordance with GAAP consistently applied or (B) as otherwise required or permitted under GAAP;

(xxi)         except in connection with actions permitted by Section 6.3, take any action to exempt or make not subject to (A) the limitations on “business combinations” set forth in Section 203 of the DGCL or (B) any other Takeover Law, any Person (other than Parent, Merger Sub or any Affiliate of Parent) or any action taken by such Person, which Person or action would otherwise have been subject to the restrictive provisions thereof and not exempt therefrom;

(xxii)        (A) impair, abandon, fail to diligently maintain or protect any right, title or interest of the Company or any of the Company Subsidiaries in any material Company Owned Intellectual Property, (B) encumber, sell, transfer or otherwise dispose of any right, title or interest of the Company or any of the Company Subsidiaries in any Company Owned Intellectual Property, (C) license or sublicense any material Company Owned Intellectual Property (other than to a Client in the ordinary course of business consistent with past practice) or (D) disclose or make accessible any Trade Secrets included in the Company Intellectual Property to any Person (other than in the ordinary course of business consistent with past practice, and pursuant to a valid and enforceable written obligation to maintain the confidentiality of such Trade Secrets); or

(xxiii)       agree in writing or otherwise commit to take any of the actions restricted in the foregoing clauses of this Section 6.1(a).

(b)           Nothing contained in Section 6.1(a) is intended to give Parent or Merger Sub the right to control or direct the operations of the Company prior to the Effective Time.

Section 6.2          Access to Information and Employees; Separation Assistance.

(a)          From the date of this Agreement until the earlier of the valid termination of this Agreement in accordance with Section 8.1 and the Effective Time, the Company shall, and shall cause each Company Subsidiary to and shall cause each of their respective Representatives to:

(i)            provide to Parent, Merger Sub, LPL and their respective Representatives reasonable access, at reasonable times, upon prior notice to the Company, to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries, and to the books and records thereof (including Tax Returns);

(ii)           cooperate with Parent and LPL as promptly as practical to provide and facilitate reasonable access to employees during regular business hours for meetings and interviews prior to Closing and provide Parent reasonable access to each employee’s full compensation history (including equity grants) and job description;

(iii)          furnish as promptly as practicable such information concerning the business, properties, Contracts, assets, Liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent, LPL or their respective Representatives may reasonably request;

(iv)          (A) cooperate with Parent and its Representatives in connection with (I) Parent’s obligations under this Agreement and (II) preparations to integrate the Funds onto Parent’s platform following the Effective Time, including providing access to the Public Fund Boards in connection with obtaining the Public Fund Board Approval and entering into the agreements contemplated by such Public Fund Board Approval, and (B) cooperate with Parent and LPL and their respective Representatives in connection with their obligations under the Wealth Management Purchase Agreement and consummation of the transactions contemplated thereby, including the separation, following (or simultaneously with) the Closing hereunder, of the Wealth Management Business from the Company and determining the extent and treatment of any shared services, employees, Intellectual Property or other assets between the businesses and the treatment of any intragroup arrangements, it being understood and agreed that nothing herein shall obligate the Company or any Company Subsidiary to take any action that would result in any aspect of the separation of the Wealth Management Business from the Company becoming effective prior to the Closing; and

(v)           take any action reasonably requested by Parent to (A) ensure that the program management agreement for the 529 Plan and each other Contract related to the 529 Plan has been fully assigned, conveyed or otherwise transferred to Ivy Distributors, Inc., (B) transfer sponsorship of Welfare Benefit Plans from the Wealth Management Business to the Company and (C) amend the Welfare Benefit Plans to provide that all employees of the Wealth Management Business transferring to LPL will no longer be eligible to participate in the Welfare Benefit Plans as of the Closing.

Notwithstanding anything to the contrary in this Section 6.2, in Section 6.4(a) or in Section 6.20, neither the Company, any Company Subsidiary nor any of their respective Representatives shall have any obligation prior to the Effective Time to (i) incur, release, terminate or forgive any Liability; (ii) make any expenditure other than an expenditure for which Parent or LPL has committed to reimburse the Company if the Transactions are not consummated; (iii) enter into, modify, cancel or terminate any Contract; (iv) reorganize its business personnel, Company Advisors or operations; or (v) institute any Action, in each case in order to fulfill its obligations under this Section 6.2 or in Section 6.4(a) or Section 6.20 except where required by applicable Law.

None of the Company, any Company Subsidiary or their respective Representatives shall be required to provide access to or to disclose information where such access or disclosure would contravene any applicable Law, Contract of the Company or any Company Subsidiary, or Order, or would reasonably be expected to violate or result in a loss or impairment of any attorney-client privilege; provided, however, that in the event that the Company does not provide access or information in reliance on this sentence, the Company shall promptly notify Parent or LPL, as applicable, and use its commercially reasonable efforts to, as promptly as practicable (x) obtain any necessary clearance or consent in order to permit such access or disclosure and (y) provide such access or communicate such information to Parent or LPL, as applicable (including through their respective Representatives) in a way, to the extent reasonably practicable, that would not violate the applicable Law or Contract or waive any such privilege. No investigation conducted pursuant to this Section 6.2(a) shall affect or be deemed to qualify, modify or limit any representation or warranty made by the Company in this Agreement.

(b)           With respect to the information disclosed pursuant to this Section 6.2, (i) Parent and Merger Sub shall comply with, and shall cause their respective Representatives to comply with, all of their obligations under the Letter Agreement, dated as of October 14, 2020, by and between the Company and Parent (the “Parent Confidentiality Agreement”) and (ii) Parent shall use its commercially reasonable efforts to cause LPL to comply with all of its obligations under the Letter Agreement, dated as of October 14, 2020, by and between the Company and LPL; provided that Parent, LPL and their respective Subsidiaries shall be entitled to share any Confidential Information (as defined in the applicable confidentiality agreement) and otherwise discuss consideration of the Transactions and the Wealth Management Transactions with potential financing sources, and the applicable confidentiality agreement shall be deemed amended to include such financing sources within the meaning of Representatives (as such term is defined in the applicable confidentiality agreement) of Parent and its Subsidiaries or LPL and its Subsidiaries, as applicable.

Section 6.3          No Solicitation of Transactions.

(a)          From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Section 8.1, except as otherwise set forth in this Section 6.3, the Company shall not, and shall cause the Company Subsidiaries and Representatives of the Company not to, and shall not authorize or permit the Representatives of the Company to, directly or indirectly:

(i)            initiate, solicit, cooperate with, assist, participate in or knowingly take any action to encourage, induce or facilitate (including by way of providing non-public information relating to the Company or Company Subsidiaries or affording access to the business or properties of the Company) the making, submission or announcement of any Acquisition Proposal;

(ii)           enter into, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any Company Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any Company Subsidiaries to, any Person, in each case, in connection with an Acquisition Proposal;

(iii)          approve, adopt, endorse, declare advisable or recommend to the Company’s stockholders, or publicly propose to approve, adopt, endorse, declare advisable or recommend to the Company’s stockholders, any Acquisition Proposal, or publicly disclose that the Company Board (or any committee of the Company Board) has determined that any Acquisition Proposal constitutes a Superior Proposal;

(iv)          (A) fail to make the Company Board Recommendation or to include the Company Board Recommendation in the Proxy Statement; (B) following the commencement of a tender offer or exchange offer that constitutes an Acquisition Proposal, fail to publish, send or give to the Company’s stockholders, pursuant to Rule 14e-2 promulgated under the Exchange Act, within the ten Business Day period (as specified in Rule 14e-2 promulgated under the Exchange Act) after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement affirming the Company Board Recommendation; or (C) withdraw, change, amend, modify or qualify or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation (it being understood that any failure to publicly and without qualification reaffirm the Company Board Recommendation within ten (10) Business Days after an Acquisition Proposal is made public or any request by Parent to do so (which request may only be made once with respect to any such Acquisition Proposal, except that Parent may make an additional request after any material change in the terms of such Acquisition Proposal) will be treated as a withdrawal of the Company Board Recommendation that is adverse to Parent for purposes hereof) (any action or failure to act taken by the Company Board (or by any committee of the Company Board) set forth in the foregoing clause (iii) or this clause (iv), a “Change of Board Recommendation”);

(v)           take any action to make any Takeover Law inapplicable to any third party or any Acquisition Proposal;

(vi)          enter into any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting, relating to or that is intended to or is reasonably likely to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or enter into any Contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions, or resolve or agree to take any of the foregoing actions; or

(vii)         fail to enforce, terminate, waive, amend or modify any provision of, or grant permission or a release under, any standstill, confidentiality agreement or similar Contract with respect to any Equity Interests of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party; provided that if the Company Board determines in good faith that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, then (A) the Company may waive any such standstill or similar agreement to the extent necessary to permit the Person bound by such provision or agreement to make an Acquisition Proposal to the Company Board and (B) concurrently with such waiver by the Company, any standstill or similar provisions in the Parent Confidentiality Agreement or in the Letter Agreement, dated as of October 14, 2020, by and between the Company and LPL shall immediately and automatically be waived and cease to be of any force or effect).

The Company shall (A) immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons by the Company, the Company Subsidiaries or any of the Representatives of the Company with respect to any Acquisition Proposal and (B) promptly after the execution and delivery of this Agreement, demand the return or destruction of all confidential information provided by or on behalf of the Company or any Company Subsidiary to any such Persons prior to the date hereof, and use its commercially reasonable efforts to enforce the terms of any confidentiality agreement with the recipient of such information.

(b)         Notwithstanding Section 6.3(a), at any time following the date of this Agreement and prior to the time when the Company Stockholder Approval is obtained (and in no event after the Company Stockholder Approval is obtained), in response to a bona fide written Acquisition Proposal received after the date hereof that the Company Board determines in good faith After Consultation constitutes or would reasonably be expected to result in a Superior Proposal, and with respect to which the Company Board determines in good faith After Consultation, that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law, then the Company and the Representatives of the Company may, subject to compliance with this Section 6.3, (i) engage or participate in discussions or negotiations with, and only with, the Person (or such Person’s representatives) that has made such Acquisition Proposal, and (ii) furnish to the Person (or such Person’s representatives) that has made the Acquisition Proposal information relating to the Company and the Company Subsidiaries or afford access to the business, properties, assets, books, records or the personnel of the Company and the Company Subsidiaries, in each case pursuant to an Acceptable Confidentiality Agreement; provided that the Company did not receive such Acquisition Proposal in connection with or as a result of breaching or violating the terms of this Section 6.3 (other than an isolated, inadvertent and immaterial breach or violation).

(c)          In addition to the obligations of the Company set forth in Section 6.3(b), the Company shall promptly (and in any event within 24 hours) after the receipt by the Company of any Acquisition Proposal, and prior to engaging or participating in any discussions or negotiations with, or furnishing information to, a Person (or such Person’s representatives) who has made an Acquisition Proposal, (i) notify Parent of the receipt by the Company or the Representatives of the Company of such Acquisition Proposal, which notice shall include (A) the material terms and conditions of such Acquisition Proposal and (B) the identity of the Person or Group making any such Acquisition Proposal and (ii) contemporaneously with or prior to furnishing any information to such Person (or such Person’s representatives), furnish such information to Parent (to the extent such information has not been previously furnished by the Company to Parent). The Company (or its outside counsel) shall (w) keep Parent reasonably informed on a current basis with respect to such Acquisition Proposal; (x) promptly (and in any event within 24 hours) provide notice to Parent of any change in the terms (including all amendments) of any such Acquisition Proposal; (y) upon Parent’s request provide an update on the status of discussions regarding the terms (including all amendments) of any such Acquisition Proposal; and (z) promptly (and in any event within 24 hours) after receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all material documents (including any written or electronic material to the extent such material contains any financial terms, conditions or other material terms relating to any Acquisition Proposal, including the financing thereof) exchanged between the Company or Company Subsidiaries or any of the Representatives of the Company, on the one hand, and the Person making an Acquisition Proposal or any of its Affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the other hand. The Company shall not, and shall cause the Company Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement that prohibits the Company from providing the information described in Section 6.3(b) or this Section 6.3(c) to Parent.

(d)         Notwithstanding anything to the contrary contained in this Agreement, if the Company receives an Acquisition Proposal, other than in connection with or as a result of breaching or violating this Section 6.3 (other than an isolated, inadvertent and immaterial breach or violation), that the Company Board concludes in good faith, After Consultation, constitutes a Superior Proposal, the Company Board may, at any time prior to the time when the Company Stockholder Approval is obtained (and in no event after such Company Stockholder Approval is obtained), if it determines in good faith, After Consultation, that the failure to take such actions contemplated by clauses (x) or (y) below would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law, (x) effect a Change of Board Recommendation as a result of such Superior Proposal or (y) terminate this Agreement pursuant to Section 8.1 and simultaneously enter into an Alternative Acquisition Agreement implementing such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless concurrently with such termination the Company pays the Company Termination Fee to Parent and otherwise complies with the provisions of Section 8.1(d)(i) and Section 8.2; and, provided further, that the Company Board may not effect a Change of Board Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless:

(i)            the Company shall have provided prior written notice to Parent, at least four Business Days in advance of such Change of Board Recommendation or termination (the “Superior Proposal Notice Period”), of its intention to effect such a Change of Board Recommendation (which notice itself shall not constitute a Change of Board Recommendation) or to terminate this Agreement to enter into an Alternative Acquisition Agreement implementing such Superior Proposal, which notice shall specify the basis upon which the Company Board intends to effect such Change of Board Recommendation or terminate this Agreement and the material terms and conditions of such Superior Proposal (and the identity of the Person or Group making such Superior Proposal), and shall have contemporaneously provided the execution draft of the relevant proposed definitive transaction agreements with the Person making such Superior Proposal (the “Alternative Acquisition Agreement”) and other material documents with respect to such Superior Proposal (including any with respect to the financing thereof); and

(ii)           prior to effecting such Change of Board Recommendation or terminating this Agreement to enter into an Alternative Acquisition Agreement implementing such Superior Proposal, (A) during the Superior Proposal Notice Period, the Company shall have negotiated (to the extent Parent wishes to so negotiate), and shall have caused the Representatives of the Company to negotiate, with Parent in good faith to enable Parent to make any amendments to the terms and conditions of this Agreement such that such Acquisition Proposal would cease to constitute a Superior Proposal, and (B) following the end of such Superior Proposal Notice Period, the Company Board shall have considered any such amendments in good faith, and After Consultation, the Company Board shall have determined that, notwithstanding the terms of any such proposed amendments, such Superior Proposal continues to constitute a Superior Proposal.

In the event of any amendment to the financial terms or any other material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent pursuant to Section 6.3(d)(i) and to comply with the requirements of this Section 6.3(d) with respect to such new written notice (including a new Superior Proposal Notice Period), except that the Superior Proposal Notice Period shall be at least two Business Days (rather than the four Business Days contemplated by Section 6.3(d)(i) above).

(e)          Notwithstanding anything to the contrary contained in this Agreement, and solely in response to an Intervening Event, the Company Board may effect a Change of Board Recommendation prior to the time the Company Stockholder Approval is obtained (and in no event after such Company Stockholder Approval is obtained) if the Company Board determines in good faith, After Consultation, that the failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that the Company Board may not effect such a Change of Board Recommendation unless:

(i)            the Company shall have provided prior written notice to Parent, at least four Business Days in advance of such Change of Board Recommendation (the “Intervening Event Notice Period”), of its intention to effect such a Change of Board Recommendation (which notice itself shall not constitute a Change of Board Recommendation), which notice shall specify the details of such Intervening Event and the basis upon which the Company Board intends to effect such Change of Board Recommendation; and

(ii)           prior to effecting such Change of Board Recommendation, (A) during the Intervening Event Notice Period, the Company shall have negotiated (to the extent Parent wishes to so negotiate), and shall have caused the Representatives of the Company to negotiate, with Parent in good faith to enable Parent to make any amendments to the terms and conditions of this Agreement so that a Change of Board Recommendation is no longer necessary, and (B) following the end of such Intervening Event Notice Period, the Company Board shall have considered any such amendments in good faith and, After Consultation, the Company Board shall have determined that, notwithstanding the terms of any such binding written offer, it would continue to be inconsistent with the directors’ fiduciary duties under applicable Law to not effect the Change of Board Recommendation.

In the event of any changes to the circumstances applicable to the Intervening Event after the start of the Intervening Event Notice Period, the Company shall be required to deliver a new written notice to Parent pursuant to Section 6.3(e)(i) and to comply with the requirements of this Section 6.3(e) with respect to such new written notice (including a new Intervening Event Notice Period) except that the Intervening Event Notice Period shall be two Business Days (rather than the four Business Days contemplated by Section 6.3(e)(i) above).

(f)          For purposes of this Agreement

(i)            “Superior Proposal” means any unsolicited, bona fide written Acquisition Proposal (that has not been withdrawn and that did not result from a breach or violation (other than an isolated, inadvertent and immaterial breach or violation) of the provisions of Section 6.3), (with all references to “20%” in the definition of Acquisition Proposal being deemed to be references to “50%”), that (A) if a cash transaction (whether in whole or in part), is not subject to a financing condition (and if financing is required, such financing is then fully committed and reasonably determined to be available by the Company Board); (B) is reasonably likely to be consummated on the terms and conditions contemplated thereby; and (C) the Company Board shall have determined in good faith After Consultation is more favorable to the stockholders of the Company (in their capacity as such) from a financial point of view than the Merger, in each case taking into account such factors as are determined by the Company Board in good faith to be relevant, including (I) the identity of the Person(s) making such Acquisition Proposal and the prior history of such Person(s) with the consummation or failure to consummate similar transactions, (II) the anticipated timing, conditions and prospects for completion of the transaction contemplated by such offer or proposal, including any governmental or other approval requirements (including divestitures and entry into other commitments and limitations) and (III) any proposal to amend this agreement made by Parent in connection therewith or in response thereto; and

(ii)           “Intervening Event” means any material, favorable event or development or material, favorable change in circumstances with respect to the Company and the Company Subsidiaries taken as a whole that (A) is materially more favorable to the recurring financial condition and results of operations of the Company and the Company Subsidiaries, taken as a whole; (B) was neither known to the Company Board or any officer of the Company, nor reasonably foreseeable as of or prior to the date of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Company Board); and (C) does not relate to (I) any Acquisition Proposal, (II) any events, changes or circumstances relating to Parent, Merger Sub or any of their Affiliates, including the announcement or pendency of this Agreement or the Transactions, or compliance with or performance under this Agreement or the Transactions, (III) clearance of the Transactions under the HSR Act or compliance with any other Antitrust Laws or receipt of the other Regulatory Approvals, (IV) the fact the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, (V) changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company or (VI) any event, development or change in circumstances resulting from a breach of this Agreement by the Company or any action relating to any Regulatory Approval (including the status thereof) taken pursuant to the terms of this Agreement.

(g)         The Company shall keep confidential any proposals made by Parent to revise the terms of this Agreement, other than in the event of any amendment to this Agreement and to the extent required by applicable Law to be disclosed in any Company SEC Documents.

(h)         The Company agrees that any action taken by a Company Subsidiary or Representative of the Company that, if taken by the Company, would constitute a breach of the restrictions set forth in this Section 6.3 shall be deemed to be a breach of this Section 6.3 by the Company.

(i)           Nothing contained in this Agreement shall prohibit the Company Board from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 or otherwise complying with the provisions of Rule 14d-9, in each case in response to a tender offer; provided, however, that, except as otherwise permitted under this Section 6.3, such disclosure is limited to (i) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (ii) an express rejection of any applicable Acquisition Proposal, or (iii) an express reaffirmation of the Company Board Recommendation.

(j)           The Company shall not make any Change of Board Recommendation that purports to change the approval of the Company Board in a way that would result in any Takeover Law becoming applicable to the Transactions.

Section 6.4           Efforts; Regulatory Approvals.

(a)          Subject to the terms and conditions of this Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate the Merger, the other Transactions and the Wealth Management Transactions, as promptly as practicable after the date of this Agreement, including (i) preparing and filing with any Governmental Entity or other third party, in consultation with the other party, all necessary applications, notices, petitions, filings (including the HSR Filings and any filings or other submissions necessary or advisable in connection with obtaining a Regulatory Approval) and resubmitting any such notices, petitions, filings or other documents in the event they are rejected for any reason by the relevant Governmental Entity; and (ii) taking all actions or steps as may be necessary, including promptly providing any additional information requested by any Governmental Entity, to obtain as promptly as practicable the expiration or termination of the waiting period in connection with the HSR Filings, the Regulatory Approvals and any other consents, approvals, clearances, waivers, licenses, registrations, permits, authorizations and Orders necessary or advisable from any third party or Governmental Entity in connection with the Transactions and the Wealth Management Transactions.

(b)          In furtherance and not in limitation of Section 6.4(a):

(i)            (A) Parent and the Company agree to (I) make their respective Parent HSR Filings as promptly as practicable, and in any event within 15 Business Days after the execution of this Agreement; and (II) supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Entity pursuant to the HSR Act in connection with the Parent HSR Filings; (B) Parent agrees to, and to use its commercially reasonable efforts to cause LPL to, comply with the terms of the Wealth Management Purchase Agreement to make the LPL HSR Filings as promptly as practicable, and in any event within 15 Business Days after the execution of the Wealth Management Purchase Agreement; and (C) the Company agrees to supply as promptly as practicable any information (including information required under Item 5 and Item 6 of the HSR Act Notification and Report Form) and any certifications as to such information required for Parent to make the LPL HSR Filings in accordance with Section 6.4(b)(i)(B). The Company and Parent agree to use their respective reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Entity pursuant to the HSR Act in connection with the LPL HSR Filing.

(ii)           As promptly as reasonably practicable, and in any event within 45 calendar days after the execution of this Agreement, the Company shall cause each Company Broker-Dealer Subsidiary to, and Parent shall use commercially reasonable efforts to cause LPL to, cooperate with each other to prepare and file the FINRA Joint Application in accordance with the requirements of FINRA Rule 1017, respond promptly to any further requests by FINRA and, more generally, seek approval by FINRA of the FINRA Joint Application. The FINRA Joint Application shall be subject to the approval of Parent, which approval shall not unreasonably be withheld, conditioned or delayed. Parent shall (and shall cause its Affiliates to) timely provide to the Company all information required to complete the FINRA Joint Application and to respond to any further FINRA requests.

(iii)          As promptly as reasonably practicable after the execution of this Agreement, the Company shall cause the Company Broker-Dealer Subsidiaries and any other Company Subsidiary that is a participant in the NSCC or any other clearing agency subsidiary of DTCC to submit to DTCC, on behalf of such clearing agency subsidiary, written notification regarding the change of ownership and control of such Company Broker-Dealer Subsidiary and any such other Company Subsidiaries contemplated by the Transactions, the Wealth Management Transactions and this Agreement consistent with the requirements of the rules of NSCC or such other clearing agency, if applicable.

(iv)          As promptly as reasonably practicable, and in any event within 45 calendar days after the execution of this Agreement, Parent and the Company shall prepare and submit a draft joint voluntary notice in accordance with Exon-Florio to CFIUS and, as promptly as possible after receiving comments on the draft joint voluntary notice from CFIUS, the parties shall address such comments and submit a final joint voluntary notice to CFIUS (the “CFIUS Filing”). Parent and the Company shall use their reasonable best efforts to (A) avoid possible rejection or deferred acceptance of the CFIUS Filing; (B) respond as promptly as practicable and within any time limitations imposed by applicable regulations to any inquiries from CFIUS or any other Governmental Entity involved in the Exon-Florio review and make any other submissions under Exon-Florio that are required to be made or that the parties agree should be made; and (C) obtain the CFIUS Approval, as promptly as practicable. With respect to Parent, Merger Sub or any of their respective Affiliates, “reasonable best efforts” shall include agreeing to any commercially reasonable action, condition or restriction required by CFIUS as a condition to the CFIUS Approval (including entering into any mitigation agreement with CFIUS as may be required).

(v)           The Company shall use commercially reasonable efforts to transfer as of the Closing the participating membership rights of the Company or any Company Subsidiary in ICI Mutual Insurance Company to an Affiliate of Parent designated by Parent.

(vi)          Parent and the Company shall, as promptly as reasonably practicable, prepare and make any filings, and submit all required notices, petitions or other documents necessary in connection with obtaining any other Regulatory Approvals required for the Transactions or the Wealth Management Transactions.

(c)          Each of Parent and the Company shall, in connection with the obligations set forth in Sections 6.4(a) and 6.4(b), to the extent permitted by applicable Law, (i) cooperate in all respects and consult with each other in connection with any communication, filing or submission and in connection with any Action, including any Action initiated by a private party, including by allowing the other party and its counsel to have a reasonable opportunity to review in advance and comment on drafts of any communications, filings and submissions (and documents submitted therewith) and considering any such comments in good faith; (ii) promptly inform the other party of any communication regarding this Agreement or the Transactions received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”), FINRA, CFIUS, any other Governmental Entity or, in connection with any Action by a private party, with any other Person, including by promptly providing copies to the other party of any such written communications, and of any material communication received or given in connection with any Action by a private party; and (iii) permit the other party to review in advance any communication it gives to, and consult with each other in advance of any meeting, substantive telephone call, or conference with, the DOJ, the FTC, CFIUS, or such other Governmental Entity or other Person, and to the extent permitted by the DOJ, the FTC, CFIUS, or any other applicable Governmental Entity or other Person, give the other party and its counsel the opportunity to attend and participate in such meetings, substantive telephone calls and conferences and, in each case, consider in good faith such other party’s comments with respect to such communication or meeting; provided, however, that materials provided by the Company or Parent and their respective Subsidiaries or Affiliates to the other party may be redacted (x) as necessary to comply with contractual arrangements entered into in the ordinary course of business without a purpose of avoiding or limiting such party’s obligations under this sentence and (y) as necessary to reasonably preserve attorney-client privilege or to comply with applicable Law; provided further, however, that such materials shall be provided in unredacted form to outside counsel to the receiving party in connection with any such application or filing and the receiving party shall cause its outside counsel receiving any such unredacted materials not to disclose such materials to the directors, officers or employees of such receiving party without the prior written consent of the producing party.

(d)         The Company and Parent shall further (i) cooperate with each other as each such party determines which additional filings, and which additional consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or Orders such party is required to obtain from Governmental Entities prior to the Effective Time in connection with the execution and delivery of this Agreement and consummation of the Transactions and the Wealth Management Transactions and (ii) use their respective reasonable best efforts to timely make all such filings that it is required to make and timely seek all such consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or Orders necessary for the consummation of the Transactions and the Wealth Management Transactions.

(e)          Notwithstanding anything to the contrary set forth in this Agreement, with respect to obtaining clearance under any applicable Antitrust Laws, “reasonable best efforts” shall require Parent, Merger Sub and any of their respective Affiliates to offer to, agree to or actually (i) divest, hold separate (including by establishing a trust) or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, the Company or any of their respective Affiliates; (ii) pay any amounts or make any commitments to obtain any consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or Orders of a Governmental Entity or any other Person (other than the payment of filing fees and expenses and fees of counsel) in connection with the Transactions; (iii) limit the ability of Parent or its Affiliates to conduct, own, operate or control their respective businesses, assets or properties or of the businesses, properties or assets of the Company and the Company Subsidiaries, or otherwise enter into any voting trust arrangement, proxy arrangement or similar agreement or arrangement; and (iv) litigate or participate in the litigation of any Action brought by any Governmental Entity and appeal any Order (A) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or any of the other Transactions; or (B) seeking to prohibit or limit in any respect or place any conditions on the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business or assets of Parent, the Company or any of their respective Affiliates, or to require any such Person to divest, hold separate, or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to any material portion of the business or assets of Parent, the Company or any of their respective Affiliates; provided that Parent, Merger Sub and their respective Affiliates shall not be required to take the actions set forth in clauses (i) through (iv) to the extent that taking any such actions would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the existing business of Parent or on the existing business of the Company.

(f)          Subject to the obligations to cooperate and consult set forth in this Section 6.4, Parent shall (i) control the strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Entity in connection with the Transactions and the Wealth Management Transactions and (ii) control the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a Governmental Entity in connection with the Transactions and the Wealth Management Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a Governmental Entity relating to the Transactions and the Wealth Management Transactions and of all other regulatory matters incidental thereto, in each case so long as Parent’s actions in connection therewith are otherwise in accordance with Parent’s obligations under this Section 6.4; provided, however, that Parent may, pursuant to the Wealth Management Purchase Agreement, delegate to LPL the right to exercise any such control in connection with any LPL Regulatory Approval. With respect to the Parent HSR Filing, neither Parent nor the Company shall commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Laws or enter into a timing agreement with any Governmental Entity, in each case with respect to the Transactions, without the prior written consent of the other party, such consent not to be unreasonably withheld. With respect to the LPL HSR Filing, Parent shall use commercially reasonable efforts to cause LPL not to commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Laws or enter into a timing agreement with any Governmental Entity, in each case with respect to the Wealth Management Transactions, without the prior written consent of Parent, such consent not to be unreasonably withheld.

(g)         The Company and Parent shall reasonably cooperate with each other and their respective Representatives in obtaining any consents, approvals or waivers that may be required from any third party in connection with the Transactions or the Wealth Management Transactions; provided that pursuing the consents described in Section 6.4(a) to Section 6.4(d) and Section 6.15 shall be governed by Section 6.4(a) to Section 6.4(f) and Section 6.15, respectively. Notwithstanding anything to the contrary in this Agreement, nothing herein shall obligate or be construed to obligate the Company or any of its Affiliates or Parent or any of its Affiliates to, and without Parent’s prior written consent neither the Company nor any of its Affiliates shall, make, or cause to be made, any payment or other accommodation to any third party in order to obtain the consent of such third party (including any consent from a Client); provided that pursuing the consents described in Section 6.4(a) to Section 6.4(d) and Section 6.15 shall be governed by Section 6.4(a) to Section 6.4(f) and Section 6.15, respectively.

(h)         From the date hereof until the earlier of the termination of this Agreement and the Effective Time, each of the Company and Parent shall, and the Company shall cause the Company Subsidiaries to, (i) use their respective reasonable best efforts, in each case as promptly as practicable to take, or cause to be taken, all actions necessary, proper or advisable to consummate the Transactions and the Wealth Management Transactions, and (ii) use their respective commercially reasonable efforts to cooperate and assist with and take the actions set forth in Section 6.4(h) of the Company Disclosure Schedule.

Section 6.5          Certain Notices. From and after the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 8.1:

(a)          each of Parent and the Company shall promptly notify the other party of the occurrence of any event that is reasonably likely to cause any of the conditions to each party’s obligations or the other party’s obligations set forth in Article VII not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice; and

(b)         commencing with the first month end following the date hereof, the Company shall, within ten Business Days after each such month end, provide Parent with a consolidated balance sheet of the Company and Company Subsidiaries, including a report regarding the composition of the investments set forth on such balance sheet.

Section 6.6          Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the Transactions (including any communication required to be filed with the SEC pursuant to Rule 14a-12 promulgated under the Exchange Act) shall be issued by any party or its parent company or Subsidiaries without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable national securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The Company, Parent and Merger Sub agree that the initial press release of each of the Company and Parent announcing the execution and delivery of this Agreement shall not be issued prior to the approval of each of, the Company, on the one hand, and Parent, on the other hand. Notwithstanding the foregoing provisions of this Section 6.6, (i) Parent, the Representatives of Parent, the Company and the Representatives of the Company and Parent’s and the Company’s respective Subsidiaries may make public releases or announcements concerning the Transactions that are not inconsistent with previous press releases or announcements made by Parent or the Company in compliance with this Section 6.6; (ii) Parent, the Representatives of Parent, the Company and the Representatives of the Company and Parent’s and the Company’s respective Subsidiaries may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the Company and Parent and do not reveal material, non-public information regarding the other parties, the Merger or the other Transactions; and (iii) the restrictions set forth in this Section 6.6 shall not apply to any release or announcement made or proposed to be made in connection with, or in response to, a Change of Board Recommendation that is effected in compliance with Section 6.3. The Company acknowledges that LPL may issue a public release or announcement in connection with the Wealth Management Transactions. Parent shall use its commercially reasonable efforts to provide any such public release or announcement to the Company prior to publication.

Section 6.7          Employee Benefits Matters.

(a)          With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any Parent Subsidiary in which any director, officer or employee of the Company or any Company Subsidiary (the “Company Employees”) will participate effective as of or after the Effective Time (collectively, “New Plans”), subject to applicable Law and applicable Tax qualification requirements, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Employees with the Company or a Company Subsidiary to the extent recognized under each Company Benefit Plan as of the date of this Agreement that is reflected in the books and records of the Company, as the case may be, for vesting, eligibility and level of benefits purposes (but not for accrual purposes, except for vacation and severance, if applicable, and not for purposes of any defined benefit or retiree medical plan) in any New Plan in which such Company Employees are eligible to participate after the Effective Time, in each case except to the extent that recognizing such service would result in a duplication of benefits. To the extent any Company Employee in the United States participates in a New Plan that is a welfare plan or arrangement of Parent or any Parent Subsidiary following the Closing Date (a “Parent Welfare Plan”), Parent and any Parent Subsidiary shall, to the extent permitted by applicable Law and any insurer or service provider under the applicable Parent Welfare Plan, use commercially reasonable efforts (including adopting any required plan amendments) to cause all (i) pre-existing condition limitations that otherwise would be applicable to such Company Employee and his or her covered dependents to be waived to the extent satisfied under a Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan; (ii) participation waiting periods under each Parent Welfare Plan that would otherwise be applicable to such Company Employee to be waived to the same extent waived or satisfied under the Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan; and (iii) co-payments and deductibles paid by Company Employees in the plan year in which the Effective Time occurs to be credited for purposes of satisfying any applicable deductible or out of pocket requirement under any such Parent Welfare Plan, but only to the extent that the Company provides documentation of such co-payments and deductibles reasonably requested by Parent or any Parent Subsidiary within 20 days of such request.

(b)         For a period of twelve months following the Closing Date (the “Continuation Period”), Parent shall provide and shall cause the Affiliates of Parent and their respective successors to provide each Company Employee as of the Effective Time who continues to be employed by Parent or any Affiliate of Parent (the “Continuing Employees”) with: (i) a base salary or base wage rate that is no less favorable than the base salary or base wage rate provided to such Continuing Employee by the Company and the Company Subsidiaries immediately prior to the Effective Time; (ii) a target annual incentive opportunity that is, at the discretion of Parent, either (A) substantially comparable in the aggregate (taking into account annual incentive compensation payable in either cash or the grant of an equity award) to those provided to such Continuing Employee by the Company and the Company Subsidiaries immediately prior to the Effective Time or (B) substantially comparable in the aggregate (taking into account annual incentive compensation payable in either cash or the grant of an equity award) to those provided to similarly situated employees of Parent and its Affiliates; and (iii) employee health and welfare benefits (excluding defined benefit pension benefits, retiree health and welfare and severance benefits) that are, at the discretion of Parent, either substantially comparable in the aggregate to those (A) provided to such Continuing Employee by the Company and the Company Subsidiaries immediately prior to the Effective Time, or (B) that are generally made available to similarly situated employees of Parent and its Subsidiaries from time to time. Additionally, Parent agrees that each Continuing Employee shall, during the Continuation Period, be entitled to the severance arrangement described in Section 6.7(c) of the Company Disclosure Schedule.

(c)          The Company and the Company Subsidiaries shall provide Parent with a copy of any written communication and a copy of the script for any unwritten communication, in each case to be broadly disseminated to employees of the Company or any Company Subsidiary and the principal purpose of which is to communicate information regarding the Transactions, Wealth Management Transactions or employment, retention, compensation, benefits or other treatment they will receive in connection with or following the Merger or the Wealth Management Transactions a reasonable amount of time prior to such dissemination, and shall consider in good faith for inclusion any reasonable comments from Parent to such communication that Parent makes in good faith after Parent’s receipt of such communication (unless such communication is substantively similar to such prior communications that have been initially made after such announcement of the Merger or prior communications that have been previously provided to Parent pursuant to this Section 6.7(c).

(d)         From and after the Closing Date, Parent shall, and shall cause the Affiliates of Parent (including the Company and the Company Subsidiaries) and their respective successors to, honor, pay, perform and satisfy any and all Liabilities, obligations and responsibilities to, or in respect of, each Company Employee arising under the terms of any employment, consulting, retention, severance, change of control or similar plan, agreement or arrangement, in accordance with the terms thereof in effect on the Closing Date unless prohibited by applicable Law.

(e)          Prior to the Effective Time, the Company shall take such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect such actions relating to the 401(k) plan of the Company (the “401(k) Plan”), including amending or terminating the 401(k) Plan prior to the Effective Time, subject to the terms of the 401(k) Plan and applicable Law and provided that such action does not preclude the immediate participation of the Company Employees in any successor 401(k) plan.

(f)          This Section 6.7 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.7, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.7. Nothing contained herein shall (i) be treated as an amendment of any particular Company Benefit Plan, (ii) give any third party any right to enforce the provisions of this Section 6.7 or (iii) require Parent or any of its Affiliates to (A) maintain any particular Company Benefit Plan or (B) retain the employment of any particular employee.

Section 6.8          Revenue Run Rate; Client Consent Percentage.

(a)          For each full calendar month beginning January 2021 and continuing until the Closing (other than the calendar month immediately preceding the month in which the Closing occurs), the Company shall deliver (or cause to be delivered) to Parent, no later than ten Business Days after the end of such month, a schedule setting forth in reasonable detail the calculation of the Revenue Run Rate as of the last Business Day of such month.

(b)          By no later than the fourth Business Day following the date upon which the Calculation Time occurs, the Company shall deliver to Parent its good faith calculation of the Base Date Revenue Run Rate, Closing Revenue Run Rate, the Client Consent Percentage calculated based thereon and the Company Advisor Percentage, together with reasonable supporting detail with respect to the calculations thereof. To the extent reasonably requested by Parent, the Company shall promptly make available (during normal business hours) to Parent the employees and Representatives of the Company involved in, and records used in, preparing the calculation of the Base Date Revenue Run Rate, Closing Revenue Run Rate, the Client Consent Percentage and the Company Advisor Percentage. The Company and Parent shall work in good faith to resolve any disagreements with respect to the calculation of the Base Date Revenue Run Rate, Closing Revenue Run Rate, the Client Consent Percentage and the Company Advisor Percentage.

Section 6.9          Indemnification of Directors and Officers.

(a)          For a period of six years from and after the Effective Time, the Surviving Corporation and Parent shall (with respect to Parent, only to the extent the Surviving Corporation is permitted to do so under applicable Law), jointly and severally, indemnify all Company Indemnified Parties to the same extent such individuals are indemnified as of the date of this Agreement by the Company pursuant to applicable Law, the Company Organizational Documents, the governing or organizational documents of any Company Subsidiary or indemnification agreements between such Company Indemnified Party and the Company or a Company Subsidiary (“Company Indemnification Agreements”), arising out of acts or omissions occurring at or prior to the Effective Time; provided that any such indemnification shall be subject to any limitation imposed from time to time under applicable Law; provided further, that if any valid claim for indemnification is made hereunder by a Company Indemnified Party prior to six years after the Effective Time, such indemnification obligation will survive (solely with respect to such claim) until the final resolution of the matter giving rise to such claim. The Surviving Corporation and Parent shall, jointly and severally, advance to the Company Indemnified Parties expenses (including reasonable legal fees and expenses) incurred in the defense of any Actions with respect to the matters subject to indemnification pursuant to this Section 6.9(a) in accordance with the procedures set forth in the Company Organizational Documents, the governing or organizational documents of any Company Subsidiary or Company Indemnification Agreements, in each case in existence on the date of this Agreement; provided, however, that the director or officer to whom expenses are advanced undertakes to repay such advanced expenses to the Surviving Corporation if it is ultimately determined that such director or officer is not entitled to indemnification under applicable Law or pursuant to the applicable organizational document or Company Indemnification Agreement. Any determination required to be made with respect to whether a Company Indemnified Party’s conduct complies with the standards set forth under applicable Law and the Company Organizational Documents, the governing or organizational documents of any Company Subsidiary or Company Indemnification Agreements, in each case in effect as of the date of this Agreement, shall be made by independent legal counsel selected by the Surviving Corporation and reasonably acceptable to the Company Indemnified Party (such acceptance not to be unreasonably conditioned, withheld or delayed). During this six year period, without the prior written consent of the Company Indemnified Party, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Company Indemnified Party as provided in the Company Organizational Documents, the organizational or governing documents of the Company Subsidiaries or any Company Indemnification Agreement, in each case, as in effect on the date of this Agreement, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner (whether by merger, consolidation, division, operation of law or otherwise) that would adversely affect any right thereunder of any such Company Indemnified Party.

(b)         For a period of six years from and after the Effective Time, Parent shall cause to be maintained in effect policies of directors’ and officers’ liability and fiduciary liability insurance with terms, conditions, retentions and limits of liability that are at least as favorable to the Company Indemnified Parties as such policies maintained by the Company as of the date hereof with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to expend an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap or such coverage is not otherwise available, then Parent shall cause to be maintained policies of insurance which, in Parent’s good faith determination, provide the maximum coverage available at an aggregate premium equal to the Premium Cap. In lieu of the obligations set forth in the foregoing sentence, Parent or the Company may obtain at or prior to the Effective Time a six-year “tail” policy under the Company’s existing directors’ and officers’ and fiduciary liability insurance policies providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

(c)            The provisions of this Section 6.9 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets to any other Person, then in each such case, Parent will cause, to the extent necessary, proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, will assume the obligations set forth in this Section 6.9.

Section 6.10        State Takeover Laws. Each of Parent, Merger Sub and the Company shall (a) take all action necessary so that no Takeover Law or any similar provision of the Company Organizational Documents is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Law, regulation or provision is or becomes applicable to the Merger or any other Transactions, cooperate and grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

Section 6.11        Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock and shares of Company Common Stock acquired upon the vesting of Company Restricted Stock pursuant to this Agreement) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.12        Company SEC Documents. From the date of this Agreement to the Effective Time, the Company shall timely file with the SEC all Company SEC Documents required to be filed by it under the Exchange Act or the Securities Act. As of its filing date, or if amended after the date of such filing, as of the date of the last such amendment, each such Company SEC Document shall fully comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended after the date of such filing, as of the date of the last such amendment, each such Company SEC Document filed pursuant to the Exchange Act shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied by or on behalf of Parent, its Affiliates or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed after the date of this Agreement pursuant to the Securities Act, as of the date such registration statement or amendment became effective after the date of this Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

Section 6.13        No Rights Plan. From the date of this Agreement until the earlier of the Effective Time and the date this Agreement is validly terminated in accordance with Section 8.1, the Company shall not, and shall cause the Company Subsidiaries not to, enter into any stockholder rights agreement, rights plan, “poison pill” or other similar agreement, unless such plan or agreement exempts from its application this Agreement and the Transactions, including the Merger.

Section 6.14        Preparation of Proxy Statement; Stockholder Meetings.

(a)          As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials for the Special Meeting (together with any amendments and supplements thereto and any other required proxy materials, the “Proxy Statement”) relating to the Merger and this Agreement. Subject to Section 6.3(d) and Section 6.3(e), the Company shall include the Company Board Recommendation and the opinion of the Company Financial Advisor (in its entirety) in the Proxy Statement together with a summary of such opinion. Parent, Merger Sub and the Company shall cooperate and consult with each other in the preparation of the Proxy Statement, and Parent shall promptly provide to the Company such information concerning Parent and Merger Sub as may be reasonably requested by the Company for inclusion in the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act, Exchange Act and other applicable Law.

(b)            Notwithstanding the provisions of Section 6.14(a), prior to filing the preliminary Proxy Statement, a definitive Proxy Statement or any Other Filing with the SEC in connection with the Transactions, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on each such filing in advance, and the Company shall consider in good faith for inclusion in such filing all comments reasonably proposed by Parent in respect of such filings. The Company shall notify Parent promptly of the receipt of any oral or written comments from the SEC or its staff (or of notice of the SEC’s intent to review) and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or any Other Filing or for additional or supplemental information in connection therewith. The Company shall, as promptly as practicable after the receipt of such comments from the SEC or its staff with respect to the Proxy Statement or any such Other Filing (i) supply Parent with copies of all written correspondence received in connection therewith and (ii) provide Parent a reasonably detailed description of any oral comments received in connection therewith. The Company shall (w) provide Parent with a reasonable opportunity to review and comment on any responses to any such comments or inquiries by the SEC or its staff; (x) consider in good faith for inclusion in such responses all comments reasonably proposed by Parent; (y) not file or mail such document, or respond to the SEC or its staff, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed; and (z) provide Parent and its counsel with a reasonable opportunity to participate in any discussions or meetings with the SEC or its staff. The Company shall respond in good faith to any comments by the SEC or its staff as promptly as practicable. Parent shall provide its comments to the Company as promptly as practicable.

(c)            If the Company (i) does not receive comments from the SEC with respect to the preliminary Proxy Statement, then the Company shall use its commercially reasonable efforts to file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as reasonably practicable after the expiration of the ten-day waiting period provided in Rule 14a-6(a) under the Exchange Act, or (ii) does receive comments from the SEC with respect to the preliminary Proxy Statement, the Company shall use its commercially reasonable efforts to file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as reasonably practicable after clearance by the SEC with respect to such comments.

(d)            If, at any time prior to the date of the Special Meeting, Parent or the Company discovers any event or information relating to the Company, Parent, Merger Sub, or any of their Affiliates that should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading, the party that discovers such information shall promptly notify the other parties and the Company shall cause an appropriate amendment or supplement describing such information to be filed with the SEC as promptly as practicable thereafter and, to the extent required by applicable Law as determined in good faith after consultation with outside counsel by the Company Board, disseminated to the stockholders of the Company.

(e)            The Company, acting through the Company Board, shall, in accordance with applicable Law and the Company’s bylaws (i) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable, and in any event (to the extent permissible under applicable Law) no earlier than 30 days and no later than 40 days after the mailing of the definitive Proxy Statement to the stockholders of the Company, for the purpose of obtaining the Company Stockholder Approval (the “Special Meeting”) and (ii) take all lawful actions to solicit from the stockholders of the Company proxies in favor of the adoption of this Agreement and secure any other vote or consent of the stockholders of the Company as required by the rules of the NYSE, the DGCL or other applicable Law to effect the Merger. The Company shall consult with Parent regarding the date that shall be set as the “record date” for the Special Meeting in advance of providing notice thereof to the NYSE and shall consult with Parent regarding the date of the Special Meeting. The Company shall not change the record date or postpone or adjourn the Special Meeting without the prior written consent of Parent; provided that the Company may, following consultation with Parent, adjourn the Special Meeting (x) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that the Company Board, after consultation with outside counsel, determines in good faith is necessary to comply with applicable Law, is made available to the Company’s stockholders in advance of the Special Meeting or (y) to the extent that, as of the time that the Special Meeting is originally scheduled, adjournment of the Special Meeting is necessary as determined in good faith after consultation with outside counsel by the Company Board to enable the Company to solicit additional proxies required to constitute a quorum necessary to conduct the business of the Special Meeting and to obtain the Company Stockholder Approval; and provided further that the Company may adjourn the Special Meeting if the Company Board has determined in good faith, after consultation with outside counsel, that it is necessary under applicable Law to comply with the requirements made by the SEC or other applicable Law with respect to the Proxy Statement or that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law. The Company may, or if so requested by Parent shall, adjourn the Special Meeting in order to provide for the expiration of the Superior Proposal Notice Period or Intervening Event Notice Period, as applicable. The adoption of this Agreement and adjournment of the Special Meeting, as necessary, to solicit additional proxies if there are insufficient votes in favor of adoption of this Agreement shall be the only matters that the Company shall propose to be acted on by the stockholders of the Company at the Special Meeting, unless otherwise approved in writing by Parent or required by Law.

(f)            Without limiting the generality of the foregoing, but subject to the Company’s right to terminate this Agreement pursuant to Section 8.1, the Company agrees that (i) its obligation to duly call, give notice of, convene and hold the Special Meeting shall not be affected by any Change of Board Recommendation and (ii) its obligations pursuant to this Section 6.14 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal). Unless this Agreement is validly terminated in accordance with Section 8.1, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the stockholders of the Company with respect to the Merger at the Special Meeting.

Section 6.15          Investment Advisory Agreement Consents.

(a)           Clients other than Funds. The Company shall use commercially reasonable efforts to obtain, in accordance with applicable Law and the applicable Investment Advisory Agreement, as promptly as reasonably practicable after the date of this Agreement, the consent of each Client (other than a Fund) for which consent to the assignment or deemed assignment of such Client’s Investment Advisory Agreement with the Company or any Company Subsidiary is required by applicable Law or by such Client’s Investment Advisory Agreement as a result of the Transactions. In furtherance thereof, except in the case of an Affirmative Consent Client, as promptly as reasonably practicable after the date of this Agreement and in no event less than 60 calendar days prior to the Closing Date, the Company shall, and shall cause the Company Subsidiaries to, as applicable, send a written notice (the “Negative Consent Notice”), in accordance with applicable Law and the applicable Investment Advisory Agreement, which shall be in form and substance reasonably satisfactory to Parent, to such Clients informing each Client: (i) of the Transactions; (ii) of the intention to complete the Transactions, which will result in an assignment or deemed assignment of such Investment Advisory Agreement; (iii) of the intention of the Company or the applicable Company Subsidiary to continue to provide the advisory services pursuant to the existing Investment Advisory Agreement with such Client after the Closing if such Client does not terminate such agreement prior to the Closing; and (iv) that the consent of such Client will be deemed to have been granted if such Client does not terminate its Investment Advisory Agreement, within 60 calendar days after the sending of the Negative Consent Notice (or such longer period as may be required under the Investment Advisory Agreement). If the applicable Investment Advisory Agreement or applicable Law requires the written consent of the Client to the assignment or deemed assignment of such Client’s Investment Advisory Agreement with the Company or any Company Subsidiary, or if the Company or the applicable Company Subsidiary determines, in its discretion, that for commercial reasons it would be prudent or appropriate to obtain the written consent of a Client to the assignment or deemed assignment of such Client’s Investment Advisory Agreement, then the Company shall, and shall cause the Company Subsidiaries to, as applicable, as promptly as reasonably practicable after the date of this Agreement, send a written notice, in accordance with applicable Law, and the applicable Investment Advisory Agreement, which shall be in form and substance reasonably satisfactory to Parent, informing such Client (an “Affirmative Consent Client”) of the Transactions and requesting written consent to the assignment or deemed assignment of such Client’s Investment Advisory Agreement, and any such Client shall be deemed a Non-Consenting Client unless and until such Client has provided its written consent to the assignment or deemed assignment of such Client’s Investment Advisory Agreement.

(b)            Private Funds. The Company shall use commercially reasonable efforts to obtain with respect to each Private Fund, in accordance with applicable Law and the applicable Fund Documents, as promptly as reasonably practicable after the date of this Agreement, (x) the consent of such Private Fund (or some percentage of the Private Fund’s board of directors, advisory committee, investment committee or investors therein, as applicable) for which consent to the assignment or deemed assignment of such Private Fund’s Investment Advisory Agreement with the Company or any Company Subsidiary is required by applicable Law or by such Private Fund’s Fund Documents as a result of the Transactions and (y) any Additional Private Fund Consent applicable to such Private Fund in furtherance thereof, as promptly as reasonably practicable following the date of this Agreement.

(c)            Public Funds.

(i)            The Company shall, and shall cause its Investment Adviser Subsidiaries to, use their respective commercially reasonable efforts to, in accordance with applicable Law, (A) as promptly as practicable after the date of this Agreement obtain the requisite approval of each of the Public Fund Boards (“Public Fund Board Approval”) of the Public Fund Board Approval Items and the Sub-Advised Fund Board Approval Items, and (B) request that the Public Funds obtain, as promptly as practicable following such approval of the Public Fund Boards, the requisite approval of the shareholders of each Public Fund (“Public Fund Shareholder Approval”) of the Public Fund Shareholder Approval Items and of each Sub-Advised Fund of the Sub-Advised Fund Shareholder Approval Items (except if not required under manager-of-managers exemptive orders granted under the Investment Company Act with respect to any Sub-Advised Funds).

(ii)            As promptly as practicable following Public Fund Board Approval as described in Section 6.15(c)(i), the Company (or one of the Company Subsidiaries) and Parent shall (in coordination with the applicable Public Fund and under the general direction of the applicable Public Fund Board) jointly cooperate to (A) prepare and file all proxy materials necessary to comply in all material respects with applicable Law for the Public Fund shareholder meeting to approve the Public Fund Shareholder Approval Items as contemplated by Section 6.15(c)(i), (B) use commercially reasonable efforts to promptly clear all SEC comments and (C) use commercially reasonable efforts to ensure that such Public Fund Board (it being understood for all purposes of this Agreement that the Company does not control any Public Fund Board) submits, as promptly as practicable following the mailing of the proxy materials, to the shareholders of such Public Fund for a vote at a shareholders meeting the proposal to approve the Public Fund Shareholder Approval Items. Each of the Company and Parent shall have an opportunity to review all drafts of the proxy materials (and any SEC comments thereto) on a timely basis and the right to review in advance of submission to the SEC the proxy materials (and any amendment or supplement thereto) to be furnished to the shareholders of any Public Fund and to (I) approve information or data that is provided by or on behalf of such party or its Affiliates specifically for inclusion in such proxy materials, and (II) provide reasonable comments on such proxy materials, which the other party (in coordination with the applicable Public Fund and under the general direction of the applicable Public Fund Board) will consider in good faith for inclusion therein.

(iii)            As soon as possible following the date of this Agreement, the Company shall use its commercially reasonable efforts to cause each Public Fund then engaged in a public offering of its shares to (A) file supplements or amendments to its prospectus forming a part of its registration statement then currently in use, which supplements or amendments shall disclose the Transactions to the extent required by applicable Law, and (B) make any other filing necessary under any applicable Law to satisfy in all material respects disclosure requirements in connection with the public distribution of the shares of that Public Fund. Parent shall have the right to provide reasonable comments on such materials to the same extent as provided in Section 6.15(c)(ii).

(iv)            The Company agrees that the information in the proxy materials to be furnished to the shareholders of any Public Fund (other than information that is or will be provided by or on behalf of Parent or any other third party specifically for inclusion in such proxy materials) will not contain, as of the date of such proxy materials, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in the case of a Public Fund that is not sponsored by the Company or Company Subsidiaries (a Sub-Advised Fund), the foregoing agreement of the Company shall apply only to information provided by it or the Company Subsidiaries in writing specifically for inclusion in such proxy materials. Parent agrees that the information provided by it (or on its behalf) in writing specifically for inclusion in the proxy materials to be furnished to the shareholders of any Public Fund will not contain, as of the date of such proxy materials, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)             In addition to the agreements described in this Section 6.15(c) and notwithstanding anything to the contrary, concurrently with seeking the Public Fund Board Approvals, the Company shall seek an Interim Public Fund IAA Approval with respect to each Public Fund, including each Sub-Advised Fund. The Company and Parent shall cooperate and use their commercially reasonable efforts to obtain an Interim Public Fund IAA Approval in respect of each Public Fund, including each Sub-Advised Fund. In no event shall seeking or obtaining an Interim Public Fund IAA Approval in respect of a Public Fund relieve the parties of their obligations under Sections 6.15(c)(i)-(iv) with respect to such Public Fund.

(vi)            The Company shall, and shall cause its Investment Adviser Subsidiaries to, use their respective commercially reasonable efforts to cause the Investment Advisory Agreement of each Public Fund as of Closing (or as agreed by the Company or any Company Subsidiary to be in effect upon or after the Closing) to be on terms and conditions substantially similar (including as to the Applicable Fees) as the terms and conditions under such Investment Advisory Agreement in effect as of the date hereof, unless such Public Fund’s Investment Advisory Agreement as of Closing is consistent with the investment advisory agreement proposed by an investment advisor Subsidiary of Parent for Public Fund Board Approval and Public Fund Shareholder Approval.

(vii)           The foregoing notwithstanding (A) an Interim Public Fund IAA Approval shall not constitute Public Fund Board Approval or a Sub-Advised Fund Board Approval in respect of a Public Fund and (B) the parties agree that a Public Fund shall be deemed a Consenting Client for all purposes under this Agreement only if the requisite Public Fund Board Approval, the Sub-Advised Fund Board Approval, the Public Fund Shareholder Approval and the Sub-Advised Fund Shareholder Approval, as applicable, has been obtained and is in full force and effect at the Closing for the Public Fund IAA Approval.

(d)            Parent and the Company agree that any new Client that is not a Fund that enters into an Investment Advisory Agreement with an Investment Adviser Subsidiary between the date of this Agreement and the Closing shall be deemed a Consenting Client for all purposes under this Agreement if (i) the consent (or, as applicable, deemed consent) of such new Client to the assignment or deemed assignment of such Client’s Investment Advisory Agreement with the Company or any of its Subsidiaries as a result of the Transactions has been obtained in accordance with this Section 6.15 or (ii) the Company has disclosed in writing, in accordance with applicable Law, the assignment or deemed assignment of such Client’s Investment Advisory Agreement with the Company or any Company Subsidiary as a result of the Transactions to such new Client before such new Client became a Client and, in any case under the foregoing clauses (i) or (ii), such new Client has not, prior to Closing, terminated in writing its Investment Advisory Agreement or revoked in writing its consent.

(e)            In connection with obtaining the Client consents and other actions required by this Section 6.15, at all times prior to the Effective Time, the Company shall take reasonable steps to keep Parent promptly informed of the status of obtaining such Client consents and, upon Parent’s reasonable request, make available to Parent copies of all such executed Client consents and make available for Parent’s inspection the originals of such consents and any related materials and other records relating to the Client consent process. Without limiting the foregoing, in connection with obtaining the Client consents required under this Section 6.15, Parent and, in the case of any Client of the Wealth Management Business, LPL shall have the right to review in advance of distribution any notices or other materials to be distributed by the Company or any Company Subsidiaries to Clients and shall have the right to have its reasonable commented reflected therein prior to distribution. In no event shall the Company or any Company Subsidiary be required to offer or grant any material accommodation or material alteration of terms (financial or otherwise) in respect of any Client for the purpose of obtaining the Client consents contemplated by this Section 6.15.

(f)            Each party hereto shall (i) reasonably cooperate with and assist each other party hereto and their respective Affiliates in connection with obtaining the approvals and consents sought pursuant to this Section 6.15, and (ii) promptly provide to the other applicable parties in writing all information concerning such party and its Affiliates as is reasonably required or otherwise reasonably requested in order to solicit each Public Fund Board and otherwise seek to obtain the approvals and consents to be sought pursuant to this Section 6.15 (including all information as is customarily included in such solicitations, or requests for approvals and consents, prepared in connection with transactions of the type contemplated by this Agreement).

Section 6.16          Conversion Consents. The Company shall use commercially reasonable efforts to obtain, in accordance with applicable Law and the applicable brokerage agreement or Investment Advisory Agreement, as promptly as reasonably practicable after the date of this Agreement, the consent of each Client (other than a Fund) for (x) the transfer of Client assets from the Company’s transfer agent Subsidiary or third-party custodian, as applicable, to LPL (or its designated Affiliate) and (y) the transfer of the brokerage and advisory services provided to such Clients from Waddell & Reed, Inc. to LPL (or its designated Affiliate), in each case in connection with the Wealth Management Transactions (the “Conversion”). In furtherance thereof, except in the case of any Client for whom affirmative consent is required under applicable Law or the applicable brokerage agreement or Investment Advisory Agreement, as promptly as reasonably practicable following FINRA’s approval of the applicable consent letters, the Company shall, and shall cause the Company Subsidiaries to, as applicable, send a written notice (the “Conversion Negative Consent Notice”), in accordance with applicable Law and the applicable brokerage agreement or the Investment Advisory Agreement, which notice shall be in form and substance reasonably satisfactory to Parent, to such Clients informing each Client: (a) of the Conversion; (b) of the intention of LPL to complete the Conversion, which will result in an assignment of such brokerage agreement or Investment Advisory Agreement and the transfer of such Client’s account to LPL; (c) of the intention of LPL to provide brokerage, advisory or custody services pursuant to the existing brokerage agreement or Investment Advisory Agreement with such Client after the Conversion if such Client does not terminate its brokerage agreement or Investment Advisory Agreement prior to the Conversion; and (d) that the consent of such Client will be deemed to have been granted if such Client does not terminate its brokerage agreement or Investment Advisory Agreement, within 45 calendar days after the sending of the Conversion Negative Consent Notice (or such longer period as may be required under the applicable brokerage agreement or Investment Advisory Agreement). If the applicable brokerage agreement, Investment Advisory Agreement or applicable Law requires the written consent of the Client to the assignment of such Client’s brokerage agreement or Investment Advisory Agreement with the Company or any Company Subsidiary, or if the Company or the applicable Company Subsidiary determines, in its discretion, that for commercial reasons it would be prudent or appropriate to obtain the written consent of a Client to such assignment, then the Company shall, and shall cause the Company Subsidiaries to, as applicable, as promptly as reasonably practicable after the date of this Agreement, send a written notice, in accordance with applicable Law, and the applicable brokerage agreement or Investment Advisory Agreement, which notice shall be in form and substance reasonably satisfactory to Parent, informing such Client of the Conversion and requesting written consent to the assignment of such Client’s brokerage agreement or Investment Advisory Agreement. The Company shall use commercially reasonable efforts to coordinate the timing and content of the mailings contemplated by this Section 6.16 and the mailings contemplated by Section 6.15(a) with Parent and LPL.

Section 6.17          Section 15(f) of the Investment Company Act.

(a)            Parent acknowledges that the Company has entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. In furtherance (and not limitation) of the foregoing, Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts after the Effective Time to conduct its business to enable the following to be true regarding Section 15(f) of the Investment Company Act in relation to any Public Fund for which any Company Subsidiary or Parent or any of its Affiliates provides investment advisory or sub-advisory services: (i) for a period of not less than three years after the Effective Time (and provided the 75% standard for disinterested directors is in effect at the Closing), no more than 25% of the members of the board of directors or trustees of any Public Fund shall be “interested persons” (as defined in the Investment Company Act) of the Company, any Subsidiary, Parent or any of its Affiliates or any other investment adviser for such Public Fund and (ii) for a period of not less than two years after the Effective Time, neither Parent nor any of its Affiliates shall impose an “unfair burden” (within the meaning of the Investment Company Act, including any interpretations or no-action letters of the SEC) on any such Public Fund as a result of the Transactions or any express or implied terms, conditions or understandings applicable thereto.

(b)            For a period of three years after the Closing Date, Parent shall not engage, and shall cause its Affiliates not to engage, in any transaction that would constitute an “assignment” (as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC) to a third party of any Investment Advisory Agreement between Parent or any of its Affiliates and any Public Fund, without first using commercially reasonable efforts to obtain from the counterparty to such transaction a covenant in all material respects comparable to that contained in this Section 6.17; provided, however, that if Parent or any of its Affiliates obtains an exemptive order from the SEC as contemplated by Section 15(f)(3) of the Investment Company Act, then this covenant shall be deemed to be modified to the extent necessary to permit Parent and its Affiliates to act in a manner consistent with such SEC exemptive order.

Section 6.18         Transaction Litigation. The Company shall promptly notify Parent of any stockholder demands, litigations, arbitrations or other similar Actions (including derivative claims) commenced against it or its respective directors or officers relating to this Agreement or any of the Transactions or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep Parent informed regarding any such Transaction Litigation. The Company (a) shall give Parent the opportunity to participate in the defense and settlement of any Transaction Litigation and (b) shall keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any Transaction Litigation, and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company shall consider in good faith. The Company shall not settle or offer, compromise or agree to settle or compromise, or take any other action to settle, compromise or moot, any Transaction Litigation without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 6.19         WARN Act. Prior to the Closing Date, the Company shall provide Parent with a list of any Company Employees (by date, employer and location) who incurred an “employment loss” (as defined in the WARN Act) within the ninety-day period immediately prior to the Closing Date.

Section 6.20         Wealth Management Transactions.

(a)           Subject to Section 6.2, solely for the benefit of Parent, the Company shall (and shall cause its respective Affiliates and Representatives to) use its commercially reasonable efforts to take any actions reasonably requested by Parent in connection with, or to facilitate, the consummation of the Wealth Management Transactions, including (i) providing LPL reasonable access to Company Advisors and employees of the Wealth Management Business during regular business hours; (ii) assisting with the migration of Company Advisors to LPL, including facilitation of transition assistance offered by LPL and execution by Company Advisors of registered representative agreements or investment advisor representative agreements, as applicable, with LPL; (iii) facilitating the separation of the Wealth Management Business and identifying any shared assets, facilities and employees; (iv) facilitating the provision, after the Effective Time, of transition services to the extent necessary; and (v) obtaining the LPL Regulatory Approvals and any other necessary consents, approvals or waivers from any Governmental Entity or third party in connection with the Wealth Management Transactions.

(b)           Subject to the terms and conditions of the Wealth Management Purchase Agreement, Parent shall, and shall cause its controlled Affiliates to, use their respective commercially reasonable efforts to cause LPL and its controlled Affiliates to use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate the Wealth Management Transactions on the terms and conditions set forth in the Wealth Management Purchase Agreement, including using commercially reasonable efforts to satisfy on a timely basis all conditions to closing set forth in Section 3.2 of the Wealth Management Purchase Agreement. Parent shall, and shall cause its controlled Affiliates to, use their respective commercially reasonable efforts to enforce their rights and LPL’s obligations under the Wealth Management Purchase Agreement. Parent shall not, and shall not permit any of its Affiliates to, consent to any amendment or modification to, or any waiver of any provision of Section 3.2 or Section 6.3 of the Wealth Management Purchase Agreement, or any other provision of the Wealth Management Purchase Agreement that would have the effect of amending, modifying or waiving any provision of such Sections of the Wealth Management Purchase Agreement, without the prior written consent of the Company, such consent not to be unreasonably conditioned, withheld or delayed.

Article VII
Conditions to Consummation of the Merger

Section 7.1            Conditions to Obligations of Each Party under this Agreement. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a)           Stockholder Approval. The Company Stockholder Approval shall have been obtained at the Special Meeting (or any adjournment or postponement thereof).

(b)           Transactions Antitrust Consents. Any waiting period under the HSR Act in connection with the Parent HSR Filings or otherwise applicable to the Transactions shall have expired or been earlier terminated.

(c)            Wealth Management Transactions Antitrust Consents. Any waiting period under the HSR Act in connection with the LPL HSR Filings or otherwise applicable to the Wealth Management Transactions shall have expired or been earlier terminated.

(d)            No Injunctions or Restraints on Transactions. The consummation of the Transactions shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity of competent jurisdiction, and there shall not be in effect any Law promulgated or deemed applicable to the Transactions by any Governmental Entity of competent jurisdiction that prevents the consummation of the Transactions.

(e)            No Governmental Injunctions or Restraints on Wealth Management Transactions. The consummation of the Wealth Management Transactions shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity of competent jurisdiction, in each case resulting from an Action initiated by a Governmental Entity, and there shall not be in effect any Law promulgated or deemed applicable to the Wealth Management Transactions by any Governmental Entity of competent jurisdiction that prevents the consummation of the Wealth Management Transactions.

(f)            Regulatory Approvals. All applicable waiting periods (or extensions thereof) or consents, non-objections or approvals relating to

(i)            the Transactions (the “Parent Regulatory Approvals”) or

(ii)           the Wealth Management Transactions (the “LPL Regulatory Approvals” and, together with the Parent Regulatory Approvals, the “Regulatory Approvals”)

under the applicable Laws of the jurisdictions or Governmental Entities, in each case set forth in Section 7.1(f) of the Company Disclosure Schedule, shall have expired, been terminated or received and be in full force and effect, as applicable, in each case without the imposition of a requirement that Parent or any of its Subsidiaries (including the Company and its Subsidiaries) take any action or comply with any restriction prior to, on or after the Closing that Parent would not be required to take or comply with under Section 6.4.

Section 7.2            Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a)            Representations and Warranties. The representations and warranties of the Company set forth in:

(i)            Section 4.1 (Organization and Qualification; Subsidiaries), Section 4.2 (Authority), Section 4.3(b) (Required Filings and Consents), Section 4.30 (Opinion of Financial Advisor) and Section 4.31 (Brokers and Fees) (the “Fundamental Representations”) that are qualified by materiality or “Company Material Adverse Effect” shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time, and all of the Fundamental Representations that are not qualified by materiality or “Company Material Adverse Effect” shall be true and correct in all material respects as of the date of this Agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time;

(ii)            Section 4.4 (Capitalization) shall be true and correct in all respects (except for such inaccuracies that are de minimis in the aggregate) as of the date of this Agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time;

(iii)           Article IV of this Agreement (other than the Fundamental Representations and Section 4.4 (Capitalization)), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct as of such date or time, in each case except for such failures to be true and correct, individually and in the aggregate, as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b)            Covenants. The Company shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)            No Material Adverse Effect. Since the date of this Agreement, there shall have been no change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(d)           Client Consent Percentage. The Client Consent Percentage shall be at least 65%.

(e)           Company Advisor Percentage. The Company Advisor Percentage shall be at least 40%.

(f)            Officer’s Certificate. Parent shall have received a certificate of the Company, executed by an executive officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Section 7.1(a), Section 7.2(a), Section 7.2(b), Section 7.2(c), Section 7.2(d) and Section 7.2(e) have been satisfied in accordance with the terms thereof.

Section 7.3            Conditions to the Obligations of the Company

. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)           Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct as of the date of this Agreement and immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time, in each case except for such failures to be true and correct, individually and in the aggregate as have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b)           Covenants. Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)           Officer’s Certificate. The Company shall have received a certificate of Parent, executed by an officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied in accordance with the terms thereof.

Section 7.4            Development Contingency. Notwithstanding any other provision of this Agreement to the contrary, no Development Contingency that arises directly or indirectly out of (a) the execution, delivery, and performance of this Agreement by the Company or its Affiliates or the consummation by the Company or its Affiliates of the Merger or any other Transactions, (b) any action taken by Parent, Merger Sub or their respective Affiliates, (c) any action taken by the Company at the written request of Parent or Merger Sub, or (d) any action required to be taken by the Company or its Affiliates or necessary in order to satisfy their obligations, or cause other parties to perform their obligations, under the Headquarters Lease or the Development Documents, shall constitute a Company Material Adverse Effect, a breach of any of the representations, warranties, or covenants of the Company under this Agreement, or the failure of any condition to the obligations of each of Parent and Merger Sub to effect the Merger under this Agreement, except, in each case, to the extent such breach, failure, or Company Material Adverse Effect arises out of a (i) failure by the Company to provide true and correct copies of the Development Documents to Parent, (ii) a breach by the Company of any of the representations, warranties or covenants set forth in this Agreement, or (iii) a breach by the Company or its Affiliates of the terms of the Headquarters Lease or Development Documents.

Article VIII
Termination

Section 8.1            Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, by action taken or authorized by the board of directors of the terminating party or parties:

(a)            by mutual written consent of Parent and the Company at any time prior to the Effective Time, whether before or after the time that the Company Stockholder Approval is obtained;

(b)            by either the Company or Parent:

(i)            if the Effective Time shall not have occurred on or before 11:59 p.m. New York time on December 2, 2021 (provided, however, that such date may be extended by Parent or the Company for a period of up to three months if any of the conditions set forth in Section 7.1(b), Section 7.1(c), Section 7.1(d), Section 7.1(e) or Section 7.1(f) have not been satisfied as of 11:59 p.m. New York time on December 2, 2021, but all other conditions to Closing shall be, or shall be capable of being, fulfilled as of such date and time) (such date and time, the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose breach in any material respect of this Agreement has caused the failure of the Effective Time to have occurred on or before the Outside Date;

(ii)            if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions or, solely as a result of any Action initiated by a Governmental Entity, the Wealth Management Transactions, whether before or after the time that the Company Stockholder Approval is obtained, and such Order shall have become final and nonappealable; provided that the party hereto seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used the level of efforts to remove such restraint or prohibition that is required by this Agreement; and provided further that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party hereto whose material breach of any provision of this Agreement results in the imposition of such Order or other action or the failure of such Order or other action to be resisted, resolved or lifted;

(iii)            if the Special Meeting (including any adjournment or postponement thereof) has concluded, the stockholders of the Company have duly voted and the Company Stockholder Approval shall not have been obtained;

(c)            by Parent, at any time prior to the Effective Time, if:

(i)            (A) there has been a Change of Board Recommendation (whether or not in compliance with Section 6.3); provided that in no event shall Parent be entitled to terminate this Agreement pursuant to this Section 8.1(c)(i)(A) following the receipt of the Company Stockholder Approval or (B) the Company has willfully breached any of its obligations under Section 6.3 or Section 6.14(e) in any material respect;

(ii)            (A) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, in any case, such that any condition to the Merger set forth in Section 7.1 or Section 7.2 would not then be satisfied; (B) Parent shall have delivered to the Company written notice of such breach; and (C) either such breach is not capable of cure or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c)(ii) if (x) any of the circumstances referred to in clauses (A) or (C) was caused by a material breach of this Agreement by Parent or Merger Sub or (y) Parent or Merger Sub is otherwise then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(iii)            since the date of this Agreement, there shall have occurred any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had, and continues to have, a Company Material Adverse Effect, and either such change, event, development, occurrence, state of facts, circumstance or effect is not capable of being remedied;

(iv)            any Governmental Entity from which a Regulatory Approval must be obtained to satisfy Section 7.1(f) has denied such Regulatory Approval, and such denial has become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(c)(iv) shall not be available to Parent if Parent’s material breach of any provision of this Agreement results in the denial of such Regulatory Approval;

(d)            by the Company:

(i)            at any time prior to obtaining the Company Stockholder Approval if the Company Board determines to accept a Superior Proposal, but only if the Company shall have complied in all material respects with its obligations under Section 6.3 and is otherwise permitted to accept such Superior Proposal pursuant to Section 6.3(d); provided, however, that such termination shall not be effective unless the Company shall concurrently with such termination enter into the Alternative Acquisition Agreement and pay the Company Termination Fee to Parent;

(ii)            at any time prior to the Effective Time if (A) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub, in any case, such that any condition to the Merger set forth in Section 7.1 or Section 7.3 would not then be satisfied; (B) the Company shall have delivered to Parent written notice of such breach; and (C) either such breach is not capable of cure or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d)(ii) if (x) any of the circumstances referred to in clauses (A) or (C) was caused by a material breach of this Agreement by the Company or (y) the Company is otherwise then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(iii)            any Governmental Entity from which a Regulatory Approval must be obtained to satisfy Section 7.1(f) has denied such Regulatory Approval, and such denial has become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(d)(iii) shall not be available to the Company if the Company’s material breach of any provision of this Agreement results in the denial of such Regulatory Approval.

Section 8.2            Effect of Termination

. In the event of valid termination of this Agreement by either the Company or Parent in accordance with Section 8.1, this Agreement shall forthwith become void and there shall be no Liability on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers, directors, employees, agents or representatives except (a) with respect to Section 6.2(b), Section 6.6 (Public Announcements), this Section 8.2, Section 8.3 (Termination Fees) and Article IX and (b) with respect to any Liabilities incurred or suffered by a party as a result of the willful breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

Section 8.3            Termination Fees.

(a)            Company Termination Fee

(i)             In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(i) or by the Company pursuant to Section 8.1(d)(i), then the Company shall pay to Parent immediately prior to or concurrently with such termination, in the case of a termination by the Company, or within two Business Days after such termination, in the case of a termination by Parent, a termination fee of $47,000,000 (the “Company Termination Fee”).

(ii)            In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), or by Parent pursuant to Section 8.1(c)(ii) and (A) prior to the date of such termination of this Agreement an Acquisition Proposal shall have been made known to the Company Board or management of the Company or publicly disclosed (and, in each case, not publicly withdrawn) or any Person shall have publicly announced (and not publicly withdrawn) an intention to make an Acquisition Proposal, and (B) concurrently with, or within 12 months after, such termination, the Company either (I) consummates a transaction that constitutes an Acquisition Proposal or (II) enters into a definitive agreement to engage in a transaction that constitutes an Acquisition Proposal (provided that for all purposes of this Section 8.3(a)(ii), the term Acquisition Proposal shall have the meaning assigned to such term in Article I, except that the references to “20%” shall be deemed to be references to 50%), then the Company shall pay to Parent the Company Termination Fee concurrently with, and as a condition to, the earlier of the consummation of the applicable transaction and the entry into a definitive agreement with respect to the applicable transaction.

(b)            Parent Termination Fee. In the event that this Agreement is terminated by:

(i)            Parent or the Company pursuant to Section 8.1(b)(i) and on the date of such termination all of the conditions set forth in Section 7.1 and Section 7.2 (other than Section 7.2(d) (Client Consent Percentage) and the delivery of a certificate of the Company, executed by an executive officer of the Company, with respect thereto pursuant to Section 7.2(f)) have been satisfied (other than those conditions that by their nature are to be satisfied on the Closing, provided that those conditions are able to be satisfied at Closing assuming that the Closing Date were the date of such termination), then Parent shall pay to the Company, within two Business Days after such termination, a termination fee of $125,000,000; provided that if this Agreement is terminated as described above pursuant to Section 8.1(b)(i) as a result of the failure to satisfy the condition set forth in Section 7.2(d) (Client Consent Percentage), and the aggregate Base Date Revenue Run Rate calculated as of the date immediately prior to the date of such termination and including only the Consenting Clients, excluding Institutional Client Assets, is less than 65% of the aggregate Base Date Revenue Run Rate of all Clients, excluding Institutional Client Assets, then the termination fee shall be equal to $94,000,000;

(ii)            Parent or the Company pursuant to Section 8.1(b)(i) and on the date of such termination all of the conditions set forth in Section 7.1 and Section 7.2 (other than Section 7.2(e) (Company Advisor Percentage) and the delivery of a certificate of the Company, executed by an executive officer of the Company, with respect thereto pursuant to Section 7.2(f)) have been satisfied (other than those conditions that by their nature are to be satisfied on the Closing, provided that those conditions are able to be satisfied at Closing assuming that the Closing Date were the date of such termination), then Parent shall pay to the Company, within two Business Days after such termination, a termination fee of $125,000,000;

(iii)            Parent or the Company pursuant to Section 8.1(b)(i) and on the date of such termination all of the conditions set forth in Section 7.1 (other than Section 7.1(c) (Wealth Management Transactions Antitrust Consents), Section 7.1(e) (No Governmental Injunctions or Restraints on Wealth Management Transactions), or, solely due to the failure to obtain the LPL Regulatory Approvals (including in the case of a FINRA Joint Application, the failure to obtain any FINRA approvals solely related to the Wealth Management Transactions), Section 7.1(f)) and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied on the Closing, provided that those conditions are able to be satisfied at Closing assuming that the Closing Date were the date of such termination), then Parent shall pay to the Company, within two Business Days after such termination, a termination fee of $125,000,000; or

(iv)            Parent pursuant to Section 8.1(c)(iv) or by the Company pursuant to Section 8.1(d)(iii) (in each case, solely due to the failure to obtain the LPL Regulatory Approvals), then Parent shall pay to the Company, within two Business Days after such termination, a termination fee of $125,000,000.

(c)            Any fee payable by Parent to the Company pursuant to Section 8.3(b) shall hereinafter be referred to as the “Parent Termination Fee.” All payments under this Section 8.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent or the Company, as applicable.

(d)            The parties agree and understand that (i) in no event shall the Company be required to pay the Company Termination Fee, or shall Parent be required to pay the Parent Termination Fee, on more than one occasion and (ii) in no event shall Parent or the Company, as applicable, be entitled, pursuant to this Section 8.3, to receive an amount greater than an amount equal to (A) the Company Termination Fee, in the case of Parent, or the Parent Termination Fee, in the case of the Company, plus (B) any Collection Expenses. Notwithstanding anything to the contrary in this Agreement (x) in circumstances where the Company Termination Fee or Parent Termination Fee is payable or is paid pursuant to this Section 8.3 in connection with the termination of this Agreement, such payment shall be the sole and exclusive remedy of Parent or its Subsidiaries or the Company and the Company Subsidiaries, as applicable, and their respective former, current or future partners, stockholders, managers, members, Affiliates and Representatives, and none of the Company or Company Subsidiaries, or Parent or its Subsidiaries, as applicable, or any of their respective former, current or future partners, stockholders, managers, members, Affiliates or Representatives, shall have any further Liability or obligation relating to or arising out of this Agreement or the Transactions and in no event will the Company or Parent, as applicable, seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to (A) any loss suffered as a result of the failure of the Transactions to be consummated, (B) the termination of this Agreement, (C) any Liabilities arising under this Agreement or (D) any Actions arising out of or relating to this Agreement; and (y) if Parent or Merger Sub receives any payments from the Company, or the Company receives any payments from Parent, in each case in respect of any breach of this Agreement and thereafter Parent receives the Company Termination Fee or the Company receives the Parent Termination Fee pursuant to this Section 8.3, then the amount of such Company Termination Fee or Parent Termination Fee, as applicable, shall be reduced by the aggregate amount of such payments made by the Company or Parent, as applicable, prior to paying the applicable termination fee in respect of any such breaches. Upon payment of the Company Termination Fee, none of the Company, the Company Subsidiaries or their respective former, current or future partners, stockholders, managers, members, Affiliates or Representatives shall have any further Liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the Transactions, and upon payment by Parent of the Parent Termination Fee, none of Parent, Merger Sub, Parent Guarantor or their respective former, current or future partners, stockholders, managers, members, Affiliates, Subsidiaries or Representatives shall have any further Liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the Transactions. The parties acknowledge and agree that the right to receive the Company Termination Fee or the Parent Termination Fee shall not limit or otherwise affect Parent’s and Merger Sub’s or the Company’s right to specific performance as provided in Section 9.10, it being understood and agreed that a party shall not be permitted or entitled to receive both a grant of specific performance to cause the Closing to occur and the payment of the Company Termination Fee or Parent Termination Fee, as applicable.

(e)            Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the Transactions; (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement; and (iii) the Company Termination Fee and Parent Termination Fee are not penalties, but rather constitute damages in a reasonable amount that will partially compensate Parent and Merger Sub or the Company, as applicable in the circumstances in which such a termination fee is payable.

(f)            In the event that the Company fails to pay the Company Termination Fee when due, or Parent shall fail to pay the Parent Termination Fee when due, the party that fails to pay such termination fee shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by them (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.3, together with interest on the Company Termination Fee or Parent Termination Fee, as applicable, at the prime rate as quoted on Bloomberg screen (PRIMBB Index) in effect on the date such payment was required to be made through the date of payment plus 2% per annum (such interest, together with reasonable costs and expenses of enforcement as provided above, “Collection Expenses”).

Article IX
Miscellaneous

Section 9.1            Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

Section 9.2            Amendment; Waiver; Extension.

(a)            This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made that by Law requires further approval by such stockholders or that reduces the Merger Consideration or adversely affects the holders of Company Common Stock, without approval by such holders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b)            At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.3            Fees and Expenses. All fees and expenses, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions shall be the obligation of the respective party incurring such fees and expenses.

Section 9.4            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if served personally on the party to whom notice is to be given, then on the date of service; (b) if sent by email on a Business Day before 5:00 p.m. in the time zone of the receiving party, when transmitted and receipt is confirmed; (c) if sent by email on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving party, and receipt is confirmed, on the following Business Day; or (d) if sent by Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, then on the day after delivery; provided that such notices, requests, demands and other communications are properly addressed and delivered as set forth below:

If to Parent, Merger Sub or Parent Guarantor:

Macquarie Management Holdings, Inc.

100 Independence

610 Market Street

Philadelphia, PA 19106-2354

Attention: Shawn Lytle, President

Email: shawn.lytle@macquarie.com

with a copy to:

Macquarie Management Holdings, Inc.

100 Independence

610 Market Street

Philadelphia, PA 19106-2354

Attention: David F. Connor, General Counsel

Email: david.connor@macquarie.com

with a copy to (for information purposes only):

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Stephen M. Besen

Email: stephen.besen@allenovery.com

If to the Company:

Waddell & Reed Financial, Inc.

6300 Lamar Avenue

Overland Park, KS 66202

Attention: General Counsel

  Associate General Counsel

Email:  mbuyle@waddell.com

    jbennett@waddell.com

with a copy to (for information purposes only):

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention: Glen J. Hettinger

   Daryl L. Lansdale

Email: glen.hettinger@nortonrosefulbright.com

   daryl.lansdale@nortonrosefulbright.com

Section 9.5             Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 9.6             Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

Section 9.7             Successors and Assigns. This Agreement shall not be assigned by any party by operation of Law or otherwise without the prior written consent of the other parties, and any such purported assignment in contravention of this Agreement shall be null and void; provided that Parent or Merger Sub may assign any of their respective rights and obligations to an Affiliate of Parent; provided further, that such an assignment by Parent shall not relieve Parent of its obligations hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

Section 9.8             Parties in Interest. Except for (a) the rights of the Company stockholders to receive the Merger Consideration (following the Effective Time) in accordance with the terms of this Agreement (of which the stockholders are the intended beneficiaries following the Effective Time), and (b) the rights to continued indemnification, advancement and insurance pursuant to Section 6.9 (of which, in each case, the Persons entitled to indemnification, advancement or insurance, as the case may be, are the intended beneficiaries), nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or Liability of any third Persons to the Company or Parent. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company or Parent.

Section 9.9             Governing Law; Jurisdiction.

(a)            This Agreement and any Actions arising out of or related hereto or to the Transactions, shall in all respects be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Delaware, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the Laws of any jurisdiction other than the State of Delaware.

(b)            Each of the parties hereto agrees that any Action between or among the parties hereto seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought, tried and determined only in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any Action relating to the Transactions, on behalf of itself or its property, in accordance with Section 9.4 or in such other manner as may be permitted by applicable Law, and agrees that nothing in this Section 9.9(b) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its property in any Action to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) in any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) waives any objection that it may now or hereafter have to the venue of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (v) agrees that it shall not bring any Action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Action in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c)            EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS OR THE PERFORMANCE THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.9(c).

Section 9.10           Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived. It is accordingly agreed that the parties shall be entitled to specifically enforce the terms and provisions of this Agreement (in addition to any and all other rights and remedies at law or in equity), and all such rights and remedies shall be cumulative, except, in each case, as may be limited by Section 8.3(d). Any requirements for the securing or posting of any bond with such remedy are waived.

Section 9.11            Entire Agreement. This Agreement and the Parent Confidentiality Agreement contain the entire understanding among the parties hereto with respect to the Transactions and supersede and replace all prior written and prior and contemporaneous oral agreements and understandings, oral or written, with regard to the Transactions. All Exhibits and Schedules hereto (including the Company Disclosure Schedules) and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

Section 9.12           Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 9.13           Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which shall constitute the same instrument.

Section 9.14            Disclosure Schedules. The inclusion of any information in the Company Disclosure Schedule or Parent Disclosure Schedule accompanying this Agreement shall not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such Disclosure Schedule, that such information is required to be listed in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, or that such information is material to any party or the conduct of the business of any party. The information set forth in the Company Disclosure Schedule or Parent Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any Contract. Any item set forth in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be disclosed with respect to all other applicable representations, warranties and covenants contained in this Agreement to the extent any description of facts regarding the event, item or matter is disclosed in such a way as to make it apparent on its face, or it is specified in such disclosure, that such item is applicable to such other representations, warranties or covenants whether or not such item is so numbered.

Section 9.15            Parent Guaranty.

(a)            To induce the Company to enter into this Agreement, Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Company the full, complete and timely payment and performance by Parent and Merger Sub (each of Parent and Merger Sub, a “Parent Party”) of each and every obligation, Liability, covenant and other agreement of any Parent Party in this Agreement (excluding the investment advisory agreements and the interim investment advisory agreements, if any, between Affiliates of the Parent Parties and the Public Funds or other Clients, as applicable, and all of the obligations of the Parent Parties thereunder), in each case as the same may be amended, restated, supplemented or otherwise modified from time to time (collectively, the “Parent Guaranteed Obligations”), in each case whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any Parent Guaranteed Obligation or operated as a discharge thereof (the “Parent Guaranty”).

(b)            Parent Guarantor acknowledges and agrees that the Parent Guaranty constitutes a guaranty of performance and of payment when due of the Parent Guaranteed Obligations and not just of collection, and Parent Guarantor waives any right to require that any resort be had by any Person to enforce any of the Parent Guaranteed Obligations against any Parent Party or any other Person. Without limitation of the foregoing, Parent Guarantor hereby waives promptness, diligence, notice of the acceptance of the Parent Guaranty and of the Parent Guaranteed Obligations, presentation, demand for payment, dishonor, protest, default notice of non-performance, notice of incurrence of any of the Parent Guaranteed Obligations, all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any Parent Party or any other Person interested in the Transactions, and all suretyship defenses generally.

(c)            Parent Guarantor agrees that the Company may, at any time and from time to time, without notice to or further consent of Parent Guarantor, extend the time of payment of any of the Parent Guaranteed Obligations, and may also make any agreement with any Parent Party for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting Parent Guarantor’s obligations under this Agreement. Parent Guarantor agrees that the Parent Guaranty or the Parent Guaranteed Obligations shall not be released, discharged, in whole or in part, or otherwise affected by (i) the failure of any Person to assert any claim, make any demand, or enforce or exercise any right or remedy against any Parent Party or any other Person, whether under this Agreement or otherwise; (ii) any change in the time, place or manner of payment of any Parent Guaranteed Obligations; (iii) the addition or substitution of any Person now or hereafter liable with respect to the Parent Guaranteed Obligations, to or from this Agreement; (iv) any change in the corporate existence, structure or ownership of any Parent Party; (v) any amendment or modification to, or waiver of, the terms of this Agreement; (vi) the bankruptcy, insolvency, liquidation, dissolution, winding-up of, or any similar or analogous event involving or affecting, any Parent Party; (vii) the existence of any claim, set-off or other right that Parent Guarantor may have at any time against any Parent Party or the Company, whether in connection with the Parent Guaranteed Obligations or otherwise; (viii) the adequacy of any other means Parent may have of obtaining payment or performance of the Parent Guaranteed Obligations; or (ix) any other event or condition that, but for the provisions hereof, would constitute a legal or equitable discharge of the obligations of Parent Guarantor hereunder.

(d)            The Parent Guaranteed Obligations shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, claim, recoupment or termination whatsoever by reason of invalidity, illegality or unenforceability of the Parent Guaranteed Obligations, any impossibility in the performance of the Parent Guaranteed Obligations or otherwise.

(e)            The Company shall not be obligated to file any claim relating to the Parent Guaranteed Obligations in the event that any Parent Party becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect Parent Guarantor’s obligations hereunder. Parent Guarantor agrees that the Parent Guaranty shall continue to be effective or be reinstated, as the case maybe, if at any time payment or performance of any Parent Guaranteed Obligations, or any part thereof, is rescinded or must otherwise be restored upon the insolvency, bankruptcy or reorganization of any Parent Party.

(f)            To the fullest extent permitted by Law, Parent Guarantor hereby unconditionally and irrevocably waives, agrees not to assert or otherwise take advantage of any rights that it may now have or hereafter acquire against any Parent Party, including rights arising from the existence, payment, performance, or enforcement of Parent Guarantor’s obligations under or in respect of the Parent Guaranty, this Agreement, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against any Parent Party, whether or not such claim, remedy or right arises in equity or under Contract, statute or common law, including the right to take or receive from such Parent Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until the full and indefeasible payment and performance in full of the Parent Guaranteed Obligations. In addition to the foregoing, Parent Guarantor subordinates all of the rights referred to in this Section 9.15(f) until the full and indefeasible payment and performance in full of the Parent Guaranteed Obligations.

(g)            No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any such right, remedy or power hereunder or thereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or allowed to it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.

(h)            Parent Guarantor hereby represents and warrants to the Company as follows:

(i)            Parent Guarantor is an Australian proprietary company duly formed, validly existing and in good standing under the laws of the Commonwealth of Australia. Parent Guarantor has all requisite organizational power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(ii)           Parent Guarantor has all necessary organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent Guarantor and the consummation by Parent Guarantor of the Transactions have been duly and validly authorized by all necessary organizational action on behalf of Parent Guarantor. This Agreement has been validly executed and delivered by Parent Guarantor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Parent Guarantor, enforceable against Parent Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception;

(iii)          None of the execution, delivery or performance of this Agreement by Parent Guarantor, the consummation by Parent Guarantor of the Transactions or Parent Guarantor’s compliance with any of the provisions of this Agreement applicable to it will (with or without notice or lapse of time, or both): (A) conflict with or violate the organizational documents of Parent Guarantor; (B) conflict with or violate any Law applicable to Parent Guarantor or by which any of Parent Guarantor’s properties is bound or affected; or (C) result in any violation or breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair Parent Guarantor’s rights under, alter its obligations or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation pursuant to, any Contract or permit of Parent Guarantor, except, in each case, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the ability of Parent Guarantor to perform its obligations hereunder;

(iv)          Parent Guarantor is obtaining substantial benefits from the Transactions and its guaranty is based solely on its independent investigation of the financial condition of Parent and Merger Sub and is not relying on any information furnished by the Company;

(v)           Parent Guarantor has the financial capacity to pay and perform its obligations under the Parent Guaranty in accordance with the terms and conditions hereof, whether by having sufficient cash, available lines of credit or other sources of immediately available funds; and

(vi)          Parent Guarantor recognizes that the Company is relying upon the Parent Guaranty in entering into this Agreement, and further recognizes that the execution and delivery of the Parent Guaranty is a material inducement to the Company in entering into this Agreement.

(i)            All notices, requests, claims, demands and other communications under the Parent Guaranty shall be delivered in accordance with Section 9.4 hereof.

(j)            The provisions of Section 9.9 shall apply to the Parent Guaranty as if fully set forth in this Section 9.15.

Section 9.16           No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, including the Company Disclosure Schedule, neither the Company nor any other Person makes any express or implied representation or warranty in connection with this Agreement or the Transactions, and neither the Company nor any Person on behalf of the Company is making any express or implied representation or warranty with respect to the Company or any Company Subsidiary or their respective businesses or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions. Except for the representations and warranties expressly set forth in Article IV and the information set forth in the Company Disclosure Schedule, the Company hereby disclaims all liability and responsibility for all projections, forecasts, estimates, data or information made, communicated or furnished (orally or in writing, including electronically) to Parent or any of Parent’s Affiliates or any representatives of Parent or any of Parent’s Affiliates, including omissions therefrom. Except for the representations and warranties contained in Article V, including the Parent Disclosure Schedule, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty in connection with this Agreement or the Transactions, and neither Parent, Merger Sub nor any Person on behalf of Parent or Merger Sub is making any express or implied representation or warranty with respect to Parent, Merger Sub or their respective businesses or with respect to any other information made available to the Company in connection with the Transactions.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and Parent Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MACQUARIE MANAGEMENT HOLDINGS, INC.

By:	/s/ Shawn K. Lytle
Name:	Shawn K. Lytle
Title:	President

[Signature page to Merger Agreement]

MERRY MERGER SUB, INC.

By:	/s/ David Brenner
Name:	David Brenner
Title:	Senior Vice President

[Signature page to Merger Agreement]

WADDELL & REED FINANCIAL, INC.

By:	/s/ Philip J. Sanders
Name:	Philip J. Sanders
Title:	Chief Executive Officer

[Signature page to Merger Agreement]

solely for purposes of Section 9.15

MACQUARIE FINANCIAL HOLDINGS PTY LTD

By:	/s/ Stuart Green
Name:	Stuart Green
Title:	Executive Director

[Signature page to Merger Agreement]

Exhibit 10.1

Change of Control Retention and Severance Agreement

This Change of Control Retention and Severance Agreement (this “Agreement”), effective December __, 2020 (the “Effective Date”), is made by and between Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), and [Executive] (the “Executive”). This Agreement is entered into in connection with the Company’s entry into that certain Agreement and Plan of Merger by and among the Company, Macquarie Management Holdings, Inc., a Delaware corporation (“Buyer”), Merry Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Buyer, and Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the laws of the Commonwealth of Australia (solely to the extent set forth therein) (the “Merger Agreement”, and the transactions contemplated therein, the “Merger”).

Whereas, the Board considers it essential to the best interests of its stockholders to foster the continued employment, focus, objectivity and dedication of key management personnel through the consummation of the Merger in order to maximize the value of the Company in connection with the Merger; and

Whereas, the Board recognizes that, as is the case with many publicly held corporations facing a change of control, the pending Merger creates uncertainty and raises questions among management, which may result in the departure or distraction of key management personnel to the detriment of the Company and its stockholders; and

Whereas, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of the uncertainties occasioned by the possibility of the Merger;

Now, Therefore, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1.                   Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

2.                   Term of Agreement. The Term of this Agreement shall commence on the Effective Date and shall continue in effect through the date that is twenty four (24) months following the date on which the Merger is consummated (the “Closing Date”); provided, however, that if the Merger Agreement terminates for any reason without consummation of the Merger, this Agreement shall be null and void and of no force or effect.

3.                   Company’s Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Retention Payments, the Severance Payments, and the other payments and benefits described herein. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company or any Subsidiary or Affiliate.

4.                   The Executive’s Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, the Executive will not, without the Company’s consent, voluntarily resign from the employ of the Company other than for Good Reason until the earliest of (a) the date that is six (6) months following the Effective Date or (b) the Closing Date.

5.                   Compensation Other Than 2021 Target STI Opportunity, Retention Payments or Severance Payments. If the Executive’s employment shall terminate or be terminated for any reason during the Term, the Company shall pay the Executive’s full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination; provided, however, that during the period that begins on the Closing Date and ends on the last day of the Term, this Agreement shall supersede all prior agreements, arrangements or related communications of the Company relating to separation benefits, whether formal or informal, or written or unwritten, and any Severance Payments under this Agreement will be in lieu of separation benefits under any other separation plan or agreement.

6.                   2021 Target STI Opportunity. The Executive is eligible to receive a target cash incentive opportunity for the 2021 calendar year, as determined by the Board of Directors of the Company or a committee thereof in its sole discretion on or before March 15, 2021 (the “2021 Target STI Opportunity”). The 2021 Target STI Opportunity shall be paid to the Executive as soon as reasonably practicable following the end of such year unless the Executive’s employment is terminated for any reason other than a Qualified Termination. In the event the Executive’s employment is terminated for any reason other than a Qualified Termination, Executive shall forfeit and shall not be entitled to the 2021 Target STI Opportunity. In the event of a Qualified Termination, Executive shall not forfeit and shall be entitled to a pro-rata portion of the 2021 Target STI Opportunity payable no later than March 15, 2022 in the amount equal to the product of (i) the 2021 Target STI Opportunity and (ii) the quotient obtained by dividing (A) the number of calendar days (not to exceed 365) that elapse during the period that begins January 1, 2021, and ends on (and includes) the date of the Executive’s Qualifying Termination, by (B) 365.

7.                   Retention Payments. Subject to Section 9 hereof, Executive is eligible to receive the payments set forth below unless Executive’s employment is terminated for any reason other than a Qualifying Termination prior to the Closing Date:

(a)                A lump sum cash payment in recognition of Executive’s contribution and effort through the consummation of the Merger (the “Fixed Retention Bonus”) equal to the sum of (i) one (1) times the sum of the Executive’s (A) Base Salary and (B) 2020 Target Cash Bonus Opportunity, (ii) the Executive’s Prorated 2021 Target LTI Opportunity, and (iii) $50,000; and

(b)                A lump sum cash payment (the “At-Risk Retention Bonus”) up to the amount equal to the Executive’s At-Risk Retention Bonus Opportunity, with 75% of the At-Risk Retention Bonus determined based on satisfaction of the performance thresholds set forth in Exhibit A, and the remaining 25% determined based on the Executive’s individual performance during the period that begins on the Effective Date and ends three days prior to the Closing Date (or the date of the Executive’s Qualifying Termination, if earlier), as jointly determined immediately prior to the Closing Date (or the date of the Executive’s Qualifying Termination, if earlier) by the Company’s Chief Executive Officer and Buyer in their good faith discretion; and

(c)                A lump sum cash payment (the “At-Risk Additional Bonus”) equal to the product of (i) ____% and (ii) the bonus pool amount determined by the Company immediately prior to the Closing Date in accordance with Exhibit B; provided, that, in no event shall the At-Risk Additional Bonus exceed $____________.

The Fixed Retention Bonus, At-Risk Retention Bonus, and the At-Risk Additional Bonus shall be paid to the Executive (or his estate or personal representative, as applicable) immediately prior to the Closing Date.

8.                   Severance Payments. Subject to Section 9 hereof, in case of a Qualifying Termination during the Term on or following the Closing Date, then, in addition to any payments and benefits to which the Executive is entitled under Section 5, Section 6 and Section 7 hereof, the Company shall pay to the Executive the payment described in Section 8(a) below in consideration of past services rendered by the Executive (the “Severance Payment”); provided, however, that the Executive (or his estate or personal representative, if applicable) shall have executed a release of claims (“Release”) substantially in the form of the release of claims then in use by the Company and such Release shall become effective within sixty (60) days following the Date of Termination (and any applicable revocation period shall have expired).

(a)                The Company shall pay to the Executive (or his estate or personal representative, if applicable) cash severance (the “Cash Severance”) in the amount equal to the Executive’s Base Salary. Such Cash Severance will be payable in a single lump sum, less applicable withholdings and deductions, on the first regular payroll date that occurs coincident with or following the date that is sixty (60) days following the Date of Termination.

9.                   Section 280G and Other Applicable Law.

(a)                Section 280G. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and under any other plan or agreement (collectively, the “Payments”) would subject the Executive to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Payments shall be reduced (but not below zero) to the extent necessary such that no portion of the Payments will be subject to the Excise Tax. . All determinations related to the Excise Tax under this Section 9 shall be made by the 280G Firm, and all such determinations shall be final and binding on the Executive, the Company and the Company’s Subsidiaries and Affiliates. The fees and expenses of the 280G Firm shall be paid by the Company.

At the time of the initial determination by the 280G Firm hereunder, it is possible that the total Payments will have been made to the Executive which should not have been made (an “Overpayment”) or that an amount which will not have been made to the Executive could have been made (an “Underpayment”), in each case, consistent with the calculations required to be made hereunder. In the event that the 280G Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive that the 280G Firm believes has a high probability of success, determines an Overpayment has been made, any such Overpayment paid or distributed to or for the benefit of the Executive shall be repaid by the Executive to the payor (or such person designated by the payor) together with interest at the applicable Federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the payor (or such person designated by the payor) if and to the extent such deemed payment would not either reduce the amount on which the Executive is subject to tax under Section 4999 of the Code or generate a refund of such taxes. In the event that the 280G Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Executive together with interest at the applicable Federal rate provided in Section 7872(f)(2) of the Code; provided further that any such Underpayment shall constitute a payment (within the meaning of Treasury Regulation Section 1.409A-2(b)(2)) separate and apart from the total Payments; and provided, further that any such Underpayment shall be deemed a disputed payment (within the meaning of Treasury Regulation Section 1.409A-3(g)) and shall be made no later than the end of the Executive’s first taxable year in which the 280G Firm determines pursuant to this Section 9 that such Underpayment is due.

(b)                Other Applicable Law. Similarly, if any of the Payments which are payable after the Closing Date are subject to Part 2D.2 of the Australian Corporations Act 2011 (Cth) (the “Corporations Act”) exceeds the amount which is permitted to be paid to the Executive under the Corporations Act (“Prohibited Benefit”), then the Prohibited Benefit will be reduced to the greatest amount which is permitted to be paid to the Executive under the Corporations Act and paid to the Executive, and the Executive will not be entitled to any other payment or benefit in lieu thereof.

10.               Termination Procedures and Compensation During Dispute.

(a)                Notice of Termination. During the Term, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(b)                Date of Termination. “Date of Termination,” with respect to any termination of the Executive’s employment during the Term, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such thirty (30) day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination.

11.               No Mitigation. The Company agrees that the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 8 hereof. Further, no payment or benefit provided for in this Agreement shall be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

12.               Successors; Binding Agreement.

(a)                In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b)                This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.

13.               Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the most recent address shown in the personnel records of the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Waddell & Reed Financial, Inc.

[ADDRESS]

Attention: [TITLE]

14.               Miscellaneous; Amendment of Related Agreements. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive’s employment with the Company only in the event that, following the Merger, the Executive’s employment with the Company is terminated by the Company other than for Cause or by the Executive for Good Reason. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Kansas. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 8 hereof) shall survive such expiration.

15.               Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

16.               Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17.               Settlement of Disputes. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive’s claim has been denied.

18.               Section 409A. The intent of the parties is that payments and benefits under this Agreement be exempt from, or comply with, Section 409A, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in accordance therewith. Notwithstanding anything contained herein to the contrary, the Executive shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A until the Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A.  Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A, and any payments described in this Agreement that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six (6)-month period immediately following the Executive’s separation from service shall instead be paid on the first business day after the date that is six (6) months following the Executive’s separation from service (or, if earlier, death).  To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, amounts reimbursable to the Executive under this Agreement shall be paid to the Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided) during any one year may not effect amounts reimbursable or provided in any subsequent year.  The Company makes no representation that any or all of the payments described in this Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Executive shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

19.               Definitions. For purposes of this Agreement, the following terms have the meanings indicated below:

(a)                “280G Firm” means Frederic W. Cook, Inc.; provided, however, that if Frederic W. Cook, Inc. fails or refuses to perform the calculations required under Section 9, then the “280G Firm” will mean a nationally recognized certified public accounting firm or other professional organization that is a certified public accounting firm recognized as an expert in determinations and calculations for purposes of Section 280G of the Code that is selected by the Board, which firm shall not be a firm serving as accountant or auditor for the individual, entity, or group effecting the Change of Control.

(b)                “2020 Target Cash Bonus Opportunity” means the amount equal to the Executive’s target cash bonus opportunity for the 2020 calendar year.

(c)                “Affiliate” means (i) any corporation (other than a Subsidiary), partnership, joint venture or any entity in which the Company owns, directly or indirectly, at least a 10% beneficial ownership interest, and (ii) the Company’s parent company, if any.

(d)                “At-Risk Additional Bonus” has the meaning given in Section 7(c).

(e)                “At-Risk Retention Bonus Opportunity” means the amount equal to one (1) times the sum of Executive’s (i) Base Salary and (ii) 2020 Target Cash Bonus Opportunity.

(f)                 “Base Salary” means (i) for purposes of Section 6 and Section 7, the amount equal to the Executive’s annual base salary in effect on the Effective Date, and (ii) for purposes of Section 8, the amount equal to the highest annual base salary in effect for the Executive during the period that begins on the Effective Date and ends on the Date of Termination.

(g)                “Board” means the Board of Directors of the Company.

(h)                “Cause” for termination by the Company of the Executive’s employment means the Executive’s (i) willful misconduct or gross negligence which results in or is reasonably likely to result in material harm to the Company; (ii) conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iii) willful violation of Company policies which results in or is reasonably likely to result in material harm to the Company. For the purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in the best interests of the Company.

(i)                 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j)                 “Company” means Waddell & Reed Financial, Inc. and shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(k)                “Date of Termination” has the meaning set forth in Section 10(b) hereof.

(l)                 “Disability” means total and permanent disability as determined under the Company’s long-term disability program, whether or not the Executive is covered under such program. If no such program is in effect or the Executive is not a participant in such program, “Disability” shall mean a serious physical or mental impairment of the Executive that is expected to last for a period of at least 12 months and prevents the Executive from performing his regular duties for the Company, its Subsidiaries and Affiliates, as determined by the Board.

(m)               “Excise Tax” has the meaning set forth in Section 9 hereof.

(n)                “Executive” means the individual named in the first paragraph of this Agreement.

(o)                “Good Reason” for termination by the Executive of the Executive’s employment means the occurrence (without the Executive’s consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described below:

(i)                 a material diminution or material adverse alteration of the Executive’s base salary or annual incentive compensation opportunity, duties or responsibilities;

(ii)              the relocation of the Executive’s principal place of employment to a location more than fifty (50) miles from the Executive’s principal place of employment immediately prior to the Merger; or

(iii)            the failure of a successor to the assets or business of the Company to assume the obligations of the Company under this Agreement.

Good Reason shall only occur if (1) the Executive provides a Good Reason notice to the Company within thirty (30) calendar days of the Executive’s knowledge of the event giving rise to Good Reason, (2) any such reduction, change, or breach is not remedied or cured within fifteen (15) days of such notice and (3) the Executive actually terminates his or her employment from the Company, its Subsidiaries and its Affiliates within thirty (30) calendar days following the expiration of such cure period to the extent any such reduction, change, or breach is not cured

(p)                “Notice of Termination” has the meaning set forth in Section 10(a) hereof.

(q)                “Payments” has the meaning set forth in Section 9 hereof.

(r)                 “Prorated 2021 Target LTI Opportunity” means the amount equal to the product of (i) the Executive’s target long-term incentive opportunity for the 2021 calendar year, as determined by the Committee in its sole discretion on or before March 15, 2021, and (ii) the quotient obtained by dividing (A) the number of calendar days (not to exceed 365) that elapse during the period that begins January 1, 2021, and ends on (and includes) the Closing Date (or, if earlier, the date of the Executive’s Qualifying Termination), by (B) 365.

(s)                 “Qualifying Termination” means (i) for the period that begins on the Effective Date and ends on the date immediately preceding the Closing Date, the termination of the Executive’s employment during the Term due to the Executive’s death or Disability, and (ii) on and after the Closing Date, the termination of the Executive’s employment during the Term due to the Executive’s death, Disability, involuntary termination without Cause or resignation for Good Reason.

(t)                 “Release” has the meaning set forth in Section 8 hereof.

(u)                “Retention Payments” means the Fixed Retention Bonus and the At-Risk Retention Bonus.

(v)                “Severance Payment” has the meaning set forth in Section 8 hereof.

(w)               “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(x)                 “Term” means the period of time described in Section 2 hereof.

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

[EXECUTIVE]

{Signature Page to Change in Control Retention and Severance Agreement}

Exhibit A

Performance Conditions

The 75% portion of the “At-Risk Additional Bonus” that is earned (the “Funded Percentage”) shall be determined based on the Client Consent Percentage and the Company Advisor Percentage, as those terms are defined in the Merger Agreement, which are generally based on the level of assets under management (“AUM”) and assets under administration (“AUA”), respectively, that are delivered at closing under the Merger Agreement.

The amount by which the Client Consent Percentage exceeds the AUM Floor shall be divided by the difference between the AUM Ceiling and the AUM Floor and expressed as a percentage not to exceed 100% (“% of AUM Target”).

The amount by which the Company Advisor Percentage exceeds the AUA Floor shall be divided by the difference between the AUA Ceiling and the AUA Floor and expressed as a percentage not to exceed 100% (“% of AUA Target”).

The average of the % of AUM Target and the % of AUA Target shall equal the Funded Percentage.

Following is an example calculation of the Funded Percentage based on an estimated Client Consent Percentage and an estimated Company Advisor Percentage of 80%.

Performance Conditions – Example Calculation
“AUM Floor”	45.0%	“AUA Floor”	25.0%	Funded Percentage
“AUM Ceiling”	90.0%	“AUA Ceiling”	75.0%
Closing Condition	65.0%	Closing Condition	40.0%
Client Consent Percentage	80.0%	Company Advisor Percentage	80.0%
% of AUM Target	77.8%	% of AUA Target	100.0%	88.9%

{Exhibit A to Change of Control Retention and Severance Agreement}

Exhibit B

Additional Bonus Pool Funding Formula

The “bonus pool amount” that is used to calculate the At-Risk Additional Bonus shall be $5,000,000 with 75% of the bonus pool amount determined based on satisfaction of the performance thresholds set forth in Exhibit A, and the remaining 25% determined based on the Executive’s individual performance during the period that begins on the Effective Date and ends on the Closing Date (or the date of the Executive’s Qualifying Termination, if earlier), as jointly determined immediately prior to the Closing Date (or the date of the Executive’s Qualifying Termination, if earlier) by the Company’s and Buyer’s chief executive officers in their good faith discretion.

{Exhibit B to Change of Control Retention and Severance Agreement}